As filed with the Securities and Exchange Commission on July 30, 2001
                                                     Registration No.  333-38236


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        PRE-EFFECTIVE Amendment No. 2 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                       325410                 22-2369085
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employer
incorporation or organization)          Industrial           Identification No.)
                                    Classification Code
                                          Number)

               225 Belleville Avenue, Bloomfield, New Jersey 07003
                                  (973)748-8082
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                 Kuslima Shogen
                             Chief Executive Officer
                              Alfacell Corporation
               225 Belleville Avenue, Bloomfield, New Jersey 07003
                                  (973)748-8082
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:
                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                    250 Park Avenue, New York, New York 10177
                                 (212) 415-9200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
======================================= ====================
====================== ======================== ===============

                                                             Proposed Maximum
   Proposed Maximum         Amount of
Title of Each Class of Securities to    Amount to be         Offering Price per
   Aggregate                Registration
be Registered                           Registered           Share (1)
   Offering Price           Fee
--------------------------------------- --------------------
---------------------- ------------------------ ---------------

Common Stock $.001 par value per share       2,279,542           $0.995
     $2,268,144              $  567
--------------------------------------- --------------------
---------------------- ------------------------ ---------------

Common Stock $.001 par value per share       3,360,310(2)        $0.995
     $3,343,508              $  836
--------------------------------------- --------------------
---------------------- ------------------------ ---------------

Common Stock $.001 par value per share         208,870(3)        $0.995
     $  207,825              $   52
--------------------------------------- --------------------
---------------------- ------------------------ ---------------

        TOTAL                                5,848,722           $0.995
     $5,819,477              $1,455(4)
--------------------------------------- --------------------
---------------------- ------------------------ ---------------




(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale price for the common stock, $.001 par value per share, as reported by the OTC Bulletin Board on July 23, 2001.


(2) To be offered and sold by certain of the selling stockholders upon the exercise of outstanding warrants.

(3) To be offered and sold by certain of the selling stockholders upon the exercise of outstanding options.


(4)  The registrant previously paid $1,715.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
================================================================================


SUBJECT TO COMPLETION, DATED JULY 30, 2001
PROSPECTUS

                              ALFACELL CORPORATION
                                5,848,722 Shares
                                  Common Stock
                                 ---------------

     Our securityholders named on page 36 of this prospectus are offering an aggregate of 5,848,722 shares of our common stock.

     Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL." On July 27, 2001, the reported last sale price of our common stock on the OTC Bulletin Board was $0.99 per share.


     Investing in our common stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 4.

     Neither the Securities and Exchange Commission nor state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                      2001

                                TABLE OF CONTENTS

                                                                           Page

PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................9
USE OF PROCEEDS..............................................................10
PRICE RANGE OF COMMON STOCK..................................................10
DIVIDEND POLICY..............................................................10
SELECTED FINANCIAL DATA......................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS................................................................12
BUSINESS.....................................................................17
MANAGEMENT...................................................................27
SELLING SECURITYHOLDERS......................................................36
DESCRIPTION OF SECURITIES....................................................42
PLAN OF DISTRIBUTION.........................................................44
LEGAL MATTERS................................................................45
EXPERTS......................................................................45
AVAILABLE INFORMATION........................................................45
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

     This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, before making an investment decision.

Our Company


     We are a biopharmaceutical company primarily engaged in the discovery and development of new drugs for the treatment of cancer and other pathological conditions. These drugs are developed from particular frog enzymes which degrade ribonucleic acids, inhibit cell growth and induce cell death by interrupting protein synthesis.

     Our product candidate that is furthest along in the development process is ONCONASE(R), our trademarked name for ranpirnase, which is the active ingredient of the finished product. ONCONASE(R) is a novel enzyme isolated from the eggs of the leopard frog. Based on our preclinical and clinical testing, we believe that ONCONASE(R) and related compounds may be used to treat various solid tumors as a single agent, in combination with other anti-cancer agents, or in a variety of delivery systems.

     During the clinical trials, patients with advanced stages of solid tumors are treated with ONCONASE(R) on a weekly basis. Data from Phase II and Phase III clinical trials of ONCONASE(R) show that the most significant clinical results to date are observed in unresectable malignant mesothelioma, an inoperable cancer found in the lining of the lung and abdomen for which there is currently no standard drug approved by the Food and Drug Administration, commonly known as the FDA. We have also conducted pilot clinical trials in non-small cell lung cancer, metastatic breast cancer and renal cell cancer.

     Based upon the results of Phase I and II clinical trials of ONCONASE(R) as a treatment for malignant mesothelioma, we received permission from the FDA to commence a Phase III clinical trial for this indication. In June 1997, we initiated the Phase III clinical trial comparing ONCONASE(R) by itself to doxorubicin for this indication. Thereafter, we amended the clinical trial to add a comparison of ONCONASE(R) in combination with doxorubicin against doxorubicin alone. In April 1999, we completed the patient enrollment for the first part of the clinical trial. The first part of the clinical trial is on-going and the second part is still in the enrollment phase. Based on the preliminary results of the trial, in March 2000, we had a pre-New Drug Application, or NDA, meeting with the FDA to discuss these preliminary results and the scope and details of a proposed NDA filing. We continue to provide the FDA with data concerning the manufacturing and pharmacology of ONCONASE(R) . In order to file the NDA, we have to complete the Phase III clinical trial, as well as chemistry, manufacturing and controls (methods used to manufacture ONCONASE(R)), toxicology (studies evaluating therapeutic and toxic doses of ONCONASE(R) in animals) and pharmacology (detection of ONCONASE(R) in human blood and antibody formation) studies. If the Phase III preliminary data is confirmed by the continuing study, and other requirements for filing an NDA are satisfied, we intend to file an NDA. We cannot estimate if or when the NDA may be filed.

     Additionally, we intend to seek non-U.S. marketing approvals for ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) with the European Agency for the Evaluation of Medicinal Products, or EMEA. Currently, we are in discussions with a number of European regulatory agencies on the proposed registration requirements for the malignant mesothelioma indication. However, we cannot assure you that marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma will be granted.

     We intend to initiate trials of ONCONASE(R) in other solid tumor indications. Prior to July 1998 our strategy was to gain marketing approval for ONCONASE(R) in combination with tamoxifen as a treatment for pancreatic cancer. However, in July 1998, we discontinued two Phase III clinical trials testing this combination because it did not show a statistically significant survival benefit.


     Our research and development portfolio includes the following:

     o    Ranpirnase conjugates and fusion proteins,

     o    Proteasome inhibitors,

     o    Anti-viral applications of ONCONASE(R), and

     o    ONCONASE(R) variant-conjugates.

     Our corporate headquarters is located at 225 Belleville Avenue, Bloomfield, New Jersey 07003 and our telephone number is (973) 748-8082.

                             Summary Financial Data


     You should read the following financial data in conjunction with the sections entitled "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and notes included in this prospectus.



                                   Date of
                                  Inception                                 Year
Ended July 31,
                                 to July 31,
----------------------------------------------------------------------------
                                    2000            2000            1999
   1998             1997           1996
                                ------------    ------------    ------------
------------    ------------    ------------
Statement of Operations Data:
Total revenue, principally
investment income ..........    $  1,972,756    $     51,144    $    168,372
$    311,822    $    442,572    $    184,250
Costs and Expenses:
  Costs of sales ...........         336,495               0               0
          0               0               0
  Research and development .      35,968,357       1,879,728       2,401,945
  5,264,578       3,862,716       2,188,890
  General and administrative      20,159,648         644,588         920,686
  1,412,968       1,475,624         806,962
  Interest .................       2,940,689           4,980           2,377
     21,782         123,099         130,550
                                ------------    ------------    ------------
------------    ------------    ------------
  Total costs and expenses .      59,405,189       2,529,296       3,325,008
  6,699,328       5,461,439       3,126,402
State Tax Benefit ..........         755,854         755,854              --
         --              --              --

Net loss ...................     (56,676,579)     (1,722,298)     (3,156,636)
 (6,387,506)     (5,018,867)     (2,942,152)
                                ============    ============    ============
============    ============    ============
Net loss per common share:
  Basic and diluted ........                            (.10)           (.18)
       (.40)           (.34)           (.25)
Weighted average number of
common shares:
  Basic and diluted ........                      17,812,000      17,271,000
 15,926,000      14,597,000      11,969,000
Dividends ..................                               0               0
          0               0               0

                                    Nine Months Ended
                                        April 30,
                               ---------------------------
                                  2001            2000
                               -----------    ------------
Statement of Operations Data:          (unaudited)
Total revenue, principally
investment income ..........         8,219    $     39,206
Costs and Expenses:
  Costs and sales ..........             0               0
  Research and development .     1,404,552       1,767,128
  General and administrative       519,240         443,479
  Interest .................        46,901           2,600
                               -----------    ------------
  Total costs and expenses .     1,970,693       2,213,207
State Tax Benefit ..........       451,395         755,854
Net loss ...................    (1,511,079)     (1,418,147)
                               ===========    ============
Net loss per common share:
  Basic and diluted ........          (.08)           (.08)
Weighted average number of
common shares:
  Basic and diluted ........    18,802,114      17,603,454
Dividends ..................             0               0



   As of

----------------------------------------------------
                                                                  April 30, 2001
              July 31, 2000

----------------------------------------------------
                                                                  (unaudited)
               Balance Sheet Data:
               Total assets.............................             $543,969
                $488,099
               Cash and cash equivalents................              359,767
                 257,445
               Working Capital (deficit)................             (705,493)
                (303,646)
               Long-term liabilities....................               25,896
                  30,251
               Total stockholders' equity (deficiency) .             (585,891)
                (131,860)

                                  RISK FACTORS

     An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to purchase shares of our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks actually occur, our business and operating results could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

Risks Related to Our Company

     We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future. We do not have a current source of product revenue and may never be profitable.


     We are a development stage company and since our inception, our source of working capital has been public and private sales of our stock. We incurred a net loss of approximately $1,722,000 for the year ended July 31, 2000, and approximately $1,511,000 for the nine months ended April 30, 2001. In addition, we had working capital deficit of approximately $304,000 as of July 31, 2000 and approximately $705,000 as of April 30, 2001, and an accumulated deficit of approximately $58,188,000 as of April 30, 2001.

     We expect to continue to incur substantial operating losses in the future. Our profitability will depend on our ability to develop, obtain regulatory approvals for, and effectively market ONCONASE(R). The FDA has not, and may not, approve ONCONASE(R). We do not know if, or when, we will:

     o    complete our product development efforts,

     o    show that our products are safe and effective in clinical trials,

     o    submit an NDA for any of our product candidates,

     o    receive regulatory approval for any of our product candidates, or

     o sell sufficient approved products to generate enough revenue to enable us to earn a profit.

     We will seek to generate revenue through licensing, marketing and development arrangements prior to receiving revenue from the sale of our products, but we may not be able to successfully consummate any licensing, marketing or development arrangements.

     We, therefore, are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.


     We may not be able to utilize all of our net operating loss carryforwards.


     At July 31, 2000, we had federal net operating loss carryforwards of approximately $39,921,000 that expire from 2001 to 2020. We also had investment tax credit carryforwards of approximately $26,867 and research and experimentation tax credit carryforwards of approximately $818,000 that expire from 2001 to 2020. New Jersey has enacted legislature permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. In December 1999, we realized net proceeds of $755,854 from the sale of our allocated tax benefits and in December 2000, we realized net proceeds of an additional $451,000 from the sale of our allocated tax benefits. We will attempt to sell our remaining approximately $1,172,000 net operating loss carryforwards between July 1, 2001 and June 30, 2002, but there is no assurance we will be successful. Additionally, ultimate utilization/availability of the net operating losses and credits may be significantly curtailed if a significant change in ownership occurs.

     We need additional financing immediately to continue operations and this financing may not be available on acceptable terms, if it is available at all.


     We need financing immediately in order to continue operations, including completion of the Phase III trials and filing an NDA. As a result of our continuing losses and lack of capital, the report of our independent auditors on our July 31, 2000 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. Our financial statements at July 31, 2000 and April 30, 2001 do not include any adjustments that might result from the outcome of this uncertainty. If the results of the continuation of the Phase III trials do not indicate the efficacy and safety of ONCONASE(R) for malignant mesothelioma, our ability to raise additional capital will be adversely affected. Even if an NDA is filed, we will need additional financing to complete the approval process. We may not be successful in obtaining additional financing as funds are needed to continue operations.


     Our clinical trials could take longer to complete and cost more than we expect.


     We are currently continuing our Phase III clinical trial of ONCONASE(R) for the treatment of malignant mesothelioma. The rate of completion of our clinical trial depends upon many factors, including the rate of enrollment of patients for the second part of the Phase III trial. If we are unable to accrue sufficient additional patients in our trial during the appropriate period, we may need to delay the trial and will likely incur significant additional costs. In addition, the FDA or institutional review boards may require us to delay, restrict, or discontinue our clinical trial on various grounds.


     The cost of human clinical trials varies dramatically based on a number of factors, including:

     o    the order and timing of clinical indications pursued,

     o the extent of development and financial support from corporate collaborators,

     o    the number of patients required for enrollment,

     o the difficulty of obtaining clinical supplies of the product candidate, and

     o    the difficulty in obtaining sufficient patient populations.


     All statutes and regulations governing the conduct of clinical trials are subject to change by various regulatory agencies in the future, which could affect the cost and duration of our clinical trials. Any unanticipated costs or delays in our clinical studies would delay our ability to generate product revenues and to raise additional capital and could cause us to be unable to fund the completion of the studies.

     If the results of larger scale clinical trials do not show the same promising results as earlier trials, we will have to abandon the failed product candidate after the expenditure of significant additional funds.

     During the course of our research and development, we may find that products that initially appeared promising no longer appear promising in larger-scale Phase III clinical trials. Like many companies in the pharmaceutical and biotechnology industries, we have experienced negative results in clinical trials after experiencing promising results in earlier trials. For example, in July 1998, we discontinued two Phase III clinical trials testing ONCONASE(R) with tamoxifen as a treatment for pancreatic cancer due to the lack of a statistically significant survival benefit. If, in the future, we experience negative results in our current Phase III clinical trial we may have to curtail, redirect or eliminate our product development programs or spend additional monies to complete more studies.

     If we fail to obtain the necessary regulatory approvals, we will not be allowed to commercialize our drugs and will not generate product revenues.


     We are conducting Phase III clinical trials for ONCONASE(R) as a treatment for malignant mesothelioma and intend to file an NDA for this indication if the data so warrants. Obtaining FDA approval can take a substantial period of time and requires the expenditure of substantial resources for research and development and testing.

     Even if we receive regulatory approval, such approval may involve limitations on the indicated uses for which we may market our products. Further, later discovery of previously unknown problems could result in additional restrictions, including withdrawal of products.

     In foreign jurisdiction, we must receive marketing authorizations from the appropriate regulatory authorities before we can commercialize our drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above.


     If we fail to achieve regulatory approval or foreign marketing authorizations of our first product candidate we will not have a saleable product or produce revenues for quite some time, if at all, and may not be able to continue operations.

     Our product candidates may not be accepted by the market.

     Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance and we may not receive revenues from these products as anticipated. The degree of market acceptance will depend upon a number of factors, including:


     o    the receipt and timing of regulatory approvals,

     o the availability of reimbursement from insurance companies, HMOs and other third parties, and

     o the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of drug candidates, as well as their advantages over existing technologies and therapeutics.


     We may not be able to successfully market our products even if they perform successfully in clinical trials. Furthermore, physicians or the medical community in general may not accept and utilize any of our products.


     Our proprietary technology and patents may offer only limited protection against infringement and the development by our competitors of competitive products.

     We currently own eight U.S. patents, three European patents and one Japanese patent. We also have patent applications that are pending in the United States, Europe and Japan, and an undivided interest in two patent applications that are pending in the United States. The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. Therefore, our patents may not give us competitive advantages or afford us adequate protection from competing products. Furthermore, others may independently develop products that are similar to our products, and may design around the claims of our patents.

     Patent litigation and intellectual property litigation are expensive, and if we were to become involved in such litigation, we might not have the funds or other resources necessary to carry on the litigation in an effective manner.

     We are and will be dependent upon third parties for manufacturing, and will be dependent on third parties for marketing, our products. If these third parties do not devote sufficient time and resources to our products our revenues and profits may be adversely affected.

     We do not have the facilities or expertise to manufacture or market our products. We presently rely on third parties to perform certain of the manufacturing processes for the production of our products for use in clinical trials. We intend to rely on third parties to manufacture and market our products if they are approved for sale by the appropriate regulatory agencies and are commercialized. Third party manufacturers may not be able to meet our needs with respect to the timing, quantity or quality of our products or to supply products on acceptable terms. Moreover, third party manufacturers and marketing companies often must allocate their resources between various companies. It is likely that we will have only limited, if any, control over the amount and timing of the resources devoted by these third parties to our products. If third party manufacturers or marketers cannot, or do not, devote sufficient resources to our products, our sales of products could be adversely affected, resulting in lower than anticipated revenues or profits.

     We depend upon key personnel and may not be able to retain these employees or recruit qualified replacement or additional personnel, which would harm our business.

     Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical and management employees. There is intense competition for qualified personnel in the pharmaceutical field. Therefore the loss of key scientific, technical or management personnel, particularly Kuslima Shogen, our Chairman and Chief Executive Officer, would most likely delay our clinical trials, the commercialization of our products and the potential revenue from product sales. We carry key person life insurance on the life of Ms. Shogen with a face value of $1,000,000.

Risks Related to Our Industry

     Developments by competitors may render our products obsolete or non-competitive.

     Currently, there are no approved systemic treatments for malignant mesothelioma. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). Several companies, universities, research teams and scientists are developing products to treat the same medical conditions our products are intended to treat. These competitors include Eli Lilly and Sugen, which are developing agents for the malignant mesothelioma indication. Eli Lilly is conducting a Phase III trial of the combination of the multi-targeted antifolate (MTA) with cisplatin vs. cisplatin alone, and Sugen is conducting a Phase II trial of the VEGF antagonist. There is no comparable survival data available on the foregoing studies at this time.

     Most of our competitors are more experienced and have greater clinical, marketing and regulatory capabilities and managerial and financial resources than we do. Our competitors may develop products to treat the same medical conditions our products are intended to treat before we are able to complete the development of our competing product.

     Our business is very competitive and involves rapid changes in the technologies involved in developing new drugs. If others experience rapid technological development, our products may become obsolete before we are able to recover expenses incurred in developing our products. We will probably face new competitors as new technologies develop. Our success depends on our ability to remain competitive in the development of new drugs. We may not be able to compete successfully.

     We may be sued for product liability.


     The use of our products by humans during testing of those products or after regulatory approval entails a risk of adverse effects which could expose us to product liability claims. We maintain product liability insurance in the amount of $6,000,000 for claims arising from the use of our products in clinical trials prior to FDA approval. Additionally, we also maintain product liability insurance in Europe in the amount of DM20,000,000. This insurance covers specifically Germany and Italy, however, we intend to add additional European countries as the need arises. We may not be able maintain our existing insurance coverage or obtain coverage for the use of our products in the future. While we believe that we maintain adequate insurance coverage, our current insurance coverage and our financial resources may not be sufficient to pay any liability arising from a product liability claim. A product liability claim may have a material adverse effect on our business, financial condition or results of operations.


Risks Related to This Offering


     Our stock is thinly traded and you may not be able to sell our stock when you want to do so.

     Our common stock has been quoted on the OTC Bulletin Board since April 28, 1999, and is currently thinly traded. You may be unable to sell our common stock when you want to do so if the trading market continues to be limited.


     The price of our common stock has been, and may continue to be, volatile.

     The market price of our common stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. The market price of our common stock could be impacted by a variety of factors, including:

     o announcements of technological innovations or new commercial products by us or our competitors,

     o disclosure of the results of pre-clinical testing and clinical trials by us or our competitors,

     o    disclosure of the results of regulatory proceedings,

     o    changes in government regulation,

     o developments in the patents or other proprietary rights owned or licensed by us or our competitors,

     o public concern as to the safety and efficacy of products developed by us or others,

     o    litigation, and

     o    general market conditions in our industry.

     In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our common stock.

     Our charter documents and Delaware law may discourage a takeover of our company.


     We are currently authorized to issue 1,000,000 shares of preferred stock. Our Board of Directors is authorized, without any approval of the stockholders, to issue the preferred stock and determine the terms of the preferred stock. There are no shares of preferred stock currently outstanding. The authorized shares of preferred stock will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of our company more difficult. Under certain circumstances, our Board of Directors could create impediments to or frustrate persons seeking to effect a takeover or transfer in control of our company by causing shares of preferred stock to be issued to a stockholder who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and its stockholders, but in which unaffiliated stockholders may wish to participate. Furthermore, the existence of authorized shares of preferred stock might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of common stock, to acquire control of our company. Accordingly, the accomplishment of a tender offer may be more difficult. This may be beneficial to management in a hostile tender offer, but have an adverse impact on stockholders who may want to participate in the tender offer. Consequently, the Board of Directors, without further stockholder approval, could issue authorized shares of preferred stock with rights that could adversely affect the rights of the holders of our common stock to a stockholder which, when voted together with other securities held by members of the Board of Directors and the executive officers and their families, could prevent the majority stockholder vote required by our certificate of incorporation or Delaware General Corporation Law to effect certain matters.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical fact, regarding our financial position, potential, business strategy, plans and objectives for future operations are "forward looking statements." These statements are commonly identified by the use of such terms and phrases as "intends," "expects," "anticipates," "estimates," "seeks" and "believes." You should read carefully the description of our plans and objectives for future operations, assumptions underlying these plans and objectives and other forward-looking statements included in "Prospectus Summary," "Use of Proceeds," "Management's Discussion And Analysis" and "Business" in this prospectus, but should not place undue reliance on these statements of expectations about our future performance. These descriptions and statements are based on management's current expectations. Our actual results may differ significantly from the results discussed in these forward-looking statements as a result of certain factors, including those set forth in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS


     We will not receive any proceeds from the sale of our common stock in this offering. Some of the shares of common stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of options and warrants. We will receive estimated net proceeds of approximately $8,784,000 if all of the options and warrants offered under this prospectus are exercised. However, the options and warrants may not be exercised, in which event we would not receive any proceeds. We intend to use any proceeds received from the exercise of the options and warrants for general corporate purposes, including the funding of research and development activities. We expect to incur expenses of approximately $100,000 in connection with this offering.

                           PRICE RANGE OF COMMON STOCK

     Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL." At the close of business on April 27, 1999, we were delisted from The Nasdaq SmallCap Market for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of June 15, 2001, we had approximately 1,217 stockholders of record of our common stock.

     The following table sets forth the range of high and low sale prices of our common stock. The prices for the periods commencing April 28, 1999 were obtained from the OTC Bulletin Board and the prices for the periods prior to April 28, 1999 were obtained from Nasdaq. These prices are believed to be representative of inter-dealer quotations, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.




Common Stock Price

-------------------------------
                                                                          Low
          High
----------------------------------------------------------------
--------------    -------------
Year Ending July 31, 2001
     First Quarter...........................................
$0.75            $1.56
     Second Quarter..........................................
0.53             1.38
     Third Quarter...........................................
0.72             2.19
     Fourth Quarter (through July 27, 2001)..................
0.81             1.59


Year Ended July 31, 2000
     First Quarter...........................................
0.41             0.94
     Second Quarter..........................................
0.38             1.94
     Third Quarter...........................................
0.72             3.88
     Fourth Quarter..........................................
0.69             2.63

Year Ended July 31, 1999
     First Quarter...........................................
0.41             1.25
     Second Quarter..........................................
0.22             0.50
     Third Quarter...........................................
0.20             0.88
     Fourth Quarter..........................................
0.19             0.56

                                 DIVIDEND POLICY

     We have not paid dividends on our common stock since inception and we do not plan to pay dividends in the foreseeable future. If we realize any earnings, they will be retained to finance our growth.

                             SELECTED FINANCIAL DATA


     You should read the following selected financial data together with the financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The selected statement of operations data shown below for the years ended July 31, 2000, 1999 and 1998 and for the period from August 29, 1981 (Date of Inception) to July 31, 2000 and the balance sheet data as of July 31, 2000 and 1999 are derived from our audited financial statements included elsewhere in this prospectus, and have been audited by KPMG LLP, independent auditors. The selected statement of operations data shown below for the years ended July 31, 1998, 1997 and 1996 and the balance sheet data as of July 31, 1997 and 1996 are derived from our audited financial statements which were also audited by KPMG LLP, but are not included in this prospectus or incorporated by reference. The selected financial data as of and for the nine months ended April 30, 2001 and 2000 are unaudited and, in our opinion, contain all adjustments, consisting only of normal, recurring accruals, which are necessary for a fair statement of the results of those periods. Results for the nine months ended April 30, 2001 are not necessarily indicative of results that may be expected for the entire year.



                                    Date of
                                   Inception                       Year Ended
July 31,
                                  to July 31,
----------------------------------------------------------------------------
                                     2000           2000            1999
   1998            1997            1996
                                 ------------    ------------    ------------
------------    ------------    ------------
Statement of Operations Data:
Total revenue, principally
investment income ............   $  1,972,756    $     51,144    $    168,372
$    311,822    $    442,572    $    184,250
Costs and Expenses:
  Costs and sales ............        336,495               0               0
           0               0               0
  Research and development ...     35,968,357       1,879,728       2,401,945
   5,264,578       3,862,716       2,188,890
  General and administrative .     20,159,648         644,588         920,686
   1,412,968       1,475,624         806,962
  Interest ...................      2,940,689           4,980           2,377
      21,782         123,099         130,550
                                 ------------    ------------    ------------
------------    ------------    ------------
  Total costs and expenses ...     59,405,189       2,529,296       3,325,008
   6,699,328       5,461,439       3,126,402
State Tax Benefit ............        755,854         755,854              --
          --              --              --
Net loss .....................    (56,676,579)     (1,722,298)     (3,156,636)
  (6,387,506)     (5,018,867)     (2,942,152)
                                 ============    ============    ============
============    ============    ============
Net loss per common share:
  Basic and diluted ..........                           (.10)           (.18)
        (.40)           (.34)           (.25)
Weighted average number of
common shares:
  Basic and diluted ..........                     17,812,000      17,271,000
  15,926,000      14,597,000      11,969,000
Dividends ....................                              0               0
           0               0               0

                                       Nine Months Ended
                                           April 30,
                                 ----------------------------
                                    2001             2000
                                 ------------    ------------
Statement of Operations Data:
                    (unaudited)
Total revenue, principally
investment income ............   $      8,219    $     39,206
Costs and Expenses:
  Costs and sales ............              0               0
  Research and development ...      1,404,552       1,767,128
  General and administrative .        519,240         443,479
  Interest ...................         46,901           2,600
                                 ------------    ------------
  Total costs and expenses ...      1,970,693       2,213,207
State Tax Benefits ...........        451,395         755,854
Net loss .....................     (1,511,079)     (1,418,147)
                                 ============    ============
Net loss per common share:
  Basic and diluted ..........           (.08)           (.08)
Weighted average number of
common shares:
  Basic and diluted ..........     18,802,114      17,603,454
Dividends ....................              0               0

                                                          As of July 31,
              As of April 30,

----------------------------------------------------------------  --------------
                                2000           1999         1998         1997
     1996         2001
                             -----------    ----------   ----------   ----------
  ----------  --------------

               (unaudited)
Balance Sheet Data: ......
Total assets .............   $   488,099    $1,728,648   $5,516,678   $8,034,954
  $8,487,711   $ 543,969

Cash and cash equivalents
                                 257,445     1,383,133    5,099,453    7,542,289
   8,131,442     359,767
Working capital (deficit).      (303,646)      498,993    3,398,527    5,254,434
   7,868,857    (705,493)
Long-term liabilities ....        30,251             0        6,727       15,902
   1,398,760      25,896
Total stockholders' equity
(deficiency) .............      (131,860)      757,200    3,691,838    5,566,091
   6,650,266    (585,891)

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


General

     Since our inception, we have devoted the majority of our resources to the research and development of ONCONASE(R). After we obtained the results of our preliminary analysis of the Phase III clinical trial results for the use of ONCONASE(R) on advanced pancreatic cancer, we closed the pancreatic cancer trials and redirected our resources towards the completion of the ongoing Phase III clinical trial for its use on unresectable malignant mesothelioma. We have presented our preliminary results of the Phase III trial in patients with malignant mesothelioma to the FDA and have begun a series of meetings with the FDA to establish the requisite data and testing for approval, including:

     o    completion of Phase III clinical trial,

     o chemistry, manufacturing and controls (methods used to manufacture ONCONASE(R)),

     o toxicology (studies evaluating therapeutic and toxic doses of ONCONASE(R) in animals), and

     o pharmacology (detection of ONCONASE(R) in human blood and antibody formation).

We are also exploring various strategic alternatives for our business and our research and development operations.

     We are currently funding the research and development of our products from cash reserves resulting from the previous sales of our securities. The termination of the Phase III clinical trials for advanced pancreatic cancer had a significant detrimental impact on the price of our common stock and our ability to raise additional capital for future operations. We do not have, and may not be able to obtain, the financial resources required to pay for all the associated costs of the malignant mesothelioma program to file a Unites States registration for the marketing approval of ONCONASE(R) for this indication.

Results of Operations

     Nine month period ended April 30, 2001 and 2000

     Revenues

     We are a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. We are devoting substantially all of our present efforts to establishing a new business and developing new drug products. Our planned principal operations of marketing and/or licensing of new drugs have not commenced and, accordingly, we have not derived any significant revenue from these operations. We focus most of our productive and financial resources on the development of ONCONASE(R) and as such we have not had any sales in the nine months ended April 30, 2001 and 2000. Investment income for the nine months ended April 30, 2001 was $8,000 compared to $39,000 for the same period in the prior fiscal year, a decrease of $31,000. This decrease was due to lower balances of cash and cash equivalents.

     Research and Development

     Research and development expense for the nine months ended April 30, 2001 was $1,404,000 compared to $1,767,000 for the same period in the prior fiscal year, a decrease of $363,000 or 21%. This decrease was primarily due to a 57% decrease in expenses in preparation for a pre-NDA meeting with the FDA, a 38% decrease in costs in support of on-going Phase III clinical trials for ONCONASE(R) for malignant mesothelioma, primarily due to lower clinical costs related to Phase III clinical trials for malignant mesothelioma, and a 19% decrease in expenses associated with the new patent and trademark applications for ONCONASE(R). These decreases were offset by a 4% increase in personnel costs.

     General and Administrative

     General and administrative expense for the nine months ended April 30, 2001 was $519,000 compared to $443,000 for the same period last year, an increase of $76,000 or 17%. This increase was primarily due to a $27,000 increase in costs related to public activities, a 16% increase in personnel costs, and a 38% increase in non-cash expenses relating to stock options issued for consulting services.

     Interest

     Interest expense for the nine months ended April 30, 2001 was $47,000 compared to $3,000 for the same period last year, an increase of $44,000. The increase was due to the interest expense on the convertible note and its attached warrants, by both related and unrelated parties. The interest expense was based on the value of the warrants using the Black-Scholes pricing model, amortized on a straight-line basis over the ninety day life of the note.

     Income Taxes

     New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2001 (July 1, 2000 to June 30, 2001), we have $1,774,000 total available tax benefits of which $602,000 was allocated to be sold between July 1, 2000 and June 30, 2001. In December 2000, we received $451,000 from the sale of an aggregate $602,000 tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2000. In the year ended July 31, 2000 we sold tax benefits for $756,000. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,172,000 between July 1, 2001 and June 30, 2002, subject to all existing laws of the State of New Jersey. However, we may not be able to find a buyer for our tax benefits at all, or for an acceptable price, or be able to assure that such funds will be available in a timely fashion.

     Net Loss

     We have incurred net losses during each year since our inception. The net loss for the nine months ended April 30, 2001 was $1,511,000 as compared to $1,418,000 for the same period last year, an increase of $93,000 or 7%. The cumulative loss from the date of inception, August 24, 1981 to April 30, 2001 amounted to $58,188,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

     Fiscal Years Ended July 31, 2000, 1999 and 1998

     Revenues

     We had no sales in fiscal 2000, 1999 and 1998. Investment income for fiscal 2000 was $51,000 compared to $168,000 for fiscal 1999, a decrease of $117,000. This decrease was due to lower balances of cash and cash equivalents. Investment income for fiscal 1999 was $168,000 compared to $312,000 for fiscal 1998, a decrease of $144,000. This decrease was due to lower balances of cash and cash equivalents.

     Research and Development

     Research and development expense for fiscal 2000 was $1,880,000 compared to $2,402,000 for fiscal 1999, a decrease of $522,000 or 22%. This decrease was primarily due to an 80% decrease in costs in support of ongoing clinical trials, primarily due to lower clinical costs related to the Phase III clinical trials for malignant mesothelioma and pancreatic cancer, an 82% decrease in costs related to the preclinical research studies of ONCONASE(R), primarily due to Cooperative Research and Development Agreement, referred to as CRADA, extensions with no additional cost, and a 44% decrease in costs related to the manufacture of clinical supplies of ONCONASE(R), primarily due to the lack of need to purchase the raw materials and manufacture of clinical supplies for ONCONASE(R). These decreases were offset by an increase in expenses in preparation of an NDA filing for ONCONASE(R) and an 82% increase in expenses associated with the new patent and trademark applications for ONCONASE(R).

     Research and development expense for fiscal 1999 was $2,402,000 compared to $5,265,000 for fiscal 1998, a decrease of $2,863,000 or 54%. This decrease was primarily due to a 96% decrease in costs related to the manufacture of clinical supplies of ONCONASE(R), a 47% decrease in costs in support of ongoing clinical trials, an 82% decrease in expenses for preparation of an NDA for ONCONASE(R) and a 4% decrease in personnel costs. These decreases were primarily due to the completion of the patient enrollment of the first part of the Phase III clinical trial for malignant mesothelioma in April 1999 and the closing of the Phase III clinical trials for pancreatic cancer in July 1998.

     General and Administrative

     General and administrative expense for fiscal 2000 was $645,000 compared to $921,000 for fiscal 1999, a decrease of $276,000, or 29%. This decrease was primarily due to a 45% reduction in administrative personnel costs, primarily due to the resignation of our chief financial officer, a 46% decrease in consulting fees and a 55% decrease in public relations expenses, offset by an $20,000 increase in legal fees.

     General and administrative expense for fiscal 1999 was $921,000 compared to $1,413,000 for fiscal 1998, a decrease of $492,000, or 35%. This decrease was primarily due to a 94% decrease in legal costs, a 25% reduction in administrative personnel costs and a 56% decrease in public relations expenses, offset by an $84,000 increase in consulting fees.

     Interest

     Interest expense for fiscal 2000 was $5,000 compared to $2,000 in fiscal 1999, an increase of $3,000. The increase was primarily due to the financing of office equipment during the fiscal year ended July 31, 2000.

     Interest expense for fiscal 1999 was $2,000 compared to $22,000 in fiscal 1998, a decrease of $20,000, or 91%. The decrease was primarily due to our payment of the entire principal amount of our $1.4 million term loan agreement with our bank during the fiscal year ended July 31, 1998.

         Net Loss

     We have incurred net losses during each year since our inception. The net loss for fiscal 2000 was $1,722,000 as compared to $3,157,000 in fiscal 1999 and $6,388,000 in fiscal 1998. The cumulative loss from the date of inception, August 24, 1981, to July 31, 2000 amounted to $56,677,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

Liquidity and Capital Resources

     We have financed our operations since inception primarily through equity and debt financing, research product sales and interest income. During the nine months ended April 30, 2001, we had a net decrease in cash and cash equivalents of $103,000, which resulted primarily from net cash provided by financing activities of $1,148,000, primarily from the private placement of common stock and warrants, proceeds from the issuance of convertible notes and proceeds from the exercise of stock options, offset by net cash used in operating activities of $1,045,000. Total cash resources as of April 30, 2001 were $360,000 compared to $257,000 at July 31, 2000.

     Our current liabilities as of April 30, 2001 were $1,104,000, compared to $590,000 at July 31, 2000, an increase of $514,000. The increase was primarily due to the issuance of short-term convertible notes payable to both related and unrelated parties and due to an increase in accounts payable.

     To date, a significant portion of our financing has been through private placements of common stock and warrants, the issuance of common stock or the exercise of stock options and warrants and for services rendered, debt financing and financing provided by our Chief Executive Officer.

     The following transactions have occurred after April 2001. In July 2001, we completed a private placement resulting in the issuance of 252,223 shares of restricted common stock and 252,223 five-year warrants to purchase an aggregate 252,223 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $227,000 from such private placement.

     Also in July 2001, convertible notes that had been issued to certain related parties in April 2001 were converted into common stock at the conversion price of $0.90 per share, resulting in an issuance of an aggregate 330,000 shares of common stock. Our outstanding convertible note payables were reduced by $297,000. Our outstanding convertible note payables were reduced by $297,000. The remainder of the notes, which are held by unrelated parties, remain outstanding. In addition, upon conversion, they received three-year warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share that will expire on July 7, 2004.

     Additionally, we, in the past, have raised capital through the sale of our tax benefits. Until our operations generate significant revenues, we will continue to fund operations from cash on hand and through the sources of capital previously described. After taking into account proceeds from the financing that occurred in July, we believe that our cash and cash equivalents will be sufficient to meet our anticipated cash needs through September 30, 2001. The report of our independent auditors on our July 31, 2000 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements at July 31, 2000 and April 30, 2001 do not include any adjustments that might result from the outcome of this uncertainty.

     Our continued operations will depend on our ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R) and our ability to realize the full potential of our technology and our drug candidates. Such additional funds may not become available as we need them or on acceptable terms.

     We had a pre-NDA meeting with the FDA to discuss the preliminary results of the Phase III clinical trial in patients with malignant mesothelioma and the scope and detail of the proposed NDA filing. We have begun a series of meetings with the FDA to establish mutually agreed upon parameters necessary for the submission of the NDA. If the preliminary results of the Phase III trial are confirmed by the ongoing study and we complete all the other requirements such as chemistry, manufacturing and controls (methods used to manufacture ONCONASE(R)) toxicology (studies evaluating therapeutic and toxic doses of ONCONASE(R) in animals) and pharmacology (detection of ONCONASE(R) in human blood and antibody formation) studies, we intend to file an NDA. We cannot estimate when the NDA may be filed. We may never file an NDA. If an NDA is filed, marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma may not be granted by the FDA.

     We will continue to incur costs in conjunction with our U.S. and foreign registrations for marketing approval of ONCONASE(R). We are currently in discussion with several potential strategic alliance partners, including major international biopharmaceutical companies, to further the development and marketing of ONCONASE(R) and other potential new products. Such alliances may not materialize. We intend to seek marketing approval for ONCONASE(R) for the treatment of malignant mesothelioma in foreign territories. In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) with the European Agency for the Evaluation of Medicinal Product, or EMEA. Currently, we are in discussion with a number of European regulatory agencies on the proposed registration requirements of ONCONASE(R)for malignant mesothelioma. Simultaneously, we are in the process of expanding our clinical program in Germany and Italy.

     The Nasdaq SmallCap Market delisted our common stock effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, our common stock trades on the OTC Bulletin Board under the symbol "ACEL."

     The market price of our common stock is volatile, and the price of the stock could be dramatically affected depending on numerous factors. The market price of our common stock could also be materially affected by the grant or decline of marketing approval for ONCONASE(R).

Changes In Accountants

     On December 1, 1993, some of the shareholders of Armus Harrison & Co. terminated their association with Armus Harrison, and Armus Harrison ceased performing accounting and auditing services, except for limited accounting services to be performed on our behalf. In June 1996, Armus Harrison dissolved and ceased all operations. The report of KPMG LLP with respect to our financial statements from inception to July 31, 2000 is based on the report of Armus Harrison for the period from inception to July 31, 1992, although Armus Harrison has not consented to the use of its report in the registration statement of which this prospectus is a part and will not be available to perform any subsequent review procedures with respect to its report. Accordingly, investors will be barred from asserting claims against Armus Harrison under Section 11 of the Securities Act on the basis of the use of its report in any of our registration statements into which the report is used directly on as the basis for a report used in any registration statement of ours. In addition, if anyone seeks to assert a claim against Armus Harrison for false or misleading financial statements and disclosures in documents previously filed by us, the claim will be adversely affected and possibly barred. Furthermore, due to the lack of a consent from Armus Harrison to the use of its audit report in the registration statement of which this prospectus is a part, our officers and directors will be unable to rely on the authority of Armus Harrison as experts in auditing and accounting if any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading Financial Statements and disclosures attributable to Armus Harrison. The discussion regarding certain effects of the Armus Harrison termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the Armus Harrison termination on a potential investment in our common stock or otherwise.

                                    BUSINESS

Overview


     We are a biopharmaceutical company, organized in 1981, primarily engaged in the discovery and development of new drugs for the treatment of cancer and other pathological conditions. In 1987, we completed the molecular characterization (which is the determination of the molecular structure and other physical and chemical characteristics) of a specific protein, which we named P-30 Protein. In October 1998, the United States Adapted Names Council adapted the name ranpirnase as the United States adaptive name for P-30 Protein, which we have trademarked as ONCONASE(R).

     ONCONASE(R) has been isolated from the eggs of the leopard frog. ONCONASE(R) is a novel ribonuclease that is unique among the superfamily of pancreatic ribonuclease. Ribonucleases are enzymes that break certain bonds of ribonucleic acids. Ribonucleases serve several important biological functions in nature, including regulation of angiogenesis, which is the formation of new blood vessels, anti-viral and anti-parasitic defenses, inter-strain competition in bacteria, and restrictive pollination in plants. In addition to taking advantage of the natural biological functions of ribonucleases, frog ribonucleases may be more therapeutically effective in humans than human or mammalian ribonucleases as they do not appear to be adversely affected by inhibitors found in a mammal's ribonuclease. Therefore, the development of amphibian ribonucleases into therapeutics may result in a new class of compounds for the treatment of diseases such as cancer and AIDS.

     Based on our preclinical and clinical testing, we believe that ONCONASE(R) and related compounds may have utility:

     o    as a single agent,

     o    in combination with other anti-cancer agents,

     o as the active ingredient, or payload, in a targeted conjugate, which is a new compound resulting from chemically joining two different molecules with targeted specificity, and

     o    in a delivery system, such as standard or "stealth" liposomes.

     During the clinical trials, patients with advanced stages of solid tumors are treated with ONCONASE(R) on a weekly basis. Data from Phase II and Phase III clinical trials of ONCONASE(R) show that the most significant clinical results to date have been observed in unresectable malignant mesothelioma, an inoperable cancer found in the lining of the lung and abdomen. We have also conducted pilot clinical trials in non-small cell lung cancer, metastatic breast cancer and renal cell cancer.


     Side effects associated with ONCONASE(R), as observed in over 650 patients treated to date, have been modest, primarily affect the kidneys and are reversible upon the reduction of dose or temporary or permanent discontinuation of treatment. Patients treated with ONCONASE(R) have shown little evidence of bone marrow suppression, hair loss or other severe organ toxicities frequently observed after treatment with most other chemotherapeutic drugs. This safety profile may result from the fact that ranpirnase is structurally similar to several human ribonucleases.


     In June 1997, we initiated a Phase III clinical trial comparing the safety and efficacy of ONCONASE(R) by itself to doxorubicin in patients with unresectable malignant mesothelioma. Doxorubicin is considered by opinion leaders to be the most active drug against malignant mesothelioma. Unresectable malignant mesothelioma is often linked to asbestos exposure and afflicts approximately 2,500 to 3,500 newly diagnosed patients in the United States each year. This disease is found in the lining of the lungs and the abdomen. Epidemiologists have predicted that over the next 35 years over 250,000 people will die from malignant mesothelioma in Europe alone. There is currently no standard FDA-approved drug for this disease.

     Thereafter, we amended the clinical trial to allow for the comparison of the combination of ONCONASE(R) and doxorubicin versus doxorubicin by itself. In April 1999, we completed the patient enrollment for the first part of the clinical trial. The second part of the trial is still in the enrollment phase. Based on the preliminary results of the trial, in March 2000, we had a pre-NDA meeting with the FDA to discuss these preliminary results and the scope and details of a proposed NDA filing. Following that meeting, we initiated a series of meetings with the FDA to establish mutually agreed parameters necessary for the submission of the NDA. In order to file the NDA, we have to complete the Phase III clinical trial, as well as, chemistry, manufacturing and controls (methods used to manufacture, ONCONASE (R)), toxicology (studies evaluating therapeutic and toxic doses of ONCONASE (R) in animals) and pharmacology (detection of ONCONASE (R) in human blood and antibody formation) studies. If the Phase III preliminary data is confirmed by the continuing study, and other requirements for filing an NDA are satisfied, we intend to file an NDA. We cannot estimate if or when we will file the NDA. If we file an NDA, marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma may not be granted by the FDA.

     Additionally, we intend to seek, but may not be able to obtain, non-U.S. marketing approvals for ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) with the European Agency for the Evaluation of Medicinal Products, or EMEA. Currently, we are in discussions with a number of European regulatory agencies on the proposed registration requirements for the malignant mesothelioma indication. However, we cannot assure you that marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma will be granted.

     We intend to initiate trials of ONCONASE(R) in other solid tumor indications. Prior to July 1998 our strategy was to gain marketing approval for ONCONASE(R) in combination with tamoxifen as a treatment for pancreatic cancer. However, in July 1998, we discontinued two Phase III clinical trials testing ONCONASE(R) in combination with tamoxifen in pancreatic cancer. This drug combination did not demonstrate a statistically significant survival benefit in this indication.

     We have established two major scientific collaborations with the National Institutes of Health:

     o in 1989, a collaboration with the National Institute of Neurological Disorders and Stroke, and
     o    in 1992, a collaboration with the National Cancer Institute.

This research primarily focuses on ONCONASE(R) mechanism of action studies, in vivo synergisms of ONCONASE(R) with other anti-cancer agents and other routes of administration. In vivo studies are performed on living animals.

     Through laboratory experiments, we have produced a modified cloned, or recombinant, version of ranpirnase. This recombinant version can be attached to other molecules, which has resulted in a potential new product line, ranpirnase conjugates. In addition, through a collaboration, the National Cancer Institute has produced a conjugate of ranpirnase with a monoclonal antibody that has demonstrated preclinical activity in non-Hodgkin's lymphoma. Pre-clinical studies at the National Cancer Institute are ongoing in preparation for commencing clinical trials for the treatment of non-Hodgkin's lymphoma with this new conjugate, or chemical construct.

     We believe that ranpirnase may also be used in the development of an anti-viral agent. The National Institutes of Health has performed an independent in vitro screen of ONCONASE(R) against the HIV virus type 1. In vitro studies are those performed in artificial laboratory vessels. The results showed ONCONASE(R) to inhibit replication of HIV by up to 99.9% after a four-day incubation period at concentrations not toxic to uninfected cells. In addition, in vitro findings by the National Institutes of Health revealed that ONCONASE(R) significantly inhibited production of HIV in several persistently infected human cell lines, preferentially breaking down viral RNA and cellular transfer RNA while not affecting normal cellular ribosomal RNA and messenger RNAs. In addition, the National Institutes of Health - Division of AIDS found ONCONASE(R) has in vitro anti-viral activity. Subject to the availability of the required capital, we plan to conduct further research concerning anti-viral activity. We cannot assure you that these results can be duplicated in humans.

     Other Products

     We have also discovered another series of biologically active proteins. These proteins appear to be involved in the regulation of both early embryonic and malignant cell growth. However, it will require significant additional research and funding to develop these proteins into therapeutics. At this time, we are unable to fund such research and we do not know if we will be able to raise sufficient capital in the future.

ONCONASE(R) (Ranpirnase) Profile

     Originally, we developed a biological extract from early stage leopard frog embryos and eggs which demonstrated potent anti-tumor activity. In 1987, we completed the molecular identification of a specific protein, P-30 Protein. In October 1998, the United States Adopted Names Council adopted ranpirnase as the United States adopted name for our P-30 protein, which we have trademarked as ONCONASE(R), intended for use in the treatment of solid tumors. Based upon the complete amino acid sequence analysis ranpirnase's novel structure was established. We have also determined that, thus far, ranpirnase is the smallest known protein belonging to the superfamily of pancreatic ribonuclease.

Preclinical Research

     In Vitro Anti-Cancer Activity

     ONCONASE(R) has demonstrated a broad spectrum of anti-tumor activity in vitro. The National Cancer Institute Cancer Screen has determined that ONCONASE(R) kills cancer cells, therefore, ONCONASE(R) was judged to be an active drug. Scientists at Harvard Medical School demonstrated that ONCONASE(R) chemically interferes with the blood supply to tumors, a process which is called anti-angiogenic activity.

     In vitro, ONCONASE(R), in combination with other drugs shown below, has been shown to have a synergistic effect, which means that the effect of ONCONASE(R) with certain drugs acting together is greater than the effect of them acting alone and greater than the sum of their effects, on certain cancers as shown by the following chart:

     Drug Combination                            Cancer

     ONCONASE(R)+ Tamoxifen                      Prostatic, Ovarian, Renal Cell
Carcinoma

     ONCONASE(R)+ Phenothiazine                  Non-Small Cell Lung Carcinoma

     ONCONASE(R)+ Lovastatin                     Non-Small Cell Lung Carcinoma,
Ovarian

     ONCONASE(R)+ Cisplatin                      Ovarian

     ONCONASE(R)+ All-trans-retionoic acid       Glioma

     ONCONASE(R)+ Vincristine                    Colorectal, Breast

     ONCONASE(R)+ Doxorubicin                    Colorectal, Resistant Breast

     ONCONASE(R)+ Taxol                          Resistant Breast

     In Vivo Anti-Cancer Activity


     There is in vivo data which indicates that the use of ONCONASE(R) with the following drugs is synergistic:

     o    vincristine,

     o    doxorubicin, and

     o    tamoxifen.

     These synergisms suggest a potential for the therapeutic utility of ONCONASE(R) in patients with chemotherapy-resistant tumors. The National Cancer Institute reported the ability of ONCONASE(R) to overcome multiple drug resistance (referring to a drug that no longer kills cancer cells) both in vitro and in vivo. Previously, ONCONASE(R) demonstrated that it could overcome other forms of drug resistance.

     ONCONASE(R) as a Radiosensitizing and Anti-Angiogenic Agent

     Collaborative research at the University of Medicine and Dentistry of New Jersey at Camden and the University of Pennsylvania Medical Center, Department of Radiation Oncology, revealed the radiosensitizing, for example, an increasing sensitivity to ionizing radiation, and co-antiangiogenic (the ability to interfere with blood supply and vessel formation in tumors) effects of ONCONASE(R). This research also indicated that systemically administered ONCONASE(R) resulted in diminution of tumor fluid interstitial pressure. We presented the results of these studies at scientific meetings and have had the results published in peer reviewed journals.

Clinical Development and Clinical Trials

     ONCONASE(R) has been tested in Phase I-III clinical trials in approximately 35 cancer centers across the United States, including major centers such as Columbia-Presbyterian, University of Chicago, M.D. Anderson and Cedars-Sinai Cancer Centers. Due to limited capital, we have been very selective in our product development strategy, which is focused on the use of ONCONASE(R) alone or in combination with drugs which have shown evidence of preclinical and clinical efficacy on tumor types for which:

     o    median survivals are typically less than a year, and

     o    there are few or no approved treatments.

     ONCONASE(R) has been tested as a single agent in patients with a variety of solid tumors and in combination with tamoxifen in patients with prostate cancer, advanced pancreatic cancer and renal cell carcinoma. We initially focused our development efforts on clinical trials in pancreatic cancer. However, due to the lack of a demonstrated statistically significant survival benefit, in July 1998 we discontinued two Phase III clinical trials testing ONCONASE(R) in combination with tamoxifen in pancreatic cancer.

     ONCONASE(R) as a single agent is currently in a Phase III clinical trial, initiated in June 1997, for unresectable malignant mesothelioma, comparing ONCONASE(R) to doxorubicin. The trial is a randomized, controlled study. We later amended the trial to add a comparison of ONCONASE(R) in combination with doxorubicin. We completed patient enrollment for the first part of the trial in April 1999. The second part of the trial is currently in the patient enrollment phase. No standard FDA-approved therapy exists to treat this deadly cancer, and most advanced, unresectable malignant mesothelioma patients die of this progressive disease within six to 12 months of diagnosis. We are in the process of analyzing the Phase III data from the first part of this clinical trial and have presented the preliminary results to the FDA. We have had a series of meetings with the agency to establish mutually agreed upon parameters for the NDA to obtain marketing approal for ONCONASE(R). In February 2001, we received an Orphan Medicinal Product

Designation for ONCONASE(R) with the EMEA. We are currently in discussions with a number of European regulatory agencies on the proposed registration requirements of ONCONASE(R) for malignant mesothelioma. There can be no assurances that marketing approval of ONCONASE(R) for the treatment of unresectable malignant mesothelioma will be granted by the FDA or foreign regulatory agencies.

     ONCONASE(R) has demonstrated to be synergistic with tamoxifen in inhibiting tumor cell growth in prostate and renal cell cancers in in vitro tests. We completed Phase I/II clinical studies testing ONCONASE(R) in combination with tamoxifen in prostate cancer and renal cell carcinoma. Reported toxicities in Phase I/II clinical trials were primarily renal, dose-related and reversible. There has been little evidence of bone marrow suppression, hair loss or other severe toxicities frequently observed after treatment with most other chemotherapeutic drugs. We intend to proceed with prostate and renal cell cancer research in the future either on our own or in collaboration with others; however, at this time we are not certain if this research will involve ONCONASE(R) or another drug, nor can we assure you that we will have the financings for such research.

     We completed a Phase I/II clinical trial testing ONCONASE(R) in combination with 13-cis-retinoic acid and alpha-interferon in metastatic renal cell carcinoma. A metastatic renal cell carcinoma is a cancer of, and which originated in, the kidney and spread to the other parts of the body. The Phase I results have led to the modification of the trial design. The new study has not yet been initiated.


     A collaboration with the National Cancer Institute has produced a conjugate of ranpirnase with a monoclonal antibody which has been deemed active in vivo for non-Hodgkin's lymphoma. The conjugate is currently being evaluated by the National Cancer Institute for clinical trials.


Research and Development Programs

     Research and development expenses for the fiscal years ended July 31, 2000, 1999, and 1998 were $1,880,000, $2,402,000, and $5,265,000, respectively.
Research and development expenses for the nine months ended April 30, 2001 were $1,404,000. Our research and development programs focus primarily on the development of therapeutics from amphibian ribonucleases. Ribonucleases are enzymes which have been shown to be involved in the regulation of cell proliferation, maturation, differentiation and programmed cell death known as apoptosis. Therefore, ribonucleases may be ideal candidates for the development of therapeutics for the treatment of cancer and other life-threatening diseases, including HIV infection, that require anti-proliferative and pro-apoptotic properties.

     Our research and development programs relate to the development of drugs to treat the following cancers and other diseases:

     o    unresectable malignant mesothelioma,

     o    renal cell carcinoma,

     o    other cancers (epithelial malignancies),

     o    non-Hodgkin's lymphoma,

     o    primary brain tumors,

     o    viral diseases,

     o    anti-inflammatory diseases, and

     o    other pathological conditions such as organ transplantation.


We are pursuing some of these programs independently, while others are being undertaken in collaboration with the National Institutes of Health, or other institutions such as the University of Pennsylvania.

     Ranpirnase Conjugates and Fusion Proteins


     In addition to using it in its native form, we are conjugating, or chemically linking, ranpirnase with targeting molecules, resulting in various conjugates, to ensure its delivery to specific tissue targets. Several conjugates are being developed by the National Institutes of Health in collaboration with our scientists and have demonstrated significant anti-tumor activity, reflecting significant prolongation of survival of treated animals as compared to untreated animals. In addition, we are synthesizing several genes of ranpirnase, its variants and other amphibian ribonucleases using recombinant technologies. We intend to use these genes to develop novel therapeutics that selectively target specific tumors. Production of these engineered genes and products may also lead to their use in gene therapy and other therapeutic applications in cancer and other pathological conditions.

     We, in collaboration with the National Cancer Institute, are developing a ranpirnase conjugate for the treatment of patients with non-Hodgkin's lymphoma. This potential product is in preclinical testing at the National Cancer Institute; however, we cannot ascertain when the clinical trials will commence.

     Proteasome Inhibitors

     Cyclins and cyclin-dependent kinases are two major groups of protein regulators of the cell cycle progression. This means that each dividing cell, such as a tumor (malignant) cell, undergoes cyclical metabolic and morphological (structural) changes which are defined as the cell cycle. Cancer can be defined as the uncontrolled growth and proliferation of cells often associated with a de-regulated pattern of cell growth maturation and division. In vitro studies of ONCONASE(R) have shown its ability to interrupt cell cycle progression. Given that ONCONASE(R) and proteasome inhibitors both have been shown in vitro to modulate fundamental mechanisms governing tumor cell growth, proliferation and death, we are testing ONCONASE(R) and proteasome inhibitors in combination and have discovered synergistic anti-tumor effects. We believe that a new class of anti-cancer compounds can be developed combining ranpirnase and its variants with proteasome inhibitors.

     HIV Infection

     The drugs currently approved in the United States for the treatment of the HIV infection consist primarily of reverse transcriptase inhibitors and protease inhibitors. There is an extremely high rate of resistance developing to several currently available anti-viral drugs, primarily due to the exponentially increasing rate of mutations of HIV that occur during infection, and patient non-compliance (when patients do not take drugs as prescribed).

     Experimental data shows that anti-HIV effects of ONCONASE(R) are quite selective, independent of the HIV envelope and therefore likely to inhibit replication of the different HIV-1 subtypes. In vitro studies have been performed by independent scientific collaborators, including the National Institutes of Health - Division of AIDS. Ranpirnase is an enzyme highly specialized in the breakdown of RNA molecules and might be an effective anti-HIV agent, irrespective of viral mutations that render other antiviral agents ineffective. We retain all commercial rights to compounds resulting from these studies. However, we do not currently possess the funds necessary to conduct further research for this indication.

     Ranpirnase Variant Conjugates

     We have developed a variant of ranpirnase and conjugated it to a variety of clinically important proteins and peptides. These conjugates are designed to specifically target relevant molecular structures in the body. These conjugates may have therapeutic applications in the treatment of anti-inflammatory diseases, such as arthritis and other autoimmune diseases. However, these products may never be successfully developed.

Raw Materials


     The major active ingredient derived from leopard frog eggs is the protein ranpirnase. Although we currently acquire our natural source material from a single supplier, we believe that it is abundantly available from other sources. We have sufficient egg inventory on hand to produce enough ONCONASE(R) to complete the current Phase III clinical trial for malignant mesothelioma and supply ONCONASE(R) for up to two years after commercialization. In addition, we have successfully completed the cloning of the gene of natural protein ranpirnase. The use of recombinant technology may not be more cost effective than the natural source.

Manufacturing

     We have signed an agreement with Scientific Protein Laboratories, a subsidiary of a division of American Home Products Corp., which will perform the intermediary manufacturing process of purifying ranpirnase. Scientific Protein Laboratories sends the intermediate product to a contract filler for the final manufacturing step and vial filling. Other than these arrangements, we do not have specific arrangements for the manufacture of our product. Products manufactured for use in Phase III clinical trials and for commercial sale must be manufactured in compliance with Current Good Manufacturing Practices. Both Scientific Protein Laboratories, and the contract filler to whom the intermediate product is sent, manufacture in accordance with Current Good Manufacturing Practices. For the foreseeable future, we intend to rely on these manufacturers, or substitute manufacturers, if necessary, to manufacture our product. We might never be able to find substitute manufacturers, if necessary. We are dependent upon our contract manufacturers to comply with Current Good Manufacturing Practices and to meet our production requirements. It is possible that our contract manufacturers may not comply with Current Good Manufacturing Practices or timely deliver sufficient quantities of our products.

Marketing

     Neither our company nor any of our officers or employees has pharmaceutical marketing experience. If we were to market our products ourselves, we would need significant additional expenditures and management resources to develop an internal sales force. We cannot assure you that if we were to market our product ourselves we would successfully penetrate the markets for any products developed or that we would be able to develop internal marketing capabilities at all. We intend, in some instances, to enter into development and marketing agreements with third parties. We expect that under such arrangements we would act as a co-marketing partner or would grant exclusive marketing rights to our corporate partners in return for possibly assuming further research and development cost, up-front fees, milestone payments and royalties on sales. Under these agreements, our marketing partner may have the responsibility for a significant portion of development of the product and regulatory approval. In the event that our marketing partner fails to develop a marketable product or fails to market a product successfully, our business may be adversely affected.


Government Regulation

     The manufacturing and marketing of pharmaceutical products in the United States requires the approval of the FDA under the Federal Food, Drug and Cosmetic Act. Similar approvals by comparable regulatory agencies are required in most foreign countries. The FDA has established mandatory procedures and safety standards which apply to the clinical testing, manufacturing and marketing of pharmaceutical products. Obtaining FDA approval for a new therapeutic may take many years and involve substantial expenditures. State, local and other authorities also regulate pharmaceutical manufacturing facilities.

     As an initial step in the FDA regulatory approval process, preclinical studies are conducted in laboratory dishes and animal models to assess the drug's efficacy and to identify potential safety problems. The results of these studies are submitted to the FDA as a part of the IND, which is filed to obtain approval to begin human clinical testing. The human clinical testing program typically involves up to three phases. Data from human trials as well as other regulatory requirements such as chemistry, manufacturing and controls, pharmacology and toxicology sections, are submitted to the FDA in an NDA or Biologics License Application. Preparing an NDA or BLA involves considerable data collection, verification and analysis.


     We have not received United States or other marketing approval for any of our product candidates and may not receive any approvals. We may encounter difficulties or unanticipated costs in our effort to secure necessary governmental approvals, which could delay or preclude us from marketing our products.


     With respect to patented products, delays imposed by the governmental approval process may materially reduce the period during which we may have the exclusive right to exploit them.

Patents

     We believe it is important to develop new technology and to improve our existing technology. When appropriate, we file patent applications to protect inventions in which we have an ownership interest.


     We own eight patents in the United States:

     o U.S. Patent No. 4,888,172, issued in 1989, which covers a pharmaceutical produced from fertilized frog eggs (Rana pipiens) and the methodology for producing it.

     o U.S. Patent No. 5,559,212, issued in 1996, which covers the amino acid sequence of ONCONASE(R).

     o U.S. Patents Nos. 5,529,775 and 5,540,925, issued in 1996, and U.S. Patent No. 5,595,734, issued in 1997, which cover combinations of ONCONASE(R)with certain other pharmaceuticals.

     o U.S. Patent No. 5,728,805, issued in 1998, which covers a family of variants of ONCONASE(R).

     o U.S. Patent No. 6,175,003 B1, issued January 16, 2001, which covers the genes of ONCONASE(R)and a variant of ONCONASE(R).

     o U.S. Patent No. 6,239,257 B1, issued on May 29, 2001, which covers a family of variants of ONCONASE(R).


     We own three European patents, which have been validated in certain European countries. These patents cover ONCONASE(R), process technology for making ONCONASE(R), and combinations of ONCONASE(R) with certain other chemotherapeutics. We also have patent applications pending in the United States, Europe, and Japan. Additionally, we own one Japanese patent and have an undivided interest in two applications that are pending in the United States. Each of these applications relate to a Subject Invention (as that term is defined in CRADAs to which we and the National Institutes of Health are parties).


     The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. The patent applications we have filed, or that we may file in the future, may not result in patents. Our patents may not give us competitive advantages, may be wholly or partially invalidated or held unenforceable, or may be held uninfringed by products that compete with our products. Patents owned by others may adversely affect our ability to do business. Furthermore, others may independently develop products that are similar to our products or that duplicate our products, and may design around the claims of our patents. Although we believe that our patents and patent applications are of substantial value to us, we cannot assure you that such patents and patent applications will be of commercial benefit to us, will adequately protect us from competing products or will not be challenged, declared invalid, or declared uninfringed. We also rely on proprietary know-how and on trade secrets to develop and maintain our competitive position. Others may independently develop or obtain access to such know-how or trade secrets. Although our employees and consultants having access to proprietary information are required to sign agreements which require them to keep such information confidential, our employees or consultants may breach these agreements or these agreements may be held to be unenforceable.

Competition

     Currently, there are no approved systemic treatments for malignant mesothelioma. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). There are several companies, universities, research teams and scientists, both private and government-sponsored, which engage in research similar, or potentially similar, to that performed by us. These include Eli Lilly and Sugen which are developing agents for the malignant mesothelioma indication. Eli Lilly is conducting a Phase III trial of the combination of the multi-targeted antifolate (MTA) with cisplatin vs. cisplatin alone, and Sugen is conducting a Phase II trial of the VEGF antagonist. There is no comparable survival data available on the foregoing studies at this time.

     Most of our competitors have far greater financial resources, larger research staffs and more extensive physical facilities. These competitors may develop products that are more effective than ours and may be more successful than us at producing and marketing their products. We are not aware, however, of any product currently being marketed that has the same mechanism of action as our proposed anti-tumor agent, ONCONASE(R). Search of scientific literature reveals no published information which would indicate that others are currently employing this method or producing such an anti-tumor agent. There are several chemotherapeutic agents currently used to treat the forms of cancer which ONCONASE(R) is being used to treat. ONCONASE(R) may not prove to be as safe and as effective as currently-used drugs. Others may develop new treatments which are more effective than ONCONASE(R).

Employees

     As of June 15, 2001, we employed 15 persons, of whom 12 were engaged in research and development activities and three were engaged in administration and management. We have five employees who hold Ph.D. or M.D. degrees. All of our employees are covered by confidentiality agreements. We consider relations with our employees to be very good. None of our employees are covered by a collective bargaining agreement.


Environmental Matters

     Our operations are subject to comprehensive regulation with respect to environmental, safety and similar matters by the United States Environmental Protection Agency and similar state and local agencies. Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties. If we expand or change our existing operations or propose any new operations, we may need to obtain additional or amend existing permits or authorizations. We spend time, effort and funds in operating our facilities to ensure compliance with environmental and other regulatory requirements. Such efforts and expenditures are common throughout the biotechnology industry and generally should have no material adverse effect on our financial condition. The principal environmental regulatory requirements and matters known to us requiring or potentially requiring capital expenditures by us do not appear likely, individually or in the aggregate, to have a material adverse effect on our financial condition. We believe that we are in compliance with all current laws and regulations.

Properties

     We lease a total of approximately 17,000 square feet in an industrial office building located in Bloomfield, New Jersey. We lease the facility under a five-year operating lease which is due to expire December 31, 2001. The annual rental obligation, which commenced January 1, 1997, is $96,775 and is subject to escalation amounts. We believe that the facility is sufficient for our needs in the foreseeable future.

Legal Proceedings

     We are presently not involved in any legal proceedings.

                                   MANAGEMENT

Directors And Executive Officers

         Our directors and executive officers are:


Name                                    Age         Director Since
Position with the Company
------------------------------------    --------    --------------------
------------------------------------------------
Kuslima Shogen                          55          1981
Chairman of the Board,  Chief Executive Officer
                                                                            and
Acting Chief Financial Officer

Stanislaw M. Mikulski, M.D.             56          1986
Executive Vice President,  Medical Director and

Director

Stephen K. Carter, M.D.(1)              62          1997
Director   and   Chairman  of  the   Scientific

Advisory Board

Donald R. Conklin (1)(2)                64          1997
Director

Martin F. Stadler(1)(2)                 58          1997
Director


--------------------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee

Business Experience of Directors and Executive Officers

     Kuslima Shogen has served as our Chief Executive Officer since September 1986, as Chairman of the Board since August 1996, as a Director since our inception and as Acting Chief Financial Officer since June 23, 1999. She also served as our Chief Financial Officer from September 1986 through July 1994 and as our President from September 1986 through July 1996. Ms. Shogen formed the company in 1981 to pursue research that she had initiated while a biology student in the University Honors Program at Fairleigh Dickinson University. Prior to our founding, from 1976 to 1981 she was founder and president of a biomedical research consortium specializing in Good Laboratory Practices and animal toxicology. During that time, she also served as a consultant for the Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including the Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize for the most outstanding research paper in biology at the Eastern College Science Conferences competitions in 1972, 1973, and 1974. She earned a B.S. degree in 1974 and an M.S. degree in 1976 in biology from Fairleigh Dickinson University, and also completed graduate studies in 1978 in embryology. She is a Phi Beta Kappa graduate. In April 1998 Ms. Shogen received the Pinnacle Award from Farleigh Dickinson University, the highest honor the University bestows on its graduates.

     Stanislaw M. Mikulski, M.D., F.A.C.P. has served as our Executive Vice President and Medical Director since 1987 and as a Director since 1986. Prior to his affiliation with us, Dr. Mikulski was Special Assistant to the Chief of the Investigational Drug Branch of the National Cancer Institute and the Coordinator for Immunotherapy Trials in Cancer for the Division of Cancer Treatment. Prior to joining us, he maintained a private practice in medical oncology for over eight years. He is a diplomate of the American Board of Internal Medicine and Medical Oncology as well as a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology. Dr. Mikulski is currently a clinical assistant Professor of Medicine at the University of Medicine and Dentistry of New Jersey. He received his M.D. in 1967 from the Medical School of Warsaw, Poland, and subsequently performed post-doctoral studies in human tumor immunology at the University of California in Los Angeles.

     Stephen K. Carter, M.D. joined the Board of Directors in May 1997 and serves as Chairman of our Scientific Advisory Board. In addition to his positions with us, Dr. Carter also serves as a senior clinical consultant to Sugen, Inc. From 1995 through 1997, he served as Senior Vice President of Research and Development for Boehringer-Ingelheim Pharmaceuticals. Before this, Dr. Carter spent over 13 years with Bristol-Myers Squibb, an international leader in the development of innovative anti-cancer and anti-viral therapies. He held a variety of senior executive research and development positions while at Bristol-Myers, including serving for five years as Senior Vice President of worldwide clinical research and development of its Pharmaceutical Research Institute. From 1976 to 1982, he established and directed the Northern California Cancer Program. Prior to this, he held a number of positions during a nine-year tenure at the National Cancer Institute, including the position of Deputy Director at the National Institutes of Health. He has also been a member of the faculties of the medical schools of Stanford University, the University of California at San Francisco and New York University. Dr. Carter has published extensively on the development of anti-cancer drugs, was the co-founding editor of journals devoted to cancer therapeutics or immunology, and has served on the editorial boards of a number of additional journals dedicated to cancer treatment. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, and the Society of Surgical Oncology, as well as several other medical societies. Dr. Carter earned his B.A. from Columbia University and his M.D. from New York Medical College. He currently serves on the board of directors of Allos Therapeutics.


     Donald R. Conklin joined the Board of Directors in May 1997. Prior to his retirement in May 1997, Mr. Conklin was a senior executive with Schering-Plough, a major worldwide pharmaceutical firm. During his more than 35 years with Schering-Plough, he held a variety of key management positions within the firm. From 1986 to 1994, he served as President of Schering-Plough Pharmaceuticals and Executive Vice-President of Schering-Plough Corporation. In this position, he was responsible for worldwide pharmaceutical operations, including the launch of INTRON(R) A (interferon alfa-2b). Prior to this, Mr. Conklin had served as President of Schering USA and had held a variety of executive marketing positions in the United States, Europe, and Latin America. Immediately preceding his retirement, he was Chairman of Schering-Plough Health Care Products and an Executive Vice President of Schering-Plough Corporation. Mr. Conklin received his B.A. with highest honors from Williams College and his M.B.A. degree from the Rutgers University School of Business. He currently serves on the board of directors of Vertex Pharmaceuticals, Inc. and BioTransplant, Inc.


     Martin F. Stadler joined the Board of Directors in November 1997. At the end of 1996, Mr. Stadler retired from Hoffmann La-Roche, Inc. after 32 years of pharmaceutical, chemical and diagnostic experience. Mr. Stadler served as senior vice president and chief financial officer, and was a member of the Hoffmann La-Roche, Inc. board of directors, from 1985 through 1996. His responsibilities included finance, information technology, human resources, quality control and technical services. Prior to 1985, Mr. Stadler served as vice- president of strategic planning and business development. Mr. Stadler received his B.S. degree from Rutgers University and his M.B.A. from Fairleigh Dickinson University. In April 1999, he received the Pinnacle Award from Fairleigh Dickinson University, the highest honor the University bestows on its graduates. Mr. Stadler is a member of the Finance Council of the American Management Association, a trustee of Fairleigh Dickinson University and a member of the Advisory Board for Horton International.

Executive Compensation

                           Summary Compensation Table


     The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 2000, 1999 and 1998 earned by our Chief Executive Officer and our only other executive officer during the last fiscal year.



                    Securities

 Other Annual       Underlying          All other
Name and
Compensation       Options/SARs       Compensation
Principal Position                   Year        Salary ($)     Bonus ($)
   ($)(1)               (#)              ($)(2)
----------------------------------   --------    -----------    -----------
---------------    ----------------   --------------
Kuslima Shogen,                      2000         $150,000         -0-
    -0-               215,000             3,615
    Chief Executive Officer,         1999          150,000         -0-
    -0-                 -0-               3,289
    Chairman of the Board of         1998          150,000         -0-
    -0-                 -0-                -0-
    Directors and Acting Chief
    Financial Officer...........

Stanislaw M. Mikulski                2000          130,000         -0-
    -0-               140,000             3,600
    Executive Vice President and     1999          130,000         -0-
    -0-                50,000             2,850
    Medical Director............     1998          130,000         -0-
    -0-                 -0-                -0-

---------------------
(1) Excludes perquisites and other personal benefits which in the aggregate do not exceed 10% of such executive officer's total annual salary and bonus.


(2)  Consists of our contributions to a 401(k) plan.

                        Option Grants in Last Fiscal Year


     The following table contains information concerning the grant of stock options to our executive officers during the fiscal year ended July 31, 2000:


                            Number of        % of Total
                           Securities         Options          Exercise
                Potential Realizable Value at
                           Underlying        Granted to        or Base
                 Assumed Annual Rates of Stock
                             Options        Employees in       Price
Expiration     Price Appreciation for Option Term(2)
Name                       Granted (#)      Fiscal Year       ($/Share)(1)
Date          0%($)         5%($)         10%($)
-----------------------   --------------   ---------------    -----------
------------   ----------    ----------     ---------
Kuslima Shogen.........       23,000(3)          3.25%             $.54
10/15/04          --              $621        $1,242
                              23,000(3)          3.25%              .54
10/15/05          --               621         1,242
                              23,000(3)          3.25%              .54
10/15/06          --               621         1,242
                              23,000(3)          3.25%              .54
10/15/07          --               621         1,242
                              23,000(3)          3.25%              .54
10/15/08          --               621         1,242
                             100,000(4)         14.14%              .48
12/31/01          --             2,400         4,800

Stanislaw M. Mikulski..       11,000(3)          1.56%             $.54
10/15/04          --              $297          $594
                              11,000(3)          1.56%              .54
10/15/05          --               297           594
                              11,000(3)          1.56%              .54
10/15/06          --               297           594
                              11,000(3)          1.56%              .54
10/15/07          --               297           594
                              11,000(3)          1.56%              .54
10/15/08          --               297           594
                              75,000(4)         10.61%              .48
12/31/01          --             1,800         3,600

---------------------
(1) The exercise prices of these options were based on the average of the high and low trade prices of our common stock for the twenty (20) trading days preceding the date of grant.


(2) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10%. The 0% appreciation column is included because the exercise price of the options equals the market price of the underlying common stock on the date the options were granted, and thus the options will have no value unless our stock price increases above the exercise price.


(3) These options vest and become exercisable as to 20% of the shares on the date of grant and 20% of the shares each year thereafter. An aggregate 32,555 of these options issued to Kuslima Shogen were exercised in March 2001.

(4) These options will vest and become exercisable upon FDA approval of ONCONASE(R) for malignant mesothelioma provided that ONCONASE(R) must be approved on or before December 31, 2001, or these options will terminate, and the executive officers must be actively employed by us through the date of the approval. These options will expire five years after the vesting date.

Option Exercises and Fiscal Year-End Values


     The following table sets forth the information with respect to our executive officers concerning the exercise of options during the fiscal year ended July 31, 2000 and unexercised options held as of July 31, 2000.

                                                              Number of
Securities Underlying             Value of Unexercised
                                                                Unexercised
Options at Fiscal        In-The-Money Options at Fiscal
                                                                       Year-End
(#)                          Year-End ($)(2)

------------------------------------    --------------------------------
                                Shares         Value
                             Acquired on       Realized
Name                         Exercise (#)        ($)(1)       Exercisable
Unexercisable      Exercisable      Unexercisable
--------------------------  ---------------    -----------  ----------------
----------------    -------------   ----------------
Kuslima Shogen............       -0-              -0-             1,127,723
       192,000        $8,510           $77,040
Stanislaw M. Mikulski.....       -0-              -0-               339,845
       119,000       $28,070           $48,530


---------------------
(1) Based upon the fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.


(2) The fair market value of our common stock at the fiscal year end was based on the average of the high and low trade prices ($0.91) for our common stock obtained from the OTC Bulletin Board on the last trading day of the fiscal year July 31, 2000.

Employment and Termination Agreements


     On August 31, 1999 we entered into a separation agreement and general release with Ms. Gail E. Fraser pursuant to which:

     o Ms. Fraser confirmed her resignation as our vice president, finance, chief financial officer, director and employee effective as of June 23, 1999;

     o we agreed to pay Ms. Fraser her regular salary for the period commencing on the date of resignation through July 31, 1999;

     o we agreed with Ms. Fraser that an aggregate of 395,000 options granted to Ms. Fraser under our 1993 Stock Option Plan, all of which had vested as of the date of her resignation, will remain vested and exercisable until December 30, 2000 and an aggregate of 70,000 options granted under our 1993 Stock Option Plan, which had not vested on the date of her resignation, will be deemed vested as of the date of resignation and will remain exercisable until December 30, 2000, of which an aggregate 90,000 options were exercised and the remaining 375,000 options expired;

     o we agreed to pay for health insurance for Ms. Fraser and her dependents until July 1999;

     o    Ms. Fraser and the company released each other from all claims; and

     o    Ms. Fraser agreed not to compete with us until December 30, 2000.

Directors' Compensation

     Directors receive no cash compensation in consideration for their serving on our Board of Directors. In November 1993 and January 1994, the Board of Directors and the stockholders, respectively, approved our 1993 Stock Option Plan which, among other things, provides for automatic grants of options under a formula to non-employee directors, or independent directors, on an annual basis.

     The formula provides that:

     o on each December 31st each independent director receives automatically an option to purchase 15,000 shares of our common stock, referred to as the regular grant; and

     o on the date of each independent director's initial election to the Board of Directors, the newly elected independent director automatically receives an option to purchase the independent director's pro rata share of the regular grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year, referred to as the pro rata grant.

Each option granted pursuant to a regular grant and a pro rata grant vests and becomes exercisable on December 30th following the date of grant. An option will not become exercisable as to any shares unless the independent director has served continuously on the Board of Directors during the year preceding the date on which the options are scheduled to vest and become exercisable, or from the date the independent director joined the Board of Directors until the date on which the options are scheduled to vest and become exercisable. However, if an independent director does not fulfill the continuous service requirement due to the independent director's death or disability all options held by the independent director nonetheless vest and become exercisable as described herein. An option granted pursuant to the formula remains exercisable for a period of five years after the date the option first becomes exercisable. The per share exercise price of an option granted under the formula is the average of the high and low trade prices for the twenty (20) days prior to the date of the grant.

     During the fiscal year ended July 31, 2000, we granted the following non-employee directors the options listed below pursuant to the formula under the 1993 Stock Option Plan. The exercise prices of the options are equal to the formula set forth above.

Name                                           Number of Options
Exercise Price           Expiration
----------------------------------------    -------------------------
--------------------    -----------------
Stephen K. Carter....................                15,000
$0.48                12/30/05
Donald R. Conklin....................                15,000
$0.48                12/30/05
Martin F. Stadler....................                15,000
$0.48                12/30/05

     Additionally, in December 1999 our compensation committee approved the issuance of an aggregate total of 75,000 stock options to our outside Board of Directors, which vested on the date of grant. The exercise price of the stock options was $0.47 per share which based on the average of the high and low trade prices of our common stock for the twenty (20) trading days preceding the date of grant.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended July 31, 2000, the members of our Board of Directors who served on the Compensation Committee were Stephen K. Carter, Donald R. Conklin and Martin F. Stadler.

Certain Relationships and Related Transactions

     On July 23, 1991, the Board of Directors authorized us to pay Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to us from any license(s) with respect to our principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which we own or are a co-owner of the patent, or acquire such rights in the future, for a period not to exceed the life of the patents. If we manufacture and market the drugs ourselves, we will pay an amount equal to 5% of net sales from any products sold during the life of the patents.


     In August 1998, Ms. Shogen and Dr. Mikulski settled, and the court approved the settlement, of a claim brought against them in the United States District Court, District of New Jersey at Newark, New Jersey, by a shareholder under
Section 16(b) of the Securities Exchange Act of 1934, as amended, for profits alleged to have been realized by Ms. Shogen and Dr. Mikulski in transactions involving our securities in 1988 and 1989. Claims under Section 16(b) are for profits calculated under such statute to have been realized for sales and purchases of our securities made within a six month period. In this case the purchases which formed the basis for this claim were issuances of shares of stock to Ms. Shogen and Dr. Mikulski under employment agreements with us based upon our achievement of certain milestones. No allegations of fraud were made. Ms. Shogen agreed to pay us $91,971.00 and Dr. Mikulski agreed to pay us

$72,903.00. Such payments are to be made in a form acceptable to us whether in cash, shares of our common stock or options to purchase our common stock, with 25% of such payments having been made in August 1998 and the remainder of such amounts payable in three equal installments in August 1999, 2000 and 2001. The August 1998 payments were made by the cancellation of options to purchase 44,999 shares of common stock owned by Ms. Shogen and the cancellation of options to purchase 35,669 shares of common stock owned by Dr. Mikulski. In August 1999, Ms. Shogen paid the balance in full by the cancellation of options to purchase 134,995 shares owned by Ms. Shogen and Dr. Mikulski paid an installment equal to one-third of the balance by the cancellation of options to purchase 35,367 shares owned by Dr. Mikulski. In February 2000 Dr. Mikulski paid the balance in full by the cancellation of options to purchase 31,599 shares owned by him.


     In December 1999, our compensation committee approved the issuance of an aggregate total of 75,000 stock options to our outside board of directors, which vested on the date of grant. The exercise price of stock options was $0.47 per share which was based on the average of the high and low trade prices of our common stock for the twenty (20) trading days preceding the date of grant. An aggregate 50,000 of these options have been exercised.

     In April 2001, we issued convertible notes to Kuslima Shogen, our Chief Executive Officer and director and two of our other directors, Donald Conklin and Martin Stadler, and unrelated parties in the aggregate amount of $366,993. The notes are due within ninety days unless the lenders elect to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties named above have elected to convert their notes into an aggregate 330,000 shares of common stock. In addition, upon conversion, they will receive three-year warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share that will expire on July 7, 2004.

         Security Ownership Of Certain Beneficial Owners And Management


     The following table sets forth certain information concerning stock ownership of each person who is the beneficial owner of five percent or more of our outstanding common stock, each of the current directors, our Chief Executive Officer and each of our other executive officers with annual compensation of more than $100,000 and all directors and executive officers as a group as of July 20, 2001. Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                    Number
         Percentage of
Directors, Officers or 5% Stockholders(1)(2)                     of Shares(3)
       Stock Outstanding
---------------------------------------------------------
------------------    ------------------------
Kuslima Shogen.......................................               2,272,546(4)
            11.00%

Stanislaw M. Mikulski................................                 647,831(5)
             3.23%

Stephen K. Carter....................................                 128,750(6)
               *

Donald R. Conklin....................................                 404,250(7)
             2.03%

Martin F. Stadler....................................                 466,250(8)
             2.33%

All  executive  officers and  directors as a group (five
persons) ............................................               3,919,609(9)
            18.24%


---------------------

* Less than one percent.

(1) The address of all officers and directors listed above is in the care of the company.


(2) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares of common stock deemed to be beneficially held by such stockholder as of July 20, 2001 by (ii) the sum of (A) the number of shares of common stock outstanding as of July 20, 2001 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001.


(3) All shares listed are common stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.


(4) Includes 803,926 shares underlying options and 110,000 shares underlying warrants which were exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001.

(5) Includes 286,563 shares underlying options which were exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001.

(6) Includes 128,750 shares underlying options which were exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001.

(7) Includes 63,750 shares underlying options and 110,000 shares underlying warrants which were exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001.

(8) Includes 106,250 shares underlying options which were exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001 and 35,000 shares underlying warrants which were exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001.


(9) Includes all shares owned beneficially by the directors and the executive officers named in the table.

                             SELLING SECURITYHOLDERS


     On February 20, 1998, we completed a private placement that resulted in the issuance of an aggregate of 2,337,150 shares of restricted common stock and 1,168,575 three-year warrants to purchase an aggregate of 1,168,575 shares of common stock at an exercise price of $2.50 per share. We received an aggregate $4,674,300 from such private placement. The Board of Directors extended the expiration date of these warrants until August 17, 2001. We filed a registration statement on Form S-3 registering the shares of common stock and the shares of common stock underlying the warrants both issued in connection with the February 1998 private placement on March 31, 1998. The shares of common stock and the shares of common stock underlying the warrants registered in connection with the February 1998 private placement were de-registered effective October 31, 1999. This prospectus relates to the offer and sale of 1,168,575 shares of common stock underlying the warrants issued in the February 1998 private placement by the holders.

     Sanders Morris Harris Inc. (formerly known as Harris, Webb & Garrison, Inc.), an investment banking firm located in Houston, Texas, acted as placement agent in the February 1998 private placement and received as part of its compensation a three-year warrant to purchase 116,858 units at an exercise price of $4.40 per unit. The Board of Directors extended the expiration date of these warrants until August 17, 2001. Each unit consists of two shares of our common stock and one three-year warrant to purchase one share of common stock at an exercise price of $2.50 per share. In May 1998, warrants to purchase 1,500 of such units were exercised and the 3,000 shares of common stock underlying the units were subsequently sold. The warrants issued upon the exercise of these units has not been exercised or sold. Warrants to purchase an additional 650 units were exercised in June 1998 and the 1,300 shares of common stock underlying the unit were sold as well as the 650 shares that were issued upon the exercise of the warrants included in such units. This prospectus relates to the offer and sale by the placement agent of the 345,624 shares of common stock underlying the placement agent warrant.


     On October 10, 1997, we issued options to purchase 12,000 shares of common stock at an exercise price of $3.91 per share to Expert Medical Consultants, Inc. as payment for services to be rendered. 5,000 of such options have since been cancelled. The remaining options vested as to 1,000 shares per month from October 10, 1997 through April 10, 1998 and expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding. This prospectus relates to the offer and sale by the option holder of 7,000 shares of common stock underlying the options.

     On October 1, 1998, we issued options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Sage Partners as payment for services to be rendered. 150,000 of such options were cancelled in November 1999 upon the cancellation of the contract with Sage Partners. The remaining options vested as to 2,500 shares per month from October 31, 1998 through September 30, 1999 and as to 20,000 shares on October 1, 1999. The options expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding. This prospectus relates to the offer and sale by the option holder of 50,000 shares of common stock underlying the options.


     On March 30, 1994, we issued options to purchase 379,678 shares of common stock at an exercise price of $3.20 per share to Kuslima Shogen in satisfaction for money loaned to us. A total of 227,808 of such options have since terminated or were cancelled. The remaining options expire as to 75,935 shares on each of March 30, 2002 and March 30, 2003. As of the date hereof, the remaining 151,870 options remain outstanding. This prospectus relates to the offer and sale by the option holder of 151,870 shares of common stock underlying the options by the holders.

     In August 1999 and January 2000, we issued 40,000 and 100,000 shares of common stock, respectively, to DZS Computer Solutions, Inc. as payment for services rendered. This prospectus relates to the offer and resale by DZS Computer Solutions, Inc. of 140,000 shares of common stock.


     In September 1999, January 2000 and August 2000, we issued 14,600, 20,365 and 11,800 shares of common stock, respectively, to Mark Jay for payment of legal services. This prospectus relates to the offer and resale by Mr. Jay of 46,765 shares of common stock.

     In February 2000, we completed two private placements. The first resulted in the issuance of 187,500 units for an aggregate $375,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $3.25 per share and one five-year warrant to purchase one share of common stock at $4.55 per share. The second private placement resulted in the issuance of 250,000 units for an aggregate $250,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $1.03 per share and one five-year warrant to purchase one share of common stock at $2.50 per share. This prospectus relates to the offer and resale of 875,000 shares of common stock and 875,000 shares issuable upon the exercise of warrants to purchase common stock issued in the February 2000 private placements.

     In August and September 2000, we completed three private placements resulting in the issuance of an aggregate 333,332 shares of restricted common stock and 166,666 five-year warrants to purchase an aggregate of 166,666 shares of common stock at an exercise price of $3.00 per share. We received an aggregate $499,998 from such private placements. This prospectus relates to the offer and resale of 333,332 shares of common stock and 166,666 shares of common stock underlying the warrants.

     In September 2000 and January 2001, we issued 80,000 shares of common stock upon the exercise of stock options by Mr. Donald R. Conklin and Mr. Martin F. Stadler. We received an aggregate $37,900 from such exercise. This prospectus relates to the offer and resale by Messrs. Conklin and Stadler of 80,000 shares of common stock.

     In April 2001, we completed a private placement resulting in the issuance of 222,222 shares of restricted common stock and 222,222 three-year warrants to purchase an aggregate of 222,222 shares of common stock at an exercise price of $2.50 per share. We received an aggregate $200,000 from such private placements. This prospectus relates to the offer and resale of 222,222 shares of common stock and 222,222 shares of common stock underlying warrants.

     In April 2001, we issued convertible notes to certain related and unrelated parties in the aggregate amount of $366,993. The notes are due within ninety days unless the lenders elect to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties have elected to convert their notes into an aggregate 330,000 shares of common stock. In addition, upon conversion, they will receive three-year warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share that will expire on July 7, 2004. This prospectus relates to the offer and resale of 330,000 shares of common stock and 330,000 shares of common stock underlying the warrants.

     In July 2001, we completed a private placement resulting in the issuance of 252,223 shares of restricted common stock and 252,223 five-year warrants to purchase an aggregate 252,223 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $227,000 from such private placement. This prospectus relates to the offer and resale of 252,223 shares of common stock and 252,223 shares of common stock underlying warrants.

     We are required to maintain the effectiveness of this registration statement for a period of two years from the date this prospectus is declared effective.

Stock Ownership

     The table below sets forth the number of shares of common stock:


     o    owned beneficially by each of the selling stockholders;

     o    offered by each selling stockholder pursuant to this prospectus;

     o to be owned beneficially by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold; and

     o the percentage to be owned by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold.

For purposes of this table each selling stockholder except Mukul Garg, Martin Stadler, Kuslima Shogen, Donald Conklin, Eva Patton, Michael Pisani, James McCash, Donna McCash, David McCash, Michael McCash, Colleen Lowe, Corinne Champagne and Mary Thompson, is deemed to own beneficially:

     o the shares of common stock underlying the warrants and options offered hereby;

     o the issued and outstanding shares of common stock owned by the selling stockholder as of June 5, 2001; and

     o the shares of common stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of June 5, 2001 or which will become exercisable within 60 days after June 5, 2001. Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.

     Mukul Garg, Martin Stadler, Kuslima Shogen, Donald Conklin, Eva Patton, Michael Pisani, James McCash, Donna McCash, David McCash, Michael McCash, Colleen Lowe, Corinne Champagne and Mary Thompson were each issued an aggregate 804,445 shares after June 5, 2001 and therefore each is deemed to beneficially own:

     o the shares of common stock underlying the warrants and options offered hereby;

     o the issued and outstanding shares of common stock owned by the selling stockholder as of July 20, 2001; and

     o the shares of common stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of July 20, 2001 or which will become exercisable within 60 days after July 20, 2001. Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.


     In connection with the registration of the shares of common stock offered in this prospectus, we will supply prospectuses to the selling stockholders.




               Shares Owned
                                                        Shares Owned
                   Upon            % of Shares
                                                          Prior To
Shares Being         Completion         Owned After
Name(1)                                                   Offering
Offered            Of Offering        Offering(2)
---------------------------------------------------    ----------------
---------------     -----------------   ----------------
Aries Select I, LLC                                         247,500
247,500                   --            *
Aries Select, Ltd.                                          502,500
502,500                   --            *
Berkley Corporation                                          12,500
12,500                   --            *
Bridgewater Partners, L.P.                                   25,000
25,000                   --            *


               Shares Owned
                                                        Shares Owned
                   Upon            % of Shares
                                                          Prior To
Shares Being         Completion         Owned After
Name(1)                                                   Offering
Offered            Of Offering        Offering(2)
---------------------------------------------------    ----------------
---------------     -----------------   ----------------
Burke Jr., William R.                                         3,000
 3,000                    -            *
Champagne, Corinne M.(6)                                    179,140
153,000               26,140            *
C.S.L. Associates, L.P.                                      25,000
25,000                    -            *
Cobbs, Jerald(3) (4)                                         63,549
63,549                    -            *
Conklin, Donald(5)(6)                                       404,250
260,000              144,250            *
Cranshire Capital, L.P.                                      31,250
31,250                    -            *
Curran Partners, L.P.                                        61,875
61,875                    -            *
Davis, Richard H.                                             5,000
 5,000                    -            *
DePeyster, Ashton                                            99,999
99,999                    -            *
Duncan, Robert D.                                             5,000
 5,000                    -            *
DZS Computer Solutions, Inc.(7)                             140,000
140,000                    -            *
EC Investment Ltd.                                          128,000
50,000               78,000            *
Expert Medical Consultants, Inc.                              7,000
 7,000                    -            *
Garcia, Ray R.                                                  500
   500                    -            *
Garg, Mukul (6)                                             186,112
111,112               75,000            *
Garrison II, Robert E. (3)                                   35,058
35,058                    -            *
Goodwin, Todd                                               114,999
99,999               15,000            *
Henry, Heather                                               20,400
 5,000               15,400            *
Henry, Kimberly A.                                           20,400
 5,000               15,400            *
Henry, Robert R. (8)                                        151,300
15,000              136,300            *
Huque, Khundker Selim                                         3,000
 1,000                2,000            *
Jay, Mark(9)                                                181,072
46,765              134,307            *
Khondker, Zia (3)                                               420
   420                    -            *
Cowen & Co. Cust. FBO Brit W. King                            1,000
 1,000                    -            *
King, Brit (3)                                                  120
   120                    -            *
Knutsen, A. Roy                                              11,250
11,250                    -            *
Delaware  Charter   Guarantee  and  Trust  Company
Trustee F/B/O Richard T. LeBuhn                              15,000
 5,000               10,000            *
First Trust Corp Robert LeBuhn Keogh (10)                    52,500
12,500               40,000            *
Lowe, Colleen A.(6)                                         182,640
153,000               29,640            *
McCash, James O.(6)(11)                                   1,056,229
250,000              601,785            3.04%
McCash, Donna M.(6)(12)                                   1,056,229
204,444              601,785            3.03%
McCash, David J.(6)                                         178,640
153,000               25,640            *
McCash, Michael J.(6)                                       184,140
153,000               31,140            *
Muniz, Charles(13)                                        1,110,000
750,000              110,000            *
Muniz, Melba(14)                                          1,110,000
250,000              110,000            *
Odin Partners, L.P.                                          56,250
18,750               37,500            *
Patton, Eve M.(6)                                           933,334
633,334              300,000            1.51%
Paul L. Trump Trust U/A/Dtd 10/10/80, Revised and
Amended 1/9/96                                              125,000
25,000              100,000            *
Phillips, Charles B. & Deidre JT TEN                            250
   250                    -            *
Pisani, B. Michael(6)(15)                                   227,500
105,000              122,500            *
Ramsey III, J. Daniel (3)                                    74,670
74,670                    -            *
Reza, Mashud M.                                               2,500
 2,500                    -            *
Sanders Morris Harris Inc. (3)(16)                          171,363
171,363                    -            *
Shogen, Kuslima (16)                                      2,272,546
371,870            1,900,676            9.20%
Stadler, Martin & Kristine JT TEN (6)(18)                   466,250
285,000              181,250            *
Sage Partners                                                50,000
50,000                    -            *
Thompson, Mary M.(6)                                        182,640
153,000               29,640            *
Raymond  James & Associates  Inc.,  CSDN FBO David
F. Willardson                                                 1,200
 1,200                    -            *
Willardson, David K. (19)                                     1,444
 1,444                    -            *

--------------------------
(*)   Less than one percent.

(1)  The last name of the individual selling stockholders is listed first.


(2) The percentage of stock outstanding for each stockholder after the offering is calculated by dividing (i) (A) the number of shares of common stock deemed to be beneficially held by such stockholder as of June 5, 2001, minus (B) the number of shares being offered in this offering by such stockholder (including shares underlying options and warrants) by (i) the sum of (A) the number of shares of common stock outstanding as of June 5, 2001 plus (B) the number of shares of common stock issuable upon the exercise of options and warrants held by such stockholder which were exercisable as of June 5, 2001 or which will be exercisable within 60 days after June 5, 2001.


(3) The shares offered represent shares underlying the placement agent warrant issued in the February 1998 Private Placement.

(4) Mr. Jerald Cobbs is a principal of HWG who acted as the placement agent in the February 1998 Private Placement.


(5) Mr. Donald R. Conklin is one of our directors and his share ownership gives effect to shares underlying options he received for services rendered as a director.

(6) The percentage of stock outstanding for each stockholder after the offering is calculated by dividing (i) (A) the number of shares of common stock deemed to be beneficially held by such stockholder as of July 20, 2001, minus (B) the number of shares being offered in this offering by such stockholder (including shares underlying options and warrants) by (i) the sum of (A) the number of shares of common stock outstanding as of July 20, 2001 plus (B) the number of shares of common stock issuable upon the exercise of options and warrants held by such stockholder which were exercisable as of July 20, 2001 or which will be exercisable within 60 days after July 20, 2001.

(7) DZS Computer Solutions, Inc. is our data management firm. The 140,000 shares offered represent shares issued for services rendered.

(8) Mr. Robert Henry was one of our former directors. His share ownership gives effect to shares underlying options he received as a director.

(9) Mark Jay is our intellectual property attorney. The 46,765 shares offered represent shares issued for services rendered.

(10) Includes 15,000 shares held by First Trust Corp. C/F Robert Le Buhn Keogh.

(11) Includes 501,944 shares of common stock, of which 72,500 are held by Mr. McCash's wife, Donna McCash, 102,222 shares are held in an irrevocable trust for the benefit of Donna McCash, 102,222 shares of common stock underlying warrants are held in an irrevocable trust for the benefit of Donna McCash, 125,000 shares are held in Mr. McCash's IRA account, 50,000 shares are held in a revocable trust for the benefit of Mr. McCash and 50,000 shares underlying warrants are held in a revocable trust for the benefit of Mr. McCash. Mr. McCash disclaims beneficial ownership of all shares of common stock held by his wife or for the benefit of his wife.

(12) Includes 908,729 shares of common stock, of which 479,285 are held by Mrs. McCash's husband, James McCash, 102,222 shares are held in an irrevocable trust for the benefit of Mrs. McCash, 102,222 shares underlying warrants are held in an irrevocable trust for the benefit of Mrs. McCash, 125,000 are held in an IRA account by James McCash, 50,000 are held in a revocable trust for the benefit of James McCash, and 50,000 shares underlying warrants are held in a revocable trust for the benefit of Mr. McCash. Mrs. McCash disclaims beneficial ownership of all shares of common stock held by her husband or for the benefit of her husband.

(13) Mr. Charles Muniz is deemed to beneficially own 250,000 shares of common stock that are currently held in the name of his wife, Melba Muniz.

(14) Mrs. Melba Muniz is deemed to beneficially own 360,000 shares of common stock and 500,000 shares of common stock underlying warrants that are currently held in the name of her husband, Charles Muniz.

(15) Includes 12,500 shares which are owned by Granite Securities, which is a corporation controlled by Mr. Pisani.

(16) Sanders Morris Harris Inc. (formerly known as Harris, Webb & Garrison, Inc.) acted as placement agent in the February 1998 private placement. The shares offered represent shares underlying the placement agent warrant.

(17) Kuslima Shogen is our Chief Executive Officer and Chairman of the Board. Ms. Shogen is also one of our principal stockholders. Her beneficial ownership includes shares underlying options for services rendered and money owed to her.

(18) Mr. Martin F. Stadler is one of our directors and his share ownership gives effect to shares underlying options he received for services rendered as a director.

(19) Mr. David K. Willardson's offering includes 444 shares of common stock underlying the placement agent warrant.

                            DESCRIPTION OF SECURITIES

     Our certificate of incorporation provides for authorized capital stock of 41,000,000 shares, including 40,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share.

Common Stock


     As of June 5, 2001 we had 18,942,246 shares of common stock issued and outstanding. We cancelled 1,000 shares of common stock in July 2001 and issued an additional 804,445 shares of common stock between June 5, 2001 and July 20, 2001. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the Board of Directors out of funds legally available. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion or preemptive rights.

Warrants

     We currently have outstanding warrants to purchase an aggregate of 3,360,310 shares of common stock. All of the 3,360,310 shares underlying the warrants are being registered for sale under this prospectus.

     1,168,575 shares of common stock covered by this prospectus are issuable upon the exercise of warrants sold in the February 1998 private placement. All of these shares of common stock are exercisable at a price of $2.50 per share until August 2001.


     345,624 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued to the placement agent in the February 1998 private placement. 114,708 warrants are exercisable at an exercise price of $4.40 per unit which consists of two (2) shares of common stock and one (1) three-year warrant to purchase one (1) share of common stock at an exercise price of $2.50 per share.


      875,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in the February 2000 private placements. Warrants to purchase 187,500 and 250,000 shares of common stock underlying the warrants are exercisable at a price of $3.25 and $1.03 per share, respectively, for a period of three years from the date of grant. Warrants to purchase 187,500 and 250,000 shares of common stock are exercisable at a price of $4.55 and $2.50 per share, respectively, for a five-year period from the date of grant.

      166,666 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in the August and September 2000 private placements. Such warrants are exercisable at a price of $3.00 per share for a five-year period from the date of grant.

      222,222 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in the April 2001 private placement. Such warrants are exercisable at a price of $2.50 per share for a period of three years from the date of grant.

         252,223 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a July 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-ye ar period from the date of grant.

         330,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued upon the conversion of a convertible note converted in July 2001. These warrants are exercisable at a price of $2.50 per share that will expire on July 7, 2004.

Options

     208,870 shares of common stock covered by this prospectus are issuable upon the exercise of options. Options to purchase 7,000 shares of common stock are exercisable at a price of $3.91 per share for a period of five years from the vesting date. Options to purchase 151,870 shares of common stock are exercisable at a price of $3.20 per share for a period of five years from the vesting date. Options to purchase 50,000 shares of common stock are exercisable at a price of $1.00 per share for a period of five years from the vesting date. At June 15, 2001, we had outstanding options to purchase 2,825,214 shares of common stock, in addition to the 208,870 shares underlying options covered by this prospectus, at an average purchase price of $2.21 per share.

                              PLAN OF DISTRIBUTION

     Shares of common stock currently outstanding and shares of common stock issuable upon exercise of the warrants and options covered by this prospectus may be sold pursuant to this prospectus by the selling stockholders. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the common stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. Some of the selling stockholders may also sell some of their shares of common stock pursuant to Rule 144 under the Securities Act. We have been advised by the selling stockholders that they have not made any arrangements relating to the distribution of the shares of common stock covered by this prospectus. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     Upon being notified by a selling stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of shares through a block trade, purchase by a broker or dealer, or similar transaction, we will file a supplemented prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) any other facts material to the transaction.

     Some of the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of common stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If any of the selling stockholders, broker-dealers or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed underwriting discounts and commissions under the Securities Act.

     The selling stockholders have represented to us that any purchase or sale of our common stock by them will be in compliance with the Exchange Act. In general, Rule 102 under Regulation M under the Exchange Act prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any common stock or any right to purchase common stock, or attempting to induce any person to purchase common stock or rights to purchase common stock, for a period of one business day prior to and subsequent to completion of his participation in the distribution.

     During the distribution period, Rule 104 under Regulation M prohibits the selling stockholders and any other person engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling the common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to the common stock.

                                  LEGAL MATTERS

     The validity of the shares to be offered by this prospectus will be passed upon for us by Dorsey & Whitney, LLP, New York, New York.

                                    EXPERTS


     Our financial statements as of July 31, 2000 and 1999 and for each of the years in the three-year period ended July 31, 2000, and the period from August 24, 1981 (the date of inception) to July 31, 2000, have been included herein and in the registration statement in reliance on the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP with respect to our financial statements from inception to July 31, 2000 is based on the report of Armus Harrison, appearing elsewhere herein, for the period from inception to July 31, 1992. As discussed elsewhere herein, Armus Harrison ceased performing accounting and auditing services for the Company in 1993 and subsequently dissolved and ceased all operations.

     The report of KPMG LLP covering the July 31, 2000 financial statements contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that filed electronically with the SEC.

     We have filed with the SEC a registration statement under the Securities Act on Form S-1 to register with the SEC the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information contained in the registration statement or the exhibits to that registration statement.

                                     PART II

Item 13.  Expenses of Issuance and Distribution

     The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this registration statement.


                SEC registration fee.............................     $   1,715
                Blue Sky.........................................     $   5,000
                Legal fees and expenses..........................     $  50,000
                Accounting fees and expenses.....................     $  25,000
                Printing expenses................................     $  10,000
                Miscellaneous....................................     $   8,285
                                                                      ---------
                         Total...................................     $ 100,000


Item 14.  Indemnification of Directors and Officers

     Under the General Corporation Law of Delaware a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Our certificate of incorporation is consistent with the Delaware GCL and our by-laws provide that each of our directors, officers, employees and agents shall be indemnified to the extent permitted by the Delaware GCL.

     We have entered into indemnification agreements with each of our directors. The indemnity agreements are consistent with our by-laws and our policy to indemnify directors to the fullest extent permitted by law. The indemnity agreements provide for indemnification of directors for liabilities arising out of claims against such persons acting as our directors (or any entity controlling, controlled by or under common control with us) due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by such directors, except as prohibited by law. The indemnity agreements also provide for the advancement of costs and expenses, including attorneys' fees, reasonably incurred by directors in defending or investigating any action, suit, proceeding or claim, subject to an undertaking by such directors to repay such amounts if it is ultimately determined that such directors are not entitled to indemnification. The indemnity agreements cover future acts and omissions of directors for which actions may be brought.

     The indemnity agreements also provide that directors, officers, employees and agents are entitled to indemnification against all expenses (including attorneys' fees) reasonably incurred in seeking to collect an indemnity claim or to obtain advancement of expenses from us. The rights of directors under the indemnity agreements are not exclusive of any other rights directors may have under Delaware GCL, any liability insurance policies that may be obtained, our by-laws or otherwise. We would not be required to indemnify a director for any claim based upon the director gaining in fact a personal profit or advantage to which such director was not legally entitled, any claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934 or a similar state or common law provision or any claim brought about or contributed to by the dishonesty of the director.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

     The following is a summary of transactions involving our securities during the last three years. Each of the following was exempt from registrations under
Section 4(2) of the Securities Act of 1933, as amended, based upon the fact that each issuance was to an accredited investor. The net proceeds from these transactions was used for general corporate purposes, including the funding of research and development.

     On February 20, 1998, we completed a private placement that resulted in the issuance of an aggregate of 2,337,150 shares of restricted common stock and 1,168,575 three-year warrants to purchase an aggregate of 1,168,575 shares of common stock at an exercise price of $2.50 per share. We received an aggregate $4,674,300 from such private placement. The Board of Directors extended the expiration date of these warrants until August 17, 2001.

     Sanders Morris Harris Inc. (formerly known as Harris, Webb & Garrison, Inc.), an investment banking firm located in Houston, Texas, acted as placement agent in the February 1998 private placement and received as part of its compensation a three-year warrant to purchase 116,858 units at an exercise price of $4.40 per unit. The Board of Directors extended the expiration date of these warrants until August 17, 2001. Each unit consists of two shares of our common stock and one three-year warrant to purchase one share of common stock at an exercise price of $2.50 per share. In May 1998, warrants to purchase 1,500 of such units were exercised and the 3,000 shares of common stock underlying the units were subsequently sold. The warrants issued upon the exercise of these units has not been exercised or sold. Warrants to purchase an additional 650 units were exercised in June 1998 and the 1,300 shares of common stock underlying the unit were sold as well as the 650 shares that were issued upon the exercise of the warrants included in such units.

     In March 1998, we entered into a conversion agreement with one of our raw material suppliers for the conversion of an outstanding payable into 50,000 shares of our common stock. The fair value of the Common Stock approximated the outstanding payable amount of $100,000.


     On October 1, 1998, we issued options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Sage Partners as payment for services to be rendered. 150,000 of such options were cancelled in November 1999 upon the cancellation of the contract with Sage Partners. The remaining options vested as to 2,500 shares per month from October 31, 1998 through September 30, 1999 and as to 20,000 shares on October 1, 1999. The options expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding.

      In July 1999, we issued 40,701 shares of common stock for payment of legal services. The fair value of the common stock in the amount of $16,631 was charged to operations.

      In July 1999, we issued 6,000 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $2,460 was charged to operations.

     In August 1999 and January 2000, we issued 40,000 and 100,000 shares of common stock, respectively, to DZS Computer Solutions, Inc. as payment for services rendered.

     In September 1999, January 2000 and August 2000, we issued 14,600, 20,365 and 11,800 shares of common stock, respectively, to Mark Jay for payment of legal services.

     In February 2000, we completed two private placements. The first resulted in the issuance of 187,500 units for an aggregate $375,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $3.25 per share and one five-year warrant to purchase one share of common stock at $4.55 per share. The second private placement resulted in the issuance of 250,000 units for an aggregate $250,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $1.03 per share and one five-year warrant to purchase one share of common stock at $2.50 per share.

     In August and September 2000, we completed three private placements resulting in the issuance of an aggregate 333,332 shares of restricted common stock and 166,666 five-year warrants to purchase an aggregate of 166,666 shares of common stock at an exercise price of $3.00 per share. We received an aggregate $499,998 from such private placements.

     In September 2000 and January 2001, we issued 80,000 shares of common stock upon the exercise of stock options by Mr. Donald R. Conklin and Mr. Martin F. Stadler. We received an aggregate $37,900 from such exercise.

     In April 2001, we completed a private placement resulting in the issuance of 222,222 shares of restricted common stock and 222,222 three-year warrants to purchase an aggregate of 222,222 shares of common stock at an exercise price of $2.50 per share. We received an aggregate $200,000 from such private placements.

     In April 2001, we issued convertible notes to certain related and unrelated parties in the aggregate amount of $366,993. The notes are due within ninety days unless the lenders elect to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties have elected to convert their notes into an aggregate 330,000 shares of common stock. In addition, upon conversion, they will receive three-year warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share that will expire on July 7, 2004.

     In July 2001, we completed a private placement resulting in the issuance of 252,223 shares of restricted common stock and 252,223 five-year warrants to purchase an aggregate 252,223 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $227,000 from such private placement.

Item 16.  Exhibits, Financial Statement Schedules

Exhibit No.                                   Title
              Exhibit No.
-----------------------------------------
---------------------------------------------
--------------------------------
(or Exhibit Incorporation No. Reference)
              (or Incorporated by Reference)
3.1                                           Certificate of Incorporation
              *
3.2                                           By-Laws
              *
3.3                                           Amendment to Certificate of
Incorporation        #
3.4                                           Amendment to Certificate of
Incorporation        +++
4.1                                           Form of Convertible Debenture
              **
5.1                                           Opinion of Dorsey & Whitney
              ^
10.1                                          Form   of   Stock   and   Warrant
 Purchase     ##
                                              Agreements   used  in   private
placements
                                              completed in April 1996 and June
1996
10.2                                          Lease  Agreement  - 225
Belleville  Avenue,     ###
                                              Bloomfield, New Jersey
10.3                                          Form  of  Stock   Purchase
Agreement   and     ***
                                              Certificate  used in connection
with various
                                              private placements
10.4                                          Form   of   Stock   and   Warrant
 Purchase     ***
                                              Agreement  and  Warrant  Agreement
 used  in
                                              Private  Placement  completed  on
March  21,
                                              1994
10.5                                          1993  Stock  Option  Plan and Form
of Option     *****
                                              Agreement
10.6                                          Debt  Conversion  Agreement  dated
March 30,     ****
                                              1994 with Kuslima Shogen
10.7                                          Accrued Salary  Conversion
Agreement  dated     ****
                                              March 30, 1994 with Kuslima Shogen
10.8                                          Accrued Salary  Conversion
Agreement  dated     ****
                                              March 30, 1994 with Stanislaw
Mikulski
10.9                                          Option  Agreement  dated March 30,
1994 with     ****
                                              Kuslima Shogen
10.10                                         Amendment  No.  1  dated  June
20,  1994 to     ****
                                              Option  Agreement  dated March 30,
1994 with
                                              Kuslima Shogen
10.11                                         Form of Amendment  No. 1 dated
June 20, 1994     *****
                                              to Option  Agreement  dated  March
30,  1994
                                              with Kuslima Shogen
10.12                                         Form of Amendment  No. 1 dated
June 20, 1994     *****
                                              to Option  Agreement  dated  March
30,  1994
                                              with Stanislaw Mikulski
10.13                                         Form   of   Stock   and   Warrant
 Purchase     +
                                              Agreement  and  Warrant  Agreement
 used  in
                                              Private  Placement  completed  on
September
                                              13, 1994

Exhibit No.                                   Title
              Exhibit No.
-----------------------------------------
---------------------------------------------
--------------------------------
(or Exhibit Incorporation No. Reference)
              (or Incorporated by Reference)
10.14                                         Form of Subscription  Agreements
and Warrant     #
                                              Agreement used in Private
Placements closed
                                              in October 1994 and September 1995
10.15                                         1997 Stock Option Plan
              ###
10.16                                         Separation  Agreement  with
Michael C. Lowe     ++
                                              dated October 9, 1997
10.17                                         Form of  Subscription  Agreement
and Warrant     +++
                                              Agreement   used   in   Private
Placement
                                              completed on February 20, 1998
10.18                                         Form  of  Warrant  Agreement
issued  to the     +++
                                              Placement   Agent  in  connection
with  the
                                              Private Placement  completed on
February 20,
                                              1998
10.19                                         Placement  Agent  Agreement  dated
 December     +++
                                              15, 1997
10.20                                         Separation  Agreement with Gail
Fraser dated     ####
                                              August 31, 1999
10.21                                         Form of  Subscription  Agreement
and Warrant     ######
                                              Agreement   used   in   Private
Placements
                                              completed in February 2000
10.22                                         Form of Subscription Agreement and
Warrant
                                              Agreement used in  the August and
September
                                              2000 Private Placements
              ++++
                                              15, 1997
10.23                                         Form of Subscription Agreement and
Warrant
                                              Agreement used in  the April 2001
                                              Private Placement
              10.23
10.24                                         Form of Convertible Note entered
into in         10.24
                                              April 2001
10.25                                         Form of Subscription Agreement and
Warrant       10.25
                                              Agreement used in the July 2001
Private
                                              Placement
21.1                                          Subsidiaries of Registrant
              21.1
23.1                                          Consent of KPMG LLP
              23.1
23.2                                          Consent of Dorsey & Whitney LLP in
(included
                                              in Exhibits
              ^
99.1                                          Factors  to  Consider  in
Connection   with     ####
                                              Forward-Looking Statements


* Previously filed as exhibit to the Company's Registration Statement on Form S-18 (File No. 2-79975-NY) and incorporated herein by reference thereto.

** Previously filed as exhibits to the Company's Annual Report on Form 10-K for the year ended July 31, 1993 and incorporated herein by reference thereto.

*** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 1994 and incorporated herein by reference thereto.

**** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1994 and incorporated herein by reference thereto.

*****Previously filed as exhibits to the Company's Registration Statement Form SB-2 (File No. 33-76950) and incorporated herein by reference thereto.

+ Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-83072) and incorporated herein by reference thereto.

++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997 and incorporated herein by reference thereto.

+++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998 and incorporated herein by reference thereto.

++++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000 and incorporated herein by reference thereto.

# Previously filed as exhibits to the Company's Annual Report on Form 10-KSB for the year ended July 31, 1995 and incorporated herein by reference thereto.

## Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 333-11575) and incorporated herein by reference thereto.

### Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1997 and incorporated herein by reference thereto.

#### Previously filed as exhibit to the Company's Annual Report on Form 10-K for the year ended July 31, 1999 and incorporated herein by reference thereto.

###### Previously filed as exhibit to the Company's Annual Report on Form 10-K for the year ended July 31, 2000 and incorporated herein by reference thereto.


^ To be filed by amendment.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ALFACELL CORPORATION
                                   Dated: July 25, 2001


                                   By:  /s/ KUSLIMA SHOGEN
                                        -------------------
                                   Kuslima Shogen, Chief Executive Officer,
                                   Acting Chief Financial Officer and Chairman
                                  of the Board.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on July 25, 2001.

/s/ KUSLIMA SHOGEN
------------------------------------------
Kuslima Shogen, Chief Executive Officer,
Acting Chief Financial Officer
Principal Executive Officer, Principal Accounting Officer
and Chairman of the Board


                   *
------------------------------------------
Stanislaw M. Mikulski, M.D.,
Executive Vice President and Director


                   *
------------------------------------------
Stephen K. Carter, M.D., Director


                   *
------------------------------------------
Donald R. Conklin, Director


                   *
------------------------------------------
Martin F. Stadler, Director


--------------------------
* The undersigned by signing her name hereto, does hereby sign this Registration Statement or amendment thereto on behalf of the above indicated directors and officers of Alfacell Corporation pursuant to the power of attorney executed on behalf of each such director and officer.

By: /s/ KUSLIMA SHOGEN
---------------------
Kuslima Shogen
Attorney-in-fact

                                  Exhibit Index

5.1^                    Opinion of Dorsey & Whitney LLP
10.23                   Form of Subscription Agreement and Warrant
                        Agreement used in April 2001 Private Placement
10.24                   Form of  Convertible Note entered into in April
                        2001
10.25                   Form of Subscription Agreement and Warrant Agreement
                        used in July 2001 Private Placement
21.1                    Subsidiaries of the Registrant
23.1                    Consent of KPMG LLP
23.2^                   Consent  of Dorsey & Whitney  LLP  (included  in
                        Exhibit 5.1)

^ To be filed by Amendment.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                      Index

                                                                            Page



Audited Financial Statements:

Independent Auditors' Report of KPMG LLP....................................F-2
Independent Auditors' Report of Armus, Harrison & Co........................F-3


   Balance Sheets - July 31, 2000 and 1999..................................F-5

   Statements of Operations - Years ended July 31, 2000, 1999 and 1998 and the Period from August 24, 1981

        (Date of Inception) to July 31, 2000................................F-6

   Statement of Stockholders' Equity (Deficiency)
        Period from August 24, 1981
        (Date of Inception) to July 31, 2000................................F-7

   Statements of Cash Flows - Years ended July 31, 2000, 1999 and 1998 and
        Period from August 24, 1981

        (Date of Inception) to July 31, 2000...............................F-12

   Notes to Financial Statements - Years ended July 31, 2000, 1999 and 1998 and the Period from August 24, 1981

        (Date of Inception) to July 31, 2000...............................F-15

Unaudited Financial Statements:

   Unaudited Balance Sheet - April 30, 2001................................F-40

   Statements of Operations (unaudited) - Nine Months Ended April 30, 2001 and 2000 and the Period from

        August 24, 1981 (Date of Inception) to April 30, 2001..............F-41

   Statements of Cash Flows (unaudited) - Nine Months Ended April 30, 2001 and 2000 and the Period from

        August 24, 1981 (Date of Inception) to April 30, 2001..............F-42

   Notes to Unaudited Financial Statement..................................F-44

                          Independent Auditors' Report

The Stockholders and Board of Directors
Alfacell Corporation:


We have audited the accompanying balance sheets of Alfacell Corporation (a development stage company) as of July 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended July 31, 2000 and the period from August 24, 1981 (date of inception) to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Alfacell Corporation (a development stage company) for the period from August 24, 1981 (date of inception) to July 31, 1992 were audited by other auditors whose report dated December 9, 1992, except as to note 18 which is July 19, 1993 and note 3 which is October 28, 1993, expressed an unqualified opinion on those statements with an explanatory paragraph regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for the effect on the period from August 24, 1981 (date of inception) to July 31, 2000 of the amounts for the period from August 24, 1981 (date of inception) to July 31, 1992, on the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacell Corporation (a development stage company) as of July 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 2000 and the period from August 24, 1981 (date of inception) to July 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                       /s/ KPMG LLP
                                                       KPMG LLP

Short Hills, New Jersey
October 4, 2000

On December 1, 1993, certain shareholders of Armus Harrison & Co. ("AHC") terminated their association with AHC (the "AHC termination"), and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. In June 1996, AHC dissolved and ceased all operations. The report of AHC with respect to the financial statements of the Company from inception to July 31, 1992 is included herein, although AHC has not consented to the use of such report herein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under Section 11 of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the use of such report in any registration statement of the Company into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by the Company, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report herein, or, to its incorporation by reference into a registration statement, the officers and directors of the Company will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading financial statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in the Common Stock of the Company or otherwise.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Alfacell Corporation
Bloomfield, New Jersey

We have audited the balance sheets of Alfacell Corporation (a Development Stage Company) as of July 31, 1992 and 1991, as restated, and the related statements of operations, stockholders' deficiency, and cash flows for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated. In connection with our audit of the 1992 and 1991 financial statements, we have also audited the 1992, 1991 and 1990 financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Alfacell Corporation as of July 31, 1992 and 1991, as restated, and for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liability in the normal course of business. As shown in the statement of operations, the Company has incurred substantial losses in each year since its inception. In addition, the Company is a development stage company and its principal operation for production of income has not commenced. The Company's working capital has been reduced considerably by operating losses, and has a deficit net worth. These factors, among others, as discussed in Note 2 to the Notes of Financial Statements, indicates the uncertainties about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount of classification of liabilities that might be necessary should the Company be unable to continue its existence.

                                                /s/ Armus, Harrison & Co.
                                                --------------------------------
                                                Armus, Harrison & Co.

Mountainside, New Jersey
December 9, 1992
Except as to Note 18 which
  is July 19, 1993 and Note 3
  which is October 28, 1993

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                 Balance Sheets

                             July 31, 2000 and 1999


                                                                      2000
     1999
                                                                   ------------
  ------------
ASSETS

Current assets:
    Cash and cash equivalents ..................................   $    257,445
  $  1,383,133
    Other assets ...............................................         28,617
        87,308
                                                                   ------------
  ------------
        Total current assets ...................................        286,062
     1,470,441
Property and equipment, net of accumulated depreciation and
    amortization of $1,006,808 in 2000 and $944,830 in 1999
                                                                        142,170
       198,807

Other assets ...................................................         59,867
        59,400
                                                                   ------------
  ------------
        Total assets ...........................................   $    488,099
  $  1,728,648
                                                                   ------------
  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
          (DEFICIENCY)

Current liabilities:
    Current portion of long-term debt ..........................   $      7,074
  $      6,727
    Accounts payable ...........................................        170,788
       186,071
    Accrued expenses ...........................................        411,846
       778,650
        Total current liabilities ..............................        589,708
       971,448

Long-term debt, less current portion ...........................         30,251
          --
                                                                   ------------
  ------------
        Total liabilities ......................................        619,959
       971,448
                                                                   ------------
  ------------
Commitments and contingencies

Stockholders' equity (deficiency):
    Preferred stock, $.001 par value.  Authorized and unissued,
       1,000,000 shares at July 31, 2000 and 1999 ..............           --
          --
    Common stock $.001 par value.  Authorized 40,000,000 shares;
       issued and outstanding 18,431,559 shares and 17,286,594
       shares at July 31, 2000 and 1999, respectively ..........         18,431
        17,286

    Capital in excess of par value .............................     56,526,288
    55,694,195
    Deficit accumulated during development stage ...............    (56,676,579)
   (54,954,281)
                                                                   ------------
  ------------
        Total stockholders' equity (deficiency) ................       (131,860)
       757,200
                                                                   ------------
  ------------
        Total liabilities and stockholders' equity (deficiency)    $    488,099
  $  1,728,648
                                                                   ============
  ============


See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Operations

                    Years ended July 31, 2000, 1999 and 1998,
                       and the Period from August 24, 1981
                      (Date of Inception) to July 31, 2000


                                                 August 24, 1981
                                                     (date of
                                                    inception)
                                                 to July 31, 2000    2000
     1999             1998
                                                 ----------------   ---------
   ---------       ---------
Revenues:
    Sales ....................................   $    553,489            --
        --              --
    Investment income ........................      1,359,164          51,144
     168,372         311,822
    Other income .............................         60,103            --
        --              --
                                                 ------------     -----------
 -----------     -----------
                                                    1,972,756          51,144
     168,372         311,822
                                                 ------------     -----------
 -----------     -----------
Cost and expenses:
    Cost of sales ............................        336,495            --
        --              --
    Research and development .................     35,968,357       1,879,728
   2,401,945       5,264,578
    General and administrative ...............     20,159,648         644,588
     920,686       1,412,968
    Interest:
       Related parties .......................      1,033,960            --
        --              --
       Others ................................      1,906,729           4,980
       2,377          21,782
                                                 ------------     -----------
 -----------     -----------
                                                   59,405,189       2,529,296
   3,325,008       6,699,328
                                                 ------------     -----------
 -----------     -----------

Net loss before state tax benefit ............   $(57,432,433)     (2,478,152)
  (3,156,636)     (6,387,506)

 State tax benefit ...........................        755,854         755,854
        --              --
                                                 ------------     -----------
 -----------     -----------

           Net loss ..........................   $(56,676,579)     (1,722,298)
  (3,156,636)     (6,387,506)
                                                 ============     ===========
 ===========     ===========

 Loss per basic and diluted common share .....                    $     (0.10)
 $     (0.18)    $     (0.40)
                                                                  ===========
 ===========     ===========


 Weighted average number of shares outstanding                     17,812,000
  17,271,000      15,926,000
                                                                  ===========
 ===========     ===========



See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                 Statement of Stockholders' Equity (Deficiency)

                           Period from August 24, 1981
                      (Date of Inception) to July 31, 2000

                                                                     Common
Stock

----------------------

                                        Deficit

           Capital In       Common    Accumulated

            Excess of      Stock to      During
                                                                Number
              par             be       Development
                                                                of Shares
Amount         Value          Issued       Stage
                                                                ----------
--------     -----------     ---------    -----------
Issuance of shares to officers and stockholders for
  equipment, research and development, and expense
  reimbursement                                                  712,500    $
   713    $   212,987          --     $      --
Issuance of shares for organizational legal service               50,000
    50          4,950          --            --
Sale of shares for cash, net                                      82,143
    82        108,418          --            --
Net loss                                                            --
  --             --            --        (121,486)
                                                               ---------
 -----      ---------     ---------    ----------
Balance at July 31, 1982                                       1,266,964
 1,267        325,933          --        (121,486)


Issuance of shares for equipment                                  15,000
    15         13,985          --            --
Sale of shares to private investors                               44,196
    44         41,206          --            --
Sale of shares in public offering, net                           660,000
   660      1,307,786          --            --
Issuance of shares under stock grant program                      20,000
    20        109,980          --            --
Exercise of warrants, net                                          1,165
     1          3,494          --            --
Net loss                                                            --
  --             --            --        (558,694)
                                                               ---------
 -----      ---------     ---------    ----------
Balance at July 31, 1983                                       2,007,325
 2,007      1,802,384          --        (680,180)

Exercise of warrants, net                                        287,566
   287        933,696          --            --
Issuance of shares under stock grant program                      19,750
    20        101,199          --            --
Issuance of shares under stock bonus plan for directors
  and consultants                                                130,250
   131        385,786          --            --
Net loss                                                            --
  --             --            --      (1,421,083)
                                                               ---------
 -----      ---------     ---------    ----------
Balance at July 31, 1984                                       2,444,891
 2,445      3,223,065          --      (2,101,263)

Issuance of shares under stock grant program                      48,332
    48        478,057          --            --
Issuance of shares under stock bonus plan for directors
  and consultants                                                 99,163
    99        879,379          --            --
Shares canceled                                                  (42,500)
   (42)      (105,783)         --            --
Exercise of warrants, net                                        334,957
   335      1,971,012                        --
Net loss                                                            --
  --             --            --      (2,958,846)
                                                               ---------
 -----      ---------     ---------    ----------
Balance at July 31, 1985                                       2,884,843
 2,885      6,445,730          --      (5,060,109)

Issuance of shares under stock grant program                      11,250
    12        107,020          --            --
Issuance of shares under stock bonus plan for directors           15,394
    15        215,385          --            --
  and consultants
Exercise of warrants, net                                         21,565
    21         80,977          --            --
Net loss                                                            --
  --             --            --      (2,138,605)
                                                               ---------
 -----      ---------     ---------    ----------
Balance at July 31, 1986 (carried forward)                     2,933,052
 2,933      6,849,112          --      (7,198,714)


                   Total

Deferred        Stockholders'
                                                              Subscription
compensation,        Equity
                                                               Receivable
restricted stock   (Deficiency)
                                                               -----------
----------------  --------------
Issuance of shares to officers and stockholders for
  equipment, research and development, and expense
  reimbursement                                                 $     --     $
   --         $   213,700
Issuance of shares for organizational legal service                   --
   --               5,000
Sale of shares for cash, net                                          --
   --             108,500
Adjustment for 3 for 2 stock split declared September 8, 1982         --
   --                --
Net loss                                                              --
   --            (121,486)
                                                                -----------
------------      -----------
Balance at July 31, 1982                                              --
   --             205,714


Issuance of shares for equipment                                      --
   --              14,000
Sale of shares to private investors                                   --
   --              41,250
Sale of shares in public offering, net                                --
   --           1,308,446
Issuance of shares under stock grant program                          --
   --             110,000
Exercise of warrants, net                                             --
   --               3,495
Net loss                                                              --
   --            (558,694)
                                                                -----------
------------      -----------
Balance at July 31, 1983                                              --
   --           1,124,211

Exercise of warrants, net                                             --
   --             933,983
Issuance of shares under stock grant program                          --
   --             101,219
Issuance of shares under stock bonus plan for directors
  and consultants                                                     --
   --             385,917
Net loss                                                              --
   --          (1,421,083)
                                                                -----------
------------      -----------
Balance at July 31, 1984                                              --
   --           1,124,247

Issuance of shares under stock grant program                          --
   --             478,105
Issuance of shares under stock bonus plan for directors
  and consultants                                                     --
   --             879,478
Shares canceled                                                       --
   --            (105,825)
Exercise of warrants, net                                             --
   --           1,971,347
Net loss                                                              --
   --          (2,958,846)
                                                                -----------
------------      -----------
Balance at July 31, 1985                                              --
   --           1,388,506

Issuance of shares under stock grant program                          --
   --             107,032
Issuance of shares under stock bonus plan for directors               --
   --             215,400
  and consultants
Exercise of warrants, net                                             --
   --              80,998
Net loss                                                              --
   --          (2,138,605)
                                                                -----------
------------      -----------
Balance at July 31, 1986 (carried forward)                            --
   --            (346,669)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                               Common Stock

----------------------

                                      Deficit

       Capital In     Common        Accumulated

       Excess of     Stock to         During
                                                              Number
          par           be         Development
                                                            of Shares
Amount         Value        Issued          Stage
                                                            ----------
--------     -----------     ---------    -----------
Balance at July 31, 1986 (brought forward)                   2,933,052   $
2,933   $  6,849,112       --           $ (7,198,714)

Exercise of warrants at $10.00 per share                        14,745
15        147,435       --                   --
Issuance of shares under stock bonus plan for directors
and consultants                                                  5,000
5         74,995       --                   --
Issuance of shares for services                                250,000
250        499,750       --                   --
Sale of shares to private investors, net                         5,000
5         24,995       --                   --
Net loss                                                          --         --
           --         --             (2,604,619)
                                                             ---------
-----     ----------      -----           -----------
Balance at July 31, 1987                                     3,207,797
3,208      7,596,287       --             (9,803,333)

Issuance of shares for legal and consulting services           206,429
207        724,280       --                   --
Issuance of shares under employment incentive program          700,000
700      2,449,300       --                   --
Issuance of shares under stock grant program                    19,000
19         66,481       --                   --
Exercise of options at $3.00 per share                         170,000
170        509,830       --                   --
Issuance of shares for litigation settlement                    12,500
12         31,125       --                   --
Exercise of warrants at $7.06 per share                         63,925
64        451,341       --                   --
Sale of shares to private investors                             61,073
61        178,072       --                   --
Amortization of deferred compensation, restricted stock           --         --
           --         --                   --
Net loss                                                          --         --
           --         --             (3,272,773)
                                                             ---------
-----     ----------      -----           -----------
Balance at July 31, 1988                                     4,440,724
4,441     12,006,716       --            (13,076,106)

Sale of shares for litigation settlement                       135,000
135      1,074,703       --                   --
Conversion  of debentures at $3.00 per share                   133,333
133        399,867       --                   --
Sale of shares to private investors                            105,840
106        419,894       --                   --
Exercise of options at $3.50 per share                           1,000
1          3,499       --                   --
Issuance of shares under employment agreement                  750,000
750      3,749,250       --                   --
Issuance of shares under the 1989 Stock Plan                    30,000
30        149,970       --                   --
Amortization of deferred compensation, restricted stock           --         --
           --         --                   --
Net loss                                                          --         --
           --         --             (2,952,869)
                                                             ---------
-----     ----------      -----           -----------
Balance at July 31, 1989                                     5,595,897
5,596     17,803,899       --            (16,028,975)

Issuance of shares for legal and consulting services            52,463
52        258,725       --                   --
Issuance of shares under the 1989 Stock Plan                    56,000
56        335,944       --                   --
Sale of shares for litigation settlement                        50,000
50        351,067       --                   --
Exercise of options at $3.00 - $3.50 per share                 105,989
106        345,856       --                   --
Sale of shares to private investors                             89,480
90        354,990       --                   --
Issuance of shares under employment agreement                  750,000
750      3,749,250       --                   --
Conversion of debentures at $5.00 per share                    100,000
100        499,900       --                   --
Amortization of deferred compensation, restricted stock           --         --
           --         --                   --
Net loss                                                          --         --
           --         --             (4,860,116)
                                                             ---------
-----     ----------      -----           -----------
Balance at July 31, 1990 (carried forward)                   6,799,829
6,800     23,699,631       --            (20,889,091)


            Total

Deferred        Stockholders'
                                                        Subscription
compensation,        Equity
                                                         Receivable
restricted stock   (Deficiency)
                                                        -----------
----------------   -------------
Balance at July 31, 1986 (brought forward)                --
--          $   (346,669)

Exercise of warrants at $10.00 per share                  --
--               147,450
Issuance of shares under stock bonus plan for directors
and consultants                                           --
--                75,000
Issuance of shares for services                           --
--               500,000
Sale of shares to private investors, net                  --
--                25,000
Net loss                                                  --
--            (2,604,619)
                                                        -----------
--------------      -------------
Balance at July 31, 1987                                  --
--            (2,203,838)

Issuance of shares for legal and consulting services      --
--               724,487
Issuance of shares under employment incentive program     --
(2,450,000)               --
Issuance of shares under stock grant program              --
--                66,500
Exercise of options at $3.00 per share                    --
--               510,000
Issuance of shares for litigation settlement              --
--                31,137
Exercise of warrants at $7.06 per share                   --
--               451,405
Sale of shares to private investors                       --
--               178,133
Amortization of deferred compensation, restricted stock   --
449,167             449,167
Net loss                                                  --
--            (3,272,773)
                                                        -----------
--------------      -------------
Balance at July 31, 1988                                  --
(2,000,833)         (3,065,782)

Sale of shares for litigation settlement                  --
--             1,074,838
Conversion  of debentures at $3.00 per share              --
--               400,000
Sale of shares to private investors                       --
--               420,000
Exercise of options at $3.50 per share                    --
--                 3,500
Issuance of shares under employment agreement             --
(3,750,000)               --
Issuance of shares under the 1989 Stock Plan              --
(150,000)               --
Amortization of deferred compensation, restricted stock   --
1,050,756           1,050,756
Net loss                                                  --
--            (2,952,869)
                                                        -----------
--------------      -------------
Balance at July 31, 1989                                  --
(4,850,077)         (3,069,557)

Issuance of shares for legal and consulting services      --
--               258,777
Issuance of shares under the 1989 Stock Plan              --
(336,000)               --
Sale of shares for litigation settlement                  --
--               351,117
Exercise of options at $3.00 - $3.50 per share            --
--               345,962
Sale of shares to private investors                       --
--               355,080
Issuance of shares under employment agreement             --
(3,750,000)               --
Conversion of debentures at $5.00 per share               --
--               500,000
Amortization of deferred compensation, restricted stock   --
3,015,561           3,015,561
Net loss                                                  --
--            (4,860,116)
                                                        -----------
--------------      -------------
Balance at July 31, 1990 (carried forward)                --
(5,920,516)         (3,103,176)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                               Common Stock

----------------------

                                       Deficit

         Capital In       Common      Accumulated

         Excess of       Stock to       During
                                                              Number
            par             be       Development
                                                            of Shares
Amount         Value          Issued         Stage
                                                            ----------
--------     -----------       ---------  -------------
Balance at July 31, 1990 (brought forward)                      6,799,829   $
  6,800   $ 23,699,631        --     $(20,889,091)

Exercise of options at $6.50 per share                             16,720
     16        108,664        --             --
Issuance of shares for legal consulting services                   87,000
     87        358,627        --             --
Issuance of shares under the 1989 Stock Plan                      119,000
    119        475,881        --             --
Amortization of deferred compensation, restricted stock              --
   --             --          --             --
Net loss                                                             --
   --             --          --       (5,202,302)
                                                                ---------
  -----     ----------      ------    -----------
Balance at July 31, 1991                                        7,022,549
  7,022     24,642,803        --      (26,091,393)

Exercise of options at $3.50 per share                              1,000
      1          3,499        --             --
Sale of shares to private investors                                70,731
     71        219,829        --             --
Conversion of debentures at $5.00 per share                        94,000
     94        469,906        --             --
Issuance of shares for services                                    45,734
     46        156,944        --             --
Issuance of shares under the 1989 Stock Plan                      104,000
    104        285,896        --             --
Amortization of deferred compensation, restricted stock              --
   --             --          --             --
Net loss                                                             --
   --             --          --       (4,772,826)
                                                                ---------
  -----     ----------      ------    -----------
Balance at July 31, 1992                                        7,338,014
  7,338     25,778,877        --      (30,864,219)

Sale of share to private investors                                352,667
    353        735,147        --             --
Issuance of shares for legal services                              49,600
     50        132,180        --             --
Issuance of shares for services                                     5,000
      5          9,995        --             --
Issuance of shares under the 1989 Stock Plan                      117,000
    117        233,883        --             --
Amortization of deferred compensation, restricted stock              --
   --             --          --             --
Net loss                                                             --
   --             --          --       (2,357,350)
                                                                ---------
  -----     ----------      ------    -----------
Balance at July 31, 1993                                        7,862,281
  7,863     26,890,082        --      (33,221,569)

Conversion of debentures at $2.75 per share to $6.00 per
  share                                                           425,400
    425      1,701,575        --             --
Sale of shares to private investors, net                          743,000
    743      1,710,048        --             --
Conversion of short-term borrowings                                72,800
     73        181,927        --             --
Issuance of shares for services                                    16,200
     16         43,334        --             --
Issuance of shares under the 1989 Stock Plan, for services          5,000
      5         14,995        --             --
Issuance of options to related parties upon conversion of
  accrued interest, payroll and expenses                             --
   --        3,194,969        --             --
Repurchase of stock options from related party                       --
   --         (198,417)       --             --
Issuance of options upon conversion of accrued interest              --
   --          142,441        --             --
Common stock to be issued                                            --
   --             --        50,000           --
Amortization of deferred compensation, restricted stock              --
   --             --          --             --
Net loss                                                             --
   --             --          --       (2,234,428)
                                                                ---------
  -----     ----------      ------    -----------
Balance at July 31, 1994 (carried forward)                      9,124,681
  9,125     33,680,954      50,000    (35,455,997)


              Total

Deferred        Stockholders'
                                                             Subscription
compensation,       Equity
                                                             Receivable
restricted stock  (Deficiency)
                                                             -----------
----------------  -------------
Balance at July 31, 1990 (brought forward)                   $     --     $
(5,920,516)      $ (3,103,176)

Exercise of options at $6.50 per share                             --
 --              108,680
Issuance of shares for legal consulting services
 --              358,714
Issuance of shares under the 1989 Stock Plan                       --
(476,000)              --
Amortization of deferred compensation, restricted stock            --
2,891,561          2,891,561
Net loss                                                           --
 --           (5,202,302)
                                                                 -------
-------         ----------
Balance at July 31, 1991                                           --
(3,504,955)        (4,946,523)

Exercise of options at $3.50 per share                             --
 --                3,500
Sale of shares to private investors                                --
 --              219,900
Conversion of debentures at $5.00 per share                        --
 --              470,000
Issuance of shares for services                                    --
 --              156,990
Issuance of shares under the 1989 Stock Plan                       --
(286,000)              --
Amortization of deferred compensation, restricted stock            --
3,046,726          3,046,726
Net loss                                                           --
 --           (4,772,826)
                                                                 -------
-------         ----------
Balance at July 31, 1992                                           --
(744,229)        (5,822,233)

Sale of share to private investors                                 --
 --              735,500
Issuance of shares for legal services                              --
 --              132,230
Issuance of shares for services                                    --
(10,000)              --
Issuance of shares under the 1989 Stock Plan                       --
(234,000)              --
Amortization of deferred compensation, restricted stock            --
664,729            664,729
Net loss                                                           --
 --           (2,357,350)
                                                                 -------
-------         ----------
Balance at July 31, 1993                                           --
(323,500)        (6,647,124)

Conversion of debentures at $2.75 per share to $6.00 per
  share                                                            --
 --            1,702,000
Sale of shares to private investors, net                           --
 --            1,710,791
Conversion of short-term borrowings                                --
 --              182,000
Issuance of shares for services                                    --
 --               43,350
Issuance of shares under the 1989 Stock Plan, for services         --
 --               15,000
Issuance of options to related parties upon conversion of
  accrued interest, payroll and expenses                           --
 --            3,194,969
Repurchase of stock options from related party                     --
 --             (198,417)
Issuance of options upon conversion of accrued interest            --
 --              142,441
Common stock to be issued                                          --
 --               50,000
Amortization of deferred compensation, restricted stock            --
265,000            265,000
Net loss                                                           --
 --           (2,234,428)
                                                                 -------
-------         ----------
Balance at July 31, 1994 (carried forward)                         --
(58,500)        (1,774,418)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                               Common Stock

----------------------

                                        Deficit

        Capital In       Common       Accumulated

        Excess of       Stock to        During
                                                               Number
           par             be         Development
                                                             of Shares
Amount         Value          Issued          Stage
                                                             ----------
-------------  ------------   ------------    ------------
Balance at July 31, 1994 (brought forward)                   9,124,681   $
9,125   $ 33,680,954   $     50,000    $(35,455,997)

Sale of shares to private investors, net                       961,000
 961      2,023,241        (50,000)           --
Conversion of short-term borrowings                             17,600
  17         43,983           --              --
Issuance of shares for services                                 30,906
  31         77,234           --              --
Exercise of options at $2.27 - $2.50 per share                 185,000
 185        437,015           --              --
Common stock to be issued                                         --
--             --          339,008            --
Common stock to be issued, for services                           --
--             --            4,800            --
Amortization of deferred compensation, restricted stock           --
--             --             --              --
Net loss                                                          --
--             --             --        (1,993,123)
                                                            ----------
------------   ------------   ------------    ------------
Balance at July 31, 1995                                    10,319,187
10,319     36,262,427        343,808     (37,449,120)

Sale of shares to private investors, net                     2,953,327
2,953      8,969,655       (339,008)           --
Issuance of shares for services                                 19,995
  20         70,858         (4,800)           --
Exercise of options at $2.50 - $3.87 per share                 566,700
 567      1,657,633           --              --
Sale of warrants                                                  --
--           12,084           --              --
Issuance of options/warrants for services                         --
--           50,872           --              --
Common stock to be issued                                         --
--             --          258,335            --
Subscription receivable                                           --
--             --             --              --
Net loss                                                          --
--             --             --        (2,942,152)
                                                            ----------
------------   ------------   ------------    ------------
Balance at July 31, 1996                                    13,859,209
13,859     47,023,529        258,335     (40,391,272)

Sale of shares to private investors, net                       112,000
 112        503,888           --              --
Issuance of options for services                                  --
--           76,504           --              --
Exercise of options at $2.45 - $4.00 per share, net            729,134
 729      2,620,359       (258,335)           --
Exercise of warrants at $5.00 per share, net                   147,450
 148        737,102           --              --
Net loss                                                          --
--             --             --        (5,018,867)
                                                            ----------
------------   ------------   ------------    ------------
Balance at July 31, 1997                                    14,847,793
14,848     50,961,382           --       (45,410,139)

Sale of shares to private investors, net                     2,337,150
2,337      4,199,877           --              --
Issuance of options for services                                  --
--          199,954           --              --
Exercise of warrants at $2.20 - $2.50 per share                  4,950
   5         11,080           --              --
Issuance of shares for services, net                            50,000
  50         99,950           --              --
Net loss                                                          --
--             --             --        (6,387,506)
                                                            ----------
------------   ------------   ------------    ------------
Balance at July 31, 1998                                    17,239,893
17,240     55,472,243           --       (51,797,645)

Issuance of options for services                                  --
--          205,593           --              --
Issuance of shares for services, net                            46,701
  46         16,359           --              --
Net loss                                                          --
--             --             --        (3,156,636)
                                                            ----------
------------   ------------   ------------    ------------
Balance at July 31, 1999 (carried forward)                  17,286,594   $
17,286   $ 55,694,195   $       --      $(54,954,281)


               Total

Deferred       Stockholders'
                                                          Subscription
compensation,       Equity
                                                          Receivable
restricted stock  (Deficiency)
                                                          ------------
---------------- -------------
Balance at July 31, 1994 (brought forward)                $       --      $
(58,500)   $ (1,774,418)

Sale of shares to private investors, net                          --
 --         1,974,202
Conversion of short-term borrowings                               --
 --            44,000
Issuance of shares for services                                   --
 --            77,265
Exercise of options at $2.27 - $2.50 per share                    --
 --           437,200
Common stock to be issued                                         --
 --           339,008
Common stock to be issued, for services                           --
 --             4,800
Amortization of deferred compensation, restricted stock           --
58,500          58,500
Net loss                                                          --
 --        (1,993,123)
                                                          ------------
------------    ------------
Balance at July 31, 1995                                          --
 --          (832,566)

Sale of shares to private investors, net                          --
 --         8,633,600
Issuance of shares for services                                   --
 --            66,078
Exercise of options at $2.50 - $3.87 per share                    --
 --         1,658,200
Sale of warrants                                                  --
 --            12,084
Issuance of options/warrants for services                         --
 --            50,872
Common stock to be issued                                         --
 --           258,335
Subscription receivable                                       (254,185)
 --          (254,185)
Net loss                                                          --
 --        (2,942,152)
                                                          ------------
------------    ------------
Balance at July 31, 1996                                      (254,185)
 --         6,650,266

Sale of shares to private investors, net                          --
 --           504,000
Issuance of options for services                                  --
 --            76,504
Exercise of options at $2.45 - $4.00 per share, net            254,185
 --         2,616,938
Exercise of warrants at $5.00 per share, net                      --
 --           737,250
Net loss                                                          --
 --        (5,018,867)
                                                          ------------
------------    ------------
Balance at July 31, 1997                                          --
 --         5,566,091

Sale of shares to private investors, net                          --
 --         4,202,214
Issuance of options for services                                  --
 --           199,954
Exercise of warrants at $2.20 - $2.50 per share                   --
 --            11,085
Issuance of shares for services, net                              --
 --           100,000
Net loss                                                          --
 --        (6,387,506)
                                                          ------------
------------    ------------
Balance at July 31, 1998                                          --
 --         3,691,838

Issuance of options for services                                  --
 --           205,593
Issuance of shares for services, net                              --
 --            16,405
Net loss                                                          --
 --        (3,156,636)
                                                          ------------
------------    ------------
Balance at July 31, 1999 (carried forward)                $       --      $
 --      $    757,200

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                               Common Stock

----------------------

                          Deficit

 Capital In     Common   Accumulated

  Excess of    Stock to    During
                                                        Number
    par           be      Development
                                                      of Shares        Amount
   Value        Issued      Stage
                                                      ----------   -------------
 ------------   --------  ------------
Balance at July 31, 1999 (brought forward)            17,286,594   $     17,286
 $ 55,694,195   $  --     $(54,954,281)

Sale of shares to private investors, net                 875,000            875
      547,417      --             --
Exercise of options at $0.43 - $1.43 per share            95,000             95
       45,755      --             --
Issuance of shares for services, net                     174,965            175
       92,009      --             --
Vesting of options previously issued for services           --             --
      146,912      --             --
Net loss                                                    --             --
         --        --       (1,722,298)
                                                      ----------   ------------
 ------------    ------    -----------
Balance at July 31, 2000                              18,431,559         18,431
   56,526,288      --      (56,676,579)


     Total
                                                                   Deferred
  Stockholders'
                                                Subscription     compensation,
    Equity
                                                 Receivable     restricted stock
  (Deficiency)
                                                ------------    --------------
 -------------
Balance at July 31, 1999 (brought forward)        $  --           $  --
 $    757,200

Sale of shares to private investors, net             --              --
      548,292
Exercise of options at $0.43 - $1.43 per share       --              --
       45,850
Issuance of shares for services, net                 --              --
       92,184
Vesting of options previously issued for services    --              --
      146,912
Net loss                                             --              --
   (1,722,298)
                                                   ------         -------
 ------------
Balance at July 31, 2000                             --              --
     (131,860)


See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Cash Flows

                    Years ended July 31, 1999, 1998 and 1997,
                       and the Period from August 24, 1981
                      (Date of Inception) to July 31, 2000


                                                                      August 24,
1981
                                                                         (date
of

inception) to
                                                                         July
31,
                                                                          2000
          2000            1999             1998

-----------      ----------      ----------      ----------
Cash flows from operating activities:
  Net loss
$(56,676,579)   $ (1,722,298)   $ (3,156,636)   $ (6,387,506)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
      Gain on sale of marketable securities
(25,963)           --              --              --
      Depreciation and amortization
1,417,843          93,748         101,231         102,836
      Loss on disposal of property and equipment
18,926            --              --              --
      Noncash operating expenses
5,519,384         146,912         208,053         199,954
      Amortization of deferred compensation
11,442,000            --              --              --
      Amortization of organization costs
4,590            --              --              --
      Changes in assets and liabilities:
       (Increase) decrease in loan receivable, related party
--              --              --              --
       (Increase) decrease in other current assets
(88,484)         58,224         (29,521)         47,919
       Decrease in other assets
36,184            --              --              --
       Increase in loans and interest payable, related party
744,539            --              --              --
       Increase (decrease) in accounts payable
456,868          76,901        (513,338)        438,336
       Increase in accrued payroll and expenses, related parties
2,348,145            --              --              --
       Increase (decrease) in accrued expenses
953,359        (366,804)       (314,248)        399,057

-----------      ----------      ----------      ----------
           Net cash used in operating activities
(33,849,188)     (1,713,317)     (3,704,459)     (5,199,404)

-----------      ----------      ----------      ----------

Cash flows from investing activities:
      Purchase of marketable securities
(290,420)           --              --              --
      Proceeds from sale of marketable equity securities
316,383            --              --              --
      Purchase of property and equipment
(1,406,836)        (37,575)           --           (75,315)
      Patent costs
(97,841)           --              --              --

-----------      ----------      ----------      ----------
           Net cash used in investing activities
(1,478,714)        (37,575)           --           (75,315)

-----------      ----------      ----------      ----------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued


                                                                  August 24,
1981
                                                                    (date of
                                                                   inception) to
                                                                     July 31,
                                                                      2000
       2000           1999             1998
                                                                    ------------
   --------------  -------------   -------------
Cash flows from financing
  Proceeds from short-term borrowings                               $    849,500
   $       --      $       --      $       --
  Payment of short-term borrowings
(623,500)           --              --              --
  Increase in loans payable, related party, net                        2,628,868
           --              --              --
  Proceeds from bank debt and other long-term debt, net of
    deferred debt costs                                                2,452,460
         41,577            --              --
  Reduction of bank debt and long-term debt
(2,929,243)        (10,515)         (9,175)     (1,381,416)
  Proceeds from issuance of common stock, net                         27,353,739
        548,292          (2,686)      4,202,214
  Proceeds from exercise of stock options and warrants, net            5,506,523
         45,850            --            11,085
  Proceeds from issuance of convertible debentures                       347,000
           --              --              --
      Net cash provided by financing activities                       35,585,347
        625,204         (11,861)      2,831,883
                                                                    ------------
   ------------    ------------    ------------
      Net increase (decrease) in cash and cash equivalents               257,445
     (1,125,688)     (3,716,320)     (2,442,836)
Cash and cash equivalents at beginning of period                            --
      1,383,133       5,099,453       7,542,289
                                                                    ------------
   ------------    ------------    ------------
Cash and cash equivalents at end of period                          $    257,445
   $    257,445    $  1,383,133    $  5,099,453
                                                                    ============
   ============    ============    ============
Supplemental disclosure of cash flow information - interest paid    $  1,653,713
   $      4,980    $      2,378    $     21,782
                                                                    ============
   ============    ============    ============

Noncash financing activities:
  Issuance of convertible subordinated debenture for loan
      payable to officer                                            $  2,725,000
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

  Issuance of common stock upon the conversion of convertible
      subordinated debentures, related party                        $  2,945,000
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

  Conversion of short-term borrowings to common stock               $    226,000
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

  Conversion of accrued interest, payroll and expenses by
      related parties to stock options                              $  3,194,969
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

  Repurchase of stock options from related party                    $
(198,417)   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

  Conversion of accrued interest to stock options                   $    142,441
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

    Conversions of accounts payable to common stock                 $    286,170
   $     92,184    $     16,631    $    100,000
                                                                    ============
   ============    ============    ============

                                                                  August 24,
1981
                                                                    (date of
                                                                   inception) to
                                                                     July 31,
                                                                      2000
       2000           1999             1998
                                                                    ------------
   --------------  -------------   -------------
  Conversion of notes payable, bank and accrued interest
       to long-term debt                                            $  1,699,072
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============
  Conversion of loans and Interest Payable, related party and accrued payroll and expenses, related parties to long-term
       accrued payroll and other, related  party                    $  1,863,514
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

  Issuance of common stock upon the conversion of convertible
       subordinated debentures, other                               $    127,000
   $       --      $       --      $       --
                                                                    ============
   ============    ============    ============

  Issuance of common stock for services rendered                    $      2,460
   $       --      $      2,460    $       --
                                                                    ============
   ============    ============    ============


See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements

                    Years ended July 31, 2000, 1999 and 1998
                       and the Period From August 24, 1981
                      (Date of Inception) to July 31, 2000

(1)   Summary of Significant Accounting Policies

      Business Description

      Alfacell Corporation (the "Company") was incorporated in Delaware on August 24, 1981 for the purpose of engaging in the discovery, investigation and development of a new class of anti-cancer drugs and anti-viral agents. The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

      The Company's current operations encompass all the risks inherent in discovering and developing a new drug, including: an uncertainty regarding the timing and amount of future revenues to be derived from the Company's technology; obtaining future capital as needed; attracting and retaining key personnel; and a business environment with heightened competition, rapid technological change and strict government regulations.

      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.


      Certain reclassifications to the prior year financial information were made to conform with the July 31, 2000 presentation.


      Property and Equipment

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets ranging from three to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period.

      The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized.

      Cash Equivalents

      The Company considers all highly liquid investments with maturities of three months or less, at the time of purchase, to be cash equivalents.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(1)   Summary of Significant Accounting Policies, (Continued)

      Research and Development

      Research and development costs are expensed as incurred.

      Fair Value of Financial Instruments

      For all financial instruments, their carrying value approximates fair value due to the short maturity of those instruments.

      Comprehensive Income (Loss)


      Effective August 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. The net loss of $1,722,000, $3,157,000 and $6,388,000, recorded for the years ended July 31, 2000, 1999 and 1998, respectively, is equal to the comprehensive loss for those periods.


      Earnings Per Common Share


      "Basic" earnings per common share equals net income divided by weighted average common shares outstanding during the period. "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents. The Company's Basic and Diluted per share amounts are the same since the assumed exercise of stock options and warrants are all anti-dilutive. The number of options and warrants excluded from the calculation was 6,156,195, 5,894,875 and 5,911,557 at July 31, 2000, 1999 and 1998,
      respectively.


      Long-Lived Assets

      The Company reviews long-lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may not be recoverable. The Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows, and measures the impairment, if any, using discounted cash flows. SFAS No. 121 has not had a material impact on the Company's financial position, operating results or cash flows.

      Stock Option Plans

      Prior to August 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(1)   Summary of Significant Accounting Policies, (Continued)

      of grant only if the current market price of the underlying stock exceeded the exercise price. On August 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosure in accordance with the provisions of SFAS No. 123.

(2)   Liquidity


      The Company has reported net losses of $1,722,000, $3,157,000, and $6,388,000 for the fiscal years ended July 31, 2000, 1999 and 1998, respectively. The loss from date of inception, August 24, 1981, to July 31, 2000 amounts to $56,677,000. Also, the Company has a working capital deficit and limited liquid resources. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts or classification of liabilities which might result from the outcome of this uncertainty.

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R) and its ability to realize the full potential of its technology and its drug candidates. Such additional funds may not become available or be available on acceptable terms. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Additionally, the Company raised capital through the sale of a portion of its tax benefits. Until the Company's operations generate significant revenues, the Company will continue to fund operations from cash on hand and through the sources of capital previously described. In August and September 2000, the Company received gross proceeds of approximately $516,000 from the private placement of various individual investors and exercise of stock options by a related party.

      The Company will continue to incur costs in conjunction with its U.S. and foreign registrations for marketing approval of ONCONASE(R). The Company is currently in discussion with several potential strategic alliance partners including major international biopharmaceutical companies to further the development and marketing of ONCONASE(R) and other related products in its pipeline. However, there can be no assurance that any such alliances will materialize. The Company intends to seek foreign marketing approvals for ONCONASE(R) for the treatment of malignant mesothelioma. Clinical data is required in certain European countries for registration. Therefore, the Company has initiated a plan to expand its ongoing clinical trial internationally. However, there can be no assurance that any such plan will materialize. The Company's ability to raise funding at this time may be dependent upon other factors including, without limitation, market conditions, and such funds may not be available or be available on acceptable terms.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(2)   Liquidity, (Continued)


      The Company's common stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, the Company's common stock trades on the OTC Bulletin Board under the symbol "ACEL". Delisting of the Company's common stock from Nasdaq could have a material adverse effect on its ability to raise additional capital, its stockholders' liquidity and the price of its common stock.


(3)   Property and Equipment

      Property and equipment, at cost, consists of the following at July 31:


                                                  2000           1999
                                                  ----           ----

             Laboratory equipment              $  755,040       755,040
             Office equipment                     296,105       290,764
             Leasehold improvements                97,833        97,833
                                               ----------     ---------
                                               $1,148,978     1,143,637
                                               ==========     =========


(4)   Long-term Debt

      Long-term debt consists of the following at July 31:



 2000         1999

 ----         ----
     Note payable, in monthly installments of $1,459, including
$ 37,325    $   --
           principal and interest commencing April 2000 and each month thereafter until March 2005, secured by equipment.

     Note payable in monthly installments of $729, including
   --         6,727

--------    --------
           principal and interest commencing April 1996 and each month thereafter until May 2000, secured by equipment.

 37,325       6,727
     Less current portion
  7,074       6,727

--------    --------

$ 30,251    $   --

--------    --------


(5)   Leases


      The Company leases its facility under a five-year operating lease which is due to expire on December 31, 2001. The annual rental obligation, which commenced January 1, 1997, is $96,775 and is subject to annual escalation amounts. Rent expense charged to operations was $127,000, $108,000, and $97,000 in 2000, 1999 and 1998, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(5)   Leases, Continued


      Future minimum lease payments under noncancellable leases for the next two years ending July 31 are as follows:


                                                 Operating
                                                  leases
                                                  ------
                              2001               136,000
                              2002                56,667

(6)   Stockholders' Equity

      On September 1, 1981, the Company issued 712,500 shares of common stock (1,068,750 shares adjusted for the stock split on September 8, 1982) to officers and stockholders in exchange for equipment, research and development services, stock registration costs, reimbursement of expenses and other miscellaneous services. The common stock issued for services was recorded at the estimated fair value of services rendered based upon the Board of Directors' determination and ratification of the value of services. Equipment received in exchange for common stock was recorded at the transferor's cost. Common stock issued for reimbursement of expenses was recorded based upon expenses incurred. All values assigned for expenses and services rendered have been charged to operations except for stock registration costs which were charged against proceeds.

      On July 30, 1982, the Company sold 82,143 shares of common stock (123,214 shares adjusted to reflect the stock split on September 8, 1982) to a private investor at a price of $1.40 per share, resulting in net proceeds to the Company of approximately $108,500.

      On September 8, 1982, the Company declared a 3-for-2 stock split. Shares previously issued by the Company have been restated in accordance with the stock split.

      On September 8, 1982, the Company issued 15,000 shares of common stock to an officer and stockholder in exchange for equipment. The equipment received in exchange for the common stock was recorded at the transferor's cost.

      On November 1, 1982 and January 3, 1983, the Company sold 28,125 and 16,071 shares of common stock, respectively, to private investors at $.93 per share, resulting in net proceeds to the Company of approximately $41,250.


      On January 17, 1983, the Company sold 660,000 shares of its common stock and 330,000 common stock purchase warrants in a public offering at a price of $2.50 per share, resulting in net proceeds to the Company of approximately $1,308,446. The warrants were to expire 12 months after issuance; however, the Company extended the expiration date to July 16, 1984. During the fiscal years ended July 31, 1983 and 1984, the net proceeds to the Company from the exercise of the warrants amounted to $934,000. Each common stock purchase warrant was not detachable from its common stock or exercisable until six months after the issuance date of January 17, 1983. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00 after six months and prior to nine months after issuance. The exercise price increased to $3.50 after nine months and prior to 12 months after issuance.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)

      In connection with the public offering, the Company sold 60,000 five-year purchase warrants to the underwriters at a price of $.001 per warrant. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00. Pursuant to the antidilution provisions of the warrants, the underwriters received warrants to purchase 67,415 shares at an exercise price of $2.67 per share. As of July 31, 1986, all such warrants were exercised and the Company received proceeds of approximately $180,000.

      On February 22, 1984, the Company filed a registration statement with the Securities and Exchange Commission for the issuance of two series of new warrants, each to purchase an aggregate of 330,000 shares (hereinafter referred to as one-year warrants and two-year warrants). The one-year warrants had an exercise price of $6.50 per share and expired July 17, 1985. The two-year warrants had an exercise price of $10.00 per share and were to expire July 17, 1986. However, the Company extended the expiration date to August 31, 1987. The one-year warrants and two-year warrants were issued as of July 17, 1984 on a one-for-one basis to those public offering warrant holders who exercised their original warrants, with the right to oversubscribe to any of the warrants not exercised. During the fiscal years ended July 31, 1985, 1986, 1987 and 1988, the Company received net proceeds of approximately $2,471,000 as a result of the exercise of the warrants.

      On January 2, 1987, the Company issued 250,000 shares of common stock to officers and stockholders, including the President and Chief Executive Officer, in recognition of services performed for the Company. The fair value of such shares was recorded as compensation expense.

      On February 3, 1987, the Company sold 5,000 shares of common stock to a private investor for $5.00 per share, resulting in net proceeds to the Company of approximately $25,000.

      On September 1, 1987, the Board of Directors approved new wage contracts for three officers. The contracts provided for the issuance of 700,000 shares of common stock as an inducement for signing. The fair value of these shares was recorded as deferred compensation and was amortized over the term of the employment agreements. The contracts also provided for the issuance of 1,500,000 shares of common stock in 750,000 increments upon the occurrence of certain events. These shares were issued during the fiscal years ended July 31, 1989 and 1990 and the fair value of such shares was recorded as deferred compensation and was amortized over the remaining term of the employment agreements. The contracts also provided for five-year options to purchase 750,000 shares of common stock at $3.00 per share; options for the purchase of 170,000 shares were exercised on June 16, 1988 and the remaining options for the purchase of 580,000 shares expired on September 2, 1992.

      During the fiscal year ended July 31, 1988, the Company issued 206,429 shares of common stock for payment of legal and consulting services. The fair value of such shares was charged to operations.

      During the fiscal year ended July 31, 1988, the Company issued 12,500 shares of common stock in connection with the settlement of certain litigation. The fair value of these shares was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1988, the Company sold 61,073 shares of common stock to private investors at $2.92 per share resulting in net proceeds to the Company of approximately $178,133.

      On September 21, 1988, the Company entered into a stipulation of settlement arising from a lawsuit wherein it agreed to pay a total of $250,000 in 12 monthly installments. Under the agreement, the Company authorized the issuance on September 7, 1988 and October 18, 1988 of 85,000 and 50,000 shares, respectively, to an escrow account to secure payment of the $250,000 due under the stipulation of settlement. During the fiscal year ended July 31, 1989, the Company issued and sold the 135,000 shares of common stock for $1,074,838. On February 14, 1989, the Board of Directors authorized the issuance of an additional 50,000 shares. During the year ended July 31, 1990, the shares were sold for $351,117. The proceeds from the above transactions were used to pay the settlement and related legal costs, reduce loans from and interest due to the Company's Chief Executive Officer, and for working capital.

      During the fiscal year ended July 31, 1989, the Company sold 105,840 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $420,000.

      During the fiscal year ended July 31, 1990, the Company issued 52,463 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company issued 50,000 shares of common stock in connection with the settlement of certain litigation. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company sold 89,480 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $355,080.

      During the fiscal year ended July 31, 1991, the Company issued 87,000 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1992, the Company sold 70,731 shares of common stock to private investors at $2.75 to $3.50 per share resulting in net proceeds to the Company of approximately $219,900.

      During the fiscal year ended July 31, 1992, the Company issued 45,734 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)

      During the fiscal years ended July 31, 1992 and 1990, 94,000 and 50,000 shares of common stock, respectively, were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

      During the fiscal year ended July 31, 1993, the Company sold 352,667 shares of common stock to private investors at prices ranging from $2.00 to $3.00 per share resulting in net proceeds to the Company of approximately $735,500. In addition, the private investors were granted options to purchase common stock totaling 587,167 shares at prices ranging from $3.00 to $7.00. During the fiscal years ended July 31, 1995 and 1996, 322,500 and 228,833 options expired, respectively. A total of 42,167 options due to expire on July 31, 1995 were extended to July 31, 1996 and their exercise price was reduced to $2.50. During the fiscal year ended July 31, 1996, 35,834 options were exercised resulting in net proceeds to the Company of approximately $89,600.

      During the fiscal year ended July 31, 1993, the Company issued 54,600 shares of common stock as payment for legal and other services performed for the Company. The fair value of 49,600 shares was charged to operations. The remaining 5,000 shares were recorded as deferred compensation and were amortized over a one-year period, beginning in February 1993, in accordance with the agreement entered into with the recipient.

      During the fiscal year ended July 31, 1994, the Company issued 7,000 shares of common stock as payment for services performed for the Company. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1994, the Company sold 25,000 shares of common stock to a private investor at $2.00 per share resulting in net proceeds to the Company of $50,000. In addition, the private investor was granted options to purchase common stock totaling 25,000 shares at $4.00 per common share. These options were exercised in September 1996 resulting in net proceeds to the Company of $100,000.

      During the fiscal year ended July 31, 1994, the Company sold 800,000 shares of common stock to private investors at $2.50 per share resulting in net proceeds to the Company of $1,865,791. In addition, the private investors were granted warrants to purchase common stock totaling 800,000 shares at $5.00 per common share. Warrants for the purchase of 147,450 shares were exercised during fiscal 1997 resulting in net proceeds to the Company of $737,250. The remaining 652,550 warrants expired during fiscal 1997.

      During the fiscal year ended July 31, 1994, 400,000 shares of common stock were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

      During the fiscal year ended July 31, 1994, 25,400 shares of common stock were issued upon the conversion of other outstanding debentures.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)

      In September 1994, the Company completed a private placement resulting in the issuance of 288,506 shares of common stock and three-year warrants to purchase 288,506 shares of common stock at an exercise price of $5.50 per share. The warrants expired during fiscal 1998. The common stock and warrants were sold in units consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. The price per unit was $50,000. The Company received proceeds of approximately $545,000, net of costs associated with the placement of approximately $55,000 and the conversion of certain debt by creditors of $121,265 into equivalent private placement units of 17,600 shares for conversion of short-term borrowings and 30,906 shares issued for services rendered. In October 1994, an additional two units at $50,000 per unit were sold to a private investor under the same terms as the September 1994 private placement resulting in the issuance of 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock. The warrants expired during fiscal 1998.

      During the fiscal year ended July 31, 1995, 185,000 shares of common stock were issued upon the exercise of stock options by unrelated parties resulting in net proceeds to the Company of $437,200. The exercise prices of the options ranged from $2.27 to $2.50, which had been reduced from $3.50 and $5.00, respectively, during fiscal 1995.

      During the fiscal year ended July 31, 1995, the Company sold 681,000 shares of common stock to private investors resulting in net proceeds to the Company of approximately $1,379,000. The shares were sold at prices ranging from $2.00 to $2.25.

      During the fiscal year ended July 31, 1995, the Company sold 139,080 shares of common stock and 47,405 three-year warrants to purchase shares of common stock at an exercise price of $4.00 per share to private investors. The stock and warrants were sold at prices ranging from $2.25 to $2.73 per share and resulted in net proceeds to the Company of $343,808, of which $4,800 was for services rendered. The common shares were issued to the investors subsequent to July 31, 1995.

      On August 4, 1995, the Company issued 6,060 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

      On September 29, 1995, the Company completed a private placement resulting in the issuance of 1,925,616 shares of common stock and three-year warrants to purchase an aggregate of 55,945 shares of common stock at an exercise price of $4.00 per share. Of these shares 1,935 were issued for services rendered to the Company. The common stock was sold alone at per share prices ranging from $2.00 to $3.70, and in combination with warrants at per unit prices ranging from $4.96 to $10.92, which related to the number of warrants contained in the unit. The Company received proceeds of approximately $4.1 million, including $1,723,000 for approximately 820,000 shares received during the fiscal year ended July 31, 1995. The warrants expired in October 1998.

      As consideration for the extension of the Company's term loan agreement with its bank, the Company granted the bank a warrant to purchase 10,000 shares of common stock at an exercise price of $4.19. The warrants were issued as of October 1, 1995 and expired on August 31, 1997.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)


      In June 1996, the Company sold in a private placement 1,515,330 shares of common stock and three-year warrants to purchase 313,800 shares of common stock at an exercise price of $7.50 per share. Of these shares, 12,000 were issued for services rendered to the Company. The common stock was sold alone at a per share price of $3.70, in combination with warrants at a per unit price of $12.52 and warrants were sold alone at a per warrant price of $1.42. Each unit consisted of three shares of common stock and one warrant. The Company received proceeds of approximately $5.7 million. The warrants expired during the fiscal year ended July 31, 2000.


      In June 1996, the Company issued 10,000 five-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $4.95 per share. The Company recorded research and development expense of $28,260 which was the fair value of the stock options on the date of issuance.


      During the fiscal year ended July 31, 1996, 207,316 shares of common stock were sold from October 1995 to April 1996 at per share prices ranging from $3.60 to $4.24 resulting in proceeds of approximately $808,000.


      During the fiscal year ended July 31, 1996, 656,334 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $1.9 million to the Company. Of these shares, 89,634 were issued subsequent to July 31, 1996. The exercise prices of the options ranged from $2.50 to $3.87 per share.

      In August 1996, the Company issued 10,000 stock options with an exercise price of $4.69 per share exercisable for five years as payment for services to be rendered. An equal portion of these options vested monthly for one year commencing September 1, 1996. The Company recorded general and administrative expense of $27,900 which was the fair value of the stock options on the date of issuance.

      In March 1997, the Company issued 112,000 shares of common stock at $4.50 per share in a private placement to a single investor resulting in net proceeds of $504,000 to the Company.


      In May 1997, the Company issued 100,000 stock options to a director with an exercise price of $5.20 per share as payment for serving as Chairman of the Scientific Advisory Board (the "SAB"). These options will vest as follows provided the director is then serving as Chairman of the SAB at the time of vesting: 10,000 vested immediately, 10,000 after one full calendar year, 10,000 annually for each of the following three years and 50,000 on May 13, 2002. The vesting of the 50,000 options which vest in May 2002 may be accelerated upon the occurrence of the following events:
      25,000 options upon the good faith determination by the Company's Board of Directors that a substantive collaborative agreement with a major biopharmaceutical company was a result of Dr. Carter's efforts and 25,000 options upon the good faith determination by the Company's Board of Directors that Dr. Carter made a material contribution towards the approval by the United States Food and Drug Administration of a New Drug Application for the marketing of ONCONASE in the United States. The Company recorded research and development expense of $263,800 which was the fair value on the date of issuance of that portion of the stock options that had vested as of July 31, 2000.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1997, 639,500 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $2.6 million to the Company. The exercise prices of the options ranged from $2.45 to $4.00 per share.

      During the fiscal year ended July 31, 1997, 147,450 warrants were exercised by both related and unrelated parties resulting in net proceeds of approximately $737,250 to the Company. The exercise price of the warrants was $5.00 per share.


      In October 1997, the Company issued 75,000 stock options to a director with an exercise price of $3.66 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on October 31, 2002. The vesting and exercisability of the 25,000 options which vest in October 2002 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $185,600 is being amortized over a five-year period which commenced in October 1997. As of July 31, 2000, the Company recorded general and administrative expense of $124,600, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.


      In October 1997, the Company issued 12,000 five-year stock options to a consultant with an exercise price of $3.91 per share as payment for services to be rendered. An equal portion of these options vest monthly and are to be amortized over a one-year period which commenced in October 1997. In May 1998, the Company terminated the services of the consultant which resulted in the cancellation of 5,000 options. The Company recorded a total research and development expense for the remaining 7,000 options in the amount of $15,800, based upon the fair value of such options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

      On December 9, 1997, the stockholders authorized the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 from 25,000,000 shares to 40,000,000 shares.

      On December 9, 1997, the stockholders approved the 1997 Stock Option Plan (the "1997 Plan"). The total number of shares of common stock authorized for issuance upon exercise of options granted under the 1997 Plan is 2,000,000. Options are granted at fair market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)


      On January 23, 1998 the Securities and Exchange Commission (the "SEC") declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,734,541 shares of common stock. Of these shares (i) an aggregate of 2,737,480 shares were issued to private placement investors in private placement transactions which were completed during the period from March 1994 through March 1997 (the "Earlier Private Placements"), (ii) an aggregate of 409,745 shares are issuable upon exercise of warrants which were issued to private placement investors in the Earlier Private Placements and (iii) an aggregate of 587,316 shares may be issued, or have been issued, upon exercise of options which were issued to option holders in certain other private transactions. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which has not yet been declared effective.

      In February 1998, the Company completed the February 1998 Private Placement primarily to institutional investors which resulted in the issuance of 1,168,575 units at a unit price of $4.00. Each unit consisted of two (2) shares of the Company's common stock, par value $.001 per share and one (1) three-year warrant to purchase one (1) share of common stock at an exercise price of $2.50 per share. The Company received proceeds of approximately $4,202,000, net of costs associated with the private placement of approximately $472,000. The placement agent also received warrants to purchase an additional 116,858 units comprised of the same securities sold to investors at an exercise price of $4.40 per unit as part of its compensation.


      In March 1998, the Company entered into a conversion agreement with one of its raw material suppliers (the "Supplier") for the conversion of an outstanding payable (the "Conversion Agreement") into 50,000 shares of the Company's Common Stock. Pursuant to the Conversion Agreement, the Company issued 50,000 shares of Common Stock to the Supplier. The fair value of the Common Stock approximated the outstanding payable amount of $100,000.


      In March 1998, the Company issued 75,000 stock options to a director with an exercise price of $2.80 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on March 24, 2003. The vesting and exercisability of the 25,000 options which vest in March 2003 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement and licensing or financing arrangement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $138,100 is being amortized over a five-year period which commenced in March 1998. As of July 31, 2000, the Company recorded general and administrative expense of $81,100, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)


      On April 20, 1998 the SEC declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,918,299 shares of common stock. Of these shares (i) an aggregate of 2,337,150 shares of Common Stock were issued to the private placement investors in the February 1998 Private Placement, (ii) an aggregate of 1,168,575 shares may be issued upon exercise of the Warrants which were issued to the private placement investors in the February 1998 Private Placement, (iii) 350,574 shares may be issued upon the exercise of the Placement Agent Warrant which was issued to the placement agent in the February 1998 Private Placement and the Warrants issuable upon exercise of the Placement Agent Warrant, (iv) 50,000 shares of Common Stock were issued to a Supplier in connection with conversion of an outstanding accounts payable, and (v) 12,000 shares may be issued upon the exercise of options which were issued as payment for services to be rendered. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which has not yet been declared effective.


      During the fiscal year ended July 31, 1998, the Company issued 833 three-year stock options as payment for services rendered in August 1997. The options vested thirty days from the issuance date and have an exercise price of $4.47 per share. The total general and administrative expense recorded for these options was $1,700, based upon the fair value of such options on the date of issuance.

      During the fiscal year ended July 31, 1998, the Company issued 15,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. An equal portion of these options vest monthly and a total general and administrative expense of $30,000 is being amortized over a one-year period which commenced September 1997. The Company also issued 5,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. Of these options, 833 vested monthly for five months commencing September 30, 1997 and 835 vested on the last day of the sixth month. Total general and administrative expense of $9,700 is being amortized over a six-month period which commenced September 1997. As of July 31, 1998, the Company recorded general and administrative expense of $37,100, based upon the fair value of the 20,000 stock options on the date of the issuance, amortized on a straight-line basis over the vesting periods of the grants.

      During the fiscal year ended July 31, 1998, 4,950 shares of Common Stock were issued upon the exercise of warrants by unrelated parties resulting in net proceeds of approximately $11,100 to the Company. The exercise prices of the warrants ranged from $2.20 to $2.50 per share.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)


      On October 1, 1998 (the "Effective Date"), the Company entered into an agreement with a consultant (the "Agreement"), resulting in the issuance of 200,000 five-year stock options with an exercise price of $1.00 per share as payment for services to be rendered. These options will vest as follows: an aggregate of 20,000 shall vest on October 1, 1999 or upon signing of the first corporate partnering deal, whichever shall occur first; an aggregate of 2,500 of such options shall vest on the last day of each month over the first twelve months after the Effective Date of the Agreement; the remaining 150,000 options will vest on the third anniversary of the Effective Date of the Agreement provided that the consultant is still providing consulting services to the Company under the Agreement at that time. The vesting of such remaining options shall be accelerated as follows: 50,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is less than $5,000,000; 100,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $5,000,000 but less than $10,000,000; 200,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $10,000,000. Should the Company sell a controlling interest in its assets and/or equity at any time after the signature of the Agreement, all options will vest. The Company has recorded approximately $49,300 of general and administrative expense based upon the fair value of the vested options through July 31, 2000. Additional expense will be recorded in subsequent periods through October 1, 2001 as the remainder of the options vest. During the fiscal year ended July 31 2000, the Agreement was terminated which resulted in the cancellation of 150,000 options.


      During the fiscal year ended July 31, 1999, the Company issued 5,000 three-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $1.43 per share. The total general and administrative expense recorded for these options was $4,200, based upon the fair value of such options on the date of issuance.

      During the fiscal year ended July 31, 1999, the Company issued 40,701 shares of common stock for payment of legal services. The fair value of the common stock in the amount of $16,631 was charged to operations.

      During the fiscal year ended July 31, 1999, the Company issued 6,000 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $2,460 was charged to operations.


      During the fiscal year ended July 31, 2000, the Company issued 174,965 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $92,184 was charged to operations.

      During the fiscal year ended July 31, 2000, the Company issued 95,000 shares of common stock upon the exercise of stock options by unrelated parties which resulted in gross proceeds of $45,850 to the Company. The exercise prices of the options ranged from $0.43 to $1.43.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(6)   Stockholders' Equity, (Continued)


      During the fiscal year ended July 31, 2000, the Company sold an aggregate of 875,000 shares of common stock to private investors at prices ranging from $0.50 to $1.00 per share resulting in net proceeds of $548,300 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 875,000 shares of common stock, inclusive of additional warrants issued so that all investors in the private placements received substantially the same securities, at per share exercise prices ranging from $1.03 to $4.55. The warrants will expire during the period commencing May 2003 and ending in May 2005.


(7)   Common Stock Warrants

      During the fiscal years 1988 and 1991, the Board of Directors granted stock purchase warrants to acquire a maximum of 400,000 shares of common stock at $5.00 per share which were not exercised and expired.


      The following table summarizes the activity of common stock warrants issued in connection with the Private Placements completed in fiscal years 1994 through 2000:



Exercise
                                                               Warrants
Price               Expiration
                                                               --------
-----               ----------
      Sold in March 1994 Private Placement                      800,000   $
5.00         3/21/97 to 6/21/97
      Outstanding at July 31, 1994                              800,000
5.00         3/21/97 to 6/21/97
      Sold in September 1994 Private Placement                  288,506
5.50         12/9/97 to 12/14/97
      Sold in October 1994 Private Placement                     40,000
5.50               1/21/98
      Sold in September 1995 Private Placement                   47,405
4.00               10/1/98
                                                              ---------
      Outstanding and exercisable at July 31, 1995            1,175,911
4.00 - 5.50     3/21/97 to 10/1/98

      Issued to bank in connection with an
      amendment to the Company's term loan                       10,000
4.19               8/31/97
      Sold in September 1995 Private Placement                    8,540
4.00               10/1/98
      Sold in June 1996 Private Placement                       313,800
7.50         8/29/99 to 9/10/99
                                                              ---------
      Outstanding and exercisable at July 31, 1996            1,508,251
4.00 - 7.50     3/21/97 to 9/10/99

      Exercised                                                 147,450
5.00         3/21/97 to 6/21/97
      Expired                                                   652,550
5.00         3/21/97 to 6/21/97
                                                              ---------
      Outstanding and exercisable at July 31, 1997              708,251
4.00 - 7.50     12/9/97 to 9/10/99

      Sold in February 1998 Private Placement                 1,168,575
2.50               5/19/01

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Common Stock Warrants, (Continued)

Exercise
                                                               Warrants
Price               Expiration
                                                               --------
-----               ----------
      Issued to the Placement Agent in
      connection with the February 1998
      Private Placement (see note 6)                            350,574
2.20 - 2.50           5/19/01
      Exercised                                                   4,950
2.20 - 2.50           5/19/01
      Expired                                                   338,506
4.19 - 5.50     8/31/97 to 1/21/98
                                                              ---------
      Outstanding and exercisable at July 31, 1998            1,883,944
2.20 - 7.50     10/1/98 to 5/19/01

      Expired                                                    55,945
4.00               10/1/98
                                                              ---------
      Outstanding and exercisable at July 31, 1999            1,827,999
2.20 - 7.50     10/1/98 to 5/19/01


      Sold in February 2000 Private Placement                   875,000
1.03 - 4.55     5/28/03 to 5/28/05
      Expired                                                   313,800
7.50         8/30/99 to 9/11/99
                                                              ---------
      Outstanding and exercisable at July 31, 2000            2,389,199
1.03 - 4.55     5/19/01 to 5/28/05
                                                              =========
===========


(8)   Stock Options

      1993 Stock Option Plan

      The Company's stockholders approved the 1993 stock option plan totaling 3,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      1997 Stock Option Plan

      The Company's stockholders approved the 1997 stock option plan totaling 2,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)   Stock Options, (Continued)

      The following table summarizes stock option activity for the period August 1, 1994 to July 31, 2000:


           Weighted Average
                                                     Shares Available
Number of     Exercise Price Per
                                                        for Grant
Shares            Share
                                                        ---------
------            -----
       Balance August 1, 1994                             1,926,841
5,935,337     $   3.76
            Granted                                        (818,850)
818,850         2.60
            Exercised
            Canceled
(185,000)        2.36
       Balance July 31, 1995
(1,897,500)        4.30

-----------
            Granted                                       1,107,991
4,671,687         3.39
            Exercised                                      (296,205)
296,205         3.99
            Canceled                                          --
(656,334)        2.92
       Balance July 31, 1996                                  6,500
(235,333)        4.89
                                                          ---------
-----------
            1997 Plan                                       818,286
4,076,225         3.43
            Granted                                       2,000,000
 --           --
            Exercised                                      (932,500)
932,500         4.90
            Canceled                                          --
(639,500)        3.82
       Balance July 31, 1997                                484,845
(484,845)        4.70
                                                          ---------
-----------
            Granted                                       2,370,631
3,884,380         3.56
            Canceled                                       (234,333)
234,333         3.31
      Balance July 31, 1998                                  91,100
(91,100)        3.81
                                                          ---------
-----------
            Granted                                       2,227,398
4,027,613         3.54
            Canceled                                       (595,000)
595,000         0.62
      Balance July 31, 1999                                 443,934
(555,737)        3.97
                                                          ---------
-----------
            Granted                                       2,076,332
4,066,876         3.05

            Exercised                                      (827,000)
827,000         0.52
            Canceled                                          -
(95,000)        0.48
       Balance July 31, 2000                                638,395
(1,031,880)        2.73
                                                          ---------
-----------
                                                          1,887,727
3,766,996         2.65
                                                          =========
===========         ====

      The stock options granted in fiscal year ended July 31, 2000 included an aggregate total of 75,000 stock options issued to the Company's outside board of directors and an aggregate total of 350,000 stock options issued to the employees of the Company, which will vest and become exercisable upon FDA approval of ONCONASE(R) for malignant mesothelioma provided that ONCONASE(R) must be approved on or before December 31, 2001, or these options will terminate, and the employees must be actively employed by Alfacell through the date of the approval. Compensation expense, if any, will be determined based on the Company's stock price on the vesting date relative to the options exercise price. The options outstanding at July 31, 2000 will expire between August 4, 2000 and October 18, 2008.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)   Stock Options, (Continued)


      In August 1998, Ms. Shogen and Dr. Mikulski settled, and the court approved the settlement, of a claim brought against them in the United States District Court, District of New Jersey at Newark, New Jersey, by a shareholder under Section 16(b) of the Securities Exchange Act of 1934 for profits alleged to have been realized by Ms. Shogen and Dr. Mikulski in transactions involving the Company's securities in 1988 and 1989. Claims under section 16(b) are for profits calculated under such statute to have been realized for sales and purchases of the Company's securities made within a six month period. In this case the purchases which formed the basis for this claim were issuances of shares of stock to Ms. Shogen and Dr. Mikulski under employment agreements with the Company based upon the Company's achievement of certain milestones. No allegations of fraud were made. Ms. Shogen agreed to pay the Company $91,971.00 and Dr. Mikulski agreed to pay the Company $72,903.00. Such payments are to be made in a form acceptable to the Company whether in cash, shares of the Company's common stock or options to purchase the Company's common stock, with 25% of such payments having been made in August 1998 and the remainder of such amounts payable in three equal installments in August 1999, 2000 and 2001. The initial payments were made by the cancellation of options to purchase 44,999 shares of common stock owned by Ms. Shogen and the cancellation of options to purchase 35,669 shares of common stock owned by Dr. Mikulski. The obligation to make the remaining payments is secured by the pledge to the Company of options to purchase 154,908 and 122,136 shares of common stock by Ms. Shogen and Dr. Mikulski, respectively. In August 1999, Ms. Shogen paid the balance in full by the cancellation of options to purchase 134,995 shares owned by Ms. Shogen and Dr. Mikulski paid an installment equal to one-third of the balance by the cancellation of options to purchase 35,367 shares owned by Dr. Mikulski. In February 2000 Dr. Mikulski paid the balance in full by the cancellation of options to purchase 31,599 shares owned by him.

      On August 31, 1999 the Company entered into a separation agreement and general release with Ms. Gail E. Fraser, former Chief Financial Officer pursuant to which the Company and Ms. Fraser agreed that an aggregate of 395,000 options granted to Ms. Fraser under the 1993 Plan, all of which had vested as of the date of resignation will remain vested and exercisable until December 30, 2000 and an aggregate of 70,000 options granted under the 1993 Plan which had not vested on the date of resignation will be deemed vested as of the date of resignation and will remain exercisable until December 30, 2000. As of July 31, 2000, 90,000 of these options were exercised.

      The weighted-average fair value per option at the date of grant for options granted during the fiscal years 2000, 1999 and 1998 were $0.45, $0.36 and $2.03, respectively. The fair value was estimated using the Black-Scholes options pricing model based on the following assumptions:

                                                      2000                1999
        1998
                                                      ----                ----
        ----
      Expected dividend yield                           0%                  0%
          0%
      Risk-free interest rate                        6.00%               6.00%
       6.00%
      Expected stock price volatility              114.50%              93.99%
      88.15%
      Expected term until exercise (years)            6.37                5.59
        6.17


      Pro forma net loss and loss per share reflecting approximate compensation cost for the fair value of stock options awarded are as follows:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)   Stock Options, (Continued)


                                                                 2000
1999           1998
                                                                 ----
----           ----
       Net Loss:
        As reported                                          $(1,722,298)
$(3,156,636)  $(6,387,506)
        Pro forma                                             (1,956,667)
(3,429,057)   (6,697,066)
       Loss per common share:
        As reported                                          $     (0.10)   $
 (0.18)  $     (0.40)
        Pro forma                                                  (0.12)
 (0.22)        (0.42)

      The pro forma effects on net loss and loss per share for 2000, 1999 and 1998 may not be representative of the pro forma effects in future years since compensation cost is allocated on a straight-line basis over the vesting periods of the grants, which extend beyond the reported years.


      The following table summarizes information concerning options outstanding at July 31, 2000:


                                Options  Outstanding
      Options Exercisable
      -----------------------------------------------------------------------
  -----------------------------
                                             Weighted Average    Weighted
                      Weighted
                                                 Remaining        Average
                       Average
             Range of                          Contractual       Exercise
                      Exercise
         Exercise Prices         Shares       Term (Years)        Price
    Shares              Price
         ---------------         ------       ------------        -----
    ------              -----
        $  0.00 - 1.99          1,148,000        6.17         $    0.51
         487,400    $    0.53
           2.00 - 2.99            204,000        3.08              2.59
         139,000         2.54
           3.00 - 3.99          1,639,318        1.96              3.21
       1,594,318         3.20
           4.00 - 4.99            563,178        1.20              4.29
         541,178         4.27
           5.00 - 5.99            167,500        4.38              5.17
          97,500         5.17
           6.00 - 6.99             45,000        2.42              6.97
          45,000         6.97
           -----------          ---------        ----              ----
       ---------         ----
                                3,766,996
       2,904,396
                                =========
       =========


      Stock option activity prior to adoption of SFAS No. 123 is as follows:

      1981 Non-Qualified Stock Option Plan

      In 1981, the Board of Directors adopted a non-qualified stock option plan and had reserved 300,000 shares for issuance to key employees or consultants. Options were nontransferable and expired if not exercised within five years. Option grants of 60,000 shares expired unexercised by July 31, 1991.

      Non-Qualified Stock Options

      The Board of Directors issued non-qualified stock options which were not part of the 1981 non-qualified stock option plan or the 1989 Stock Plan as follows:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)   Stock Options, (Continued)



Shares       Price Range

------       -----------
              Granted
1,782,000     $ 3.00-3.87
              Exercised
(276,989)      3.00-3.50
              Canceled
(106,000)      3.00-3.50
              Expired
(649,011)      3.00-3.50
              Granted pursuant to conversion of certain liabilities:
                Related party
1,324,014          3.20
                Unrelated party
  73,804          3.20
              Repurchased stock options
(102,807)         3.20

---------
              Balance at July 31, 1994
2,045,011       3.20-3.87

=========       =========



      In connection with certain private placements, the Board of Directors had included in the agreements, options to purchase additional shares of the Company's common stock as follows:


  Shares     Price Range

  ------     -----------

              Granted (42,167 options were repriced and extended
  894,887   $ 2.50-7.00
                  as described in note 8)
              Exercised
  (81,000)    3.97-6.50
              Expired
 (201,720)    3.97-6.50

 --------
              Balance at July 31, 1994
  612,167     2.50-7.00

  =======     =========

      1989 Stock Plan

      On February 14, 1989, the Company adopted the Alfacell Corporation 1989 Stock Plan (the "1989 Stock Plan"), pursuant to which the Board of Directors could issue awards, options and grants. The maximum number of shares of common stock that could have been issued pursuant to the option plan was 2,000,000.

      No more options are being granted pursuant to this plan. The per share option exercise price was determined by the Board of Directors. All options and shares issued upon exercise were nontransferable and forfeitable in the event employment was terminated within two years of the date of hire. In the event the option was exercised and said shares were forfeited, the Company would return to the optionee the lesser of the current market value of the securities or the exercise price paid.

      The stock option activity is as follows:

                                                       Shares      Price Range
                                                       ------      -----------

                  Granted, February 14, 1989          3,460,000   $  3.50-5.00
                  Options issued in connection
                  with share purchase                    36,365         2.75

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)   Stock Options, (Continued)                       Shares       Price Range
                                                       ------       -----------
                  Expired                            (1,911,365)      2.75-5.00
                  Canceled                              (10,000)         5.00
                                                      ---------
                  Balance at July 31, 1994            1,575,000      3.50-5.00
                                                      =========      =========

      As of fiscal year ended July 31, 1994, 1,703,159 options were granted under the 1993 stock option plan.

(9)   Stock Grant and Compensation Plans

      The Company had adopted a stock grant program effective September 1, 1981, and pursuant to said plan, had reserved 375,000 shares of its common stock for issuance to key employees. The stock grant program was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the grant plan. The following stock transactions occurred under the Company's stock grant program:

                  Year                                        Amount
                  ended                        Fair             of
                July 31,       Shares          Value       Compensation
                --------       ------          -----       ------------

                  1983         20,000   $      5.50          $110,000
                  1984         19,750          5.125          101,219
                  1985         48,332       5.125-15.00       478,105
                  1986         11,250       5.125-15.00       107,032
                  1988         19,000          3.50             6,500
                               ======          ====             =====

      On January 26, 1984, the Company adopted a stock bonus plan for directors and consultants. The plan was amended on October 6, 1986, to reserve 500,000 shares for issuance under the plan and to clarify a requirement that stock issued under the Plan could not be transferred until three years after the date of the grant. The stock bonus plan for directors and consultants was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the stock bonus plan for directors and consultants. The following stock transactions occurred under the Company's stock bonus plan:

              Year                                                   Amount
             ended                              Fair                   of
            July 31,           Shares           Value             Compensation
            --------           ------           -----             ------------

              1984             130,250   $    2.50-3.88               $385,917
              1985              99,163       3.50-15.00                879,478
              1985             (42,500)         2.50                  (105,825)*
              1986              15,394       9.65-15.00                215,400
              1987               5,000          15.00                   75,000
                                 =====          =====                   ======

      * Shares granted in 1984 were renegotiated in 1985 and canceled as a result of the recipient's termination.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(9)   Stock Grant and Compensation Plans, (Continued)

      1989 Stock Plan

      Under the 1989 Stock Plan, one million shares of the Company's common stock were reserved for issuance as awards to employees. The 1989 Stock Plan also provides for the granting of options to purchase common stock of the Company (see note 8). In addition, the 1989 Stock Plan provided for the issuance of 1,000,000 shares of the Company's common stock as grants. To be eligible for a grant, grantees must have made substantial contributions and shown loyal dedication to the Company.

      Awards and grants were authorized under the 1989 Stock Plan during the following fiscal years:

              Year ended                                         Amount of
               July 31,             Shares      Fair Value      Compensation
               --------             ------      ----------      ------------

                 1989                30,000       $5.00           $150,000
                 1990                56,000        6.00            336,000
                 1991               119,000        4.00            476,000
                 1992               104,000        2.75            286,000
                 1993               117,000        2.00            234,000
                 1994                 5,000        3.00             15,000
                                    =======       =====           ========


      Compensation expense is recorded for the fair value of all stock awards and grants over the vesting period. The 1994 stock award was immediately vested. There were no stock awards in fiscal 2000, 1999 or 1998.


(10)  Income Taxes

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for all years in which the temporary differences are expected to reverse.


      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. Approximately $2.4 million of the Company's tax benefits were approved for sale by the state in December 1999, of which approximately $1 million was allocated to be sold between July 1, 1999 and June 30, 2000. In December 1999, the Company received $755,854 from the sale of $1 million of its tax benefits. The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1.4 million between July 1, 2000 and June 30, 2001, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.

      At July 31, 2000 and 1999, the tax effects of temporary differences that give rise to the deferred tax assets are as follows:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(10)  Income Taxes, (Continued)


                                                                         2000
          1999
                                                                         ----
          ----
           Deferred tax assets:
                 Excess of book over tax depreciation                 $
72,248    $     37,035
                 Accrued expenses
171,916         311,458
                 Federal and state net operating loss carryforwards
14,838,624      15,227,316
                 Research and experimentation and investment tax
                     credit carry forwards
922,785         843,418

-----------     -----------
           Total gross deferred tax assets
16,005,573      16,419,227
           Valuation allowance
(16,005,573)    (16,419,227)

-----------     -----------
           Net deferred tax assets                                     $      --
      $      --


      A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.


      At July 31, 2000, the Company has federal net operating loss carryforwards of approximately $39,920,910 that expire in the years 2001 to 2020. The Company also has investment tax credit carryforwards of $26,867 and research and experimentation tax credit carryforwards of $818,308 that expire in the years 2001 to 2020. Ultimate utilization/availability of such net operating losses and credits may be significantly curtailed if a significant change in ownership occurs in accordance with the provisions of the Tax Reform Act of 1986.


(11)  Other Financial Information

      Accrued expenses as of July 31, consist of the following:


                                                    2000            999
                                                    ----            ---

                 Payroll and payroll taxes       $  34,926      $  50,160
                 Professional fees                  43,000         28,000
                 Clinical trial grants             308,070        683,515
                 Other                              25,851         16,975
                                                 ---------      ---------
                                                 $ 411,847      $ 778,650
                                                 =========      =========


      Other current assets as of July 31, consist of the following:


                                                   2000            1999
                                                   ----            ----

                 Insurance                       $ 15,963       $  65,330
                 NIH research                        --            14,579
                 Other                             12,654           7,399
                                                 --------       ---------
                                                 $ 28,617       $  87,308
                                                 ========       =========

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(12)  Commitments and Contingencies

      On July 23, 1991, the Board of Directors authorized the Company to pay to the Chief Executive Officer of the Company an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE, or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company is the owner or co-owner of the patents, or acquires such rights in the future, for a period not to exceed the life of the patent. If the Company manufactures and markets its own drugs, then the Company will pay to the Chief Executive Officer an amount equal to 5% of gross sales from any products sold during the life of the patents. In addition, the agreement provides for a reduction of any indebtedness to the Chief Executive Officer in the amount of $200,000 upon the Company entering into a licensing agreement for its principal product.

      The Company has product liability insurance coverage in the amount of $6,000,000 for clinical trials. No product liability claims have been filed against the Company. If a claim arises and the Company is found liable in an amount that significantly exceeds the policy limits, it may have a material adverse effect upon the financial condition of the Company.

(13)  Research and Development Agreement

      In November 1992, the Company entered into a CRADA with the NIH. In accordance with this CRADA, the NIH will perform research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in July 31, 1999, the Company was obligated to pay approximately $5,300 per month to the NIH. Total research and development expenses under this arrangement amounted to $64,000 for the years ended July 31, 1999 and 1998.


      In August 1995, the Company entered into a CRADA with the NCI. In accordance with this CRADA, the NCI will perform research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in August 1999, the Company was obligated to pay approximately $5,200 per month to the NCI. In September 1999, this research and development agreement was amended to expire in August 2000 and in June 2000 the expiration was extended to expire in August 2001. Both extensions were without additional cost for the Company. Total research and development expenses under this arrangement amounted to $5,200, $62,400 and $60,400 for the fiscal years ended July 31, 2000, 1999 and 1998, respectively.


(14)  401 (K) Savings Plan


      Effective October 1, 1998, the Company adopted a 401(K) Savings Plan (the "Plan"). Qualified employees may participate by contributing up to 6% of their gross earnings to the Plan subject to certain Internal Revenue Service restrictions. The Company will match an amount equal to 50% of the first 6% of each participant's contribution. The Company's contribution is subject to a vesting schedule of 0%, 25%, 50%, 75% and 100% for employment of less than one year, one year, two years, three years and four years, respectively, except for existing employees which

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      vesting schedule was based from the date the Plan was adopted. For the fiscal years ended July 31, 2000 and 1999, the Company's contribution to the Plan amounted to $21,714 and $16,052, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                                 April 30, 2001
                                  (Unaudited)



April 30, 2001

--------------
ASSETS

Current assets:
     Cash and cash equivalents ............................................   $
  359,767
     Other assets .........................................................
   38,704

------------
         Total current assets .............................................
  398,471
Property and equipment, net of accumulated depreciation and amortization of
  $1,063,346 at April 30, 2001 ............................................
   85,631
Other assets ..............................................................
   59,867

------------
         Total assets .....................................................   $
  543,969

============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
     Current portion of long-term debt ....................................   $
    7,100
     Note payable - convertible debt - related party, less debt discount of $78,330 .......................................................
  218,670
     Note payable - convertible debt - unrelated party, less debt discount of $15,325 .......................................................
   54,668
     Accounts payable .....................................................
  349,265
     Accrued expenses .....................................................
  474,261

------------
         Total current liabilities ........................................
1,103,964
Long-term debt, less current portion ......................................
   25,896

------------
         Total liabilities ................................................
1,129,860

------------
Commitments and contingencies

Stockholders' equity (deficiency):
     Preferred stock, $.001 par value .....................................
         Authorized and unissued, 1,000,000 shares ..at April 30, 2001 ....
     --
     Common stock $.001 par value .........................................
         Authorized 40,000,000 shares at April 30, 2001
         Issued and outstanding 18,942,246 shares at April 30, 2001 .......
   18,942
     Capital in excess of par value .......................................
57,382,825
     Common stock to be issued, 222,222 shares at April 30, 2001 ..........
  200,000
     Deficit accumulated during development stage .........................
(58,187,658)

------------
         Total stockholders' equity (deficiency) ..........................
 (585,891)

------------
         Total liabilities and stockholders' equity (deficiency) ..........   $
  543,969

============


See accompanying notes to unaudited financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                   Nine months ended April 30, 2001 and 2000,
                       and the Period from August 24, 1981
                      (Date of Inception) to April 30, 2001

                                   (Unaudited)


                                      August 24, 1981           Nine Months
ended
                                  (Date of Inception) to         April 30,
                                       April 30, 2001         2001
2000
                                       --------------         ----
----
REVENUE:
     Sales                           $    553,489         $       --      $
 --

     Investment                         1,367,383                8,219
39,206
     Other income                          60,103                 --
 --
                                     ------------         ------------
------------
     TOTAL REVENUE                      1,980,975                8,219
39,206

COSTS AND EXPENSES:
     Costs of sales                       336,495                 --
 --
     Research and development          37,372,909            1,404,552
1,767,128
     General and administrative        20,678,888              519,240
443,479
     Interest:
        Related parties                 1,066,070               32,110
 --
        Others                          1,921,520               14,791
2,600
                                     ------------         ------------
------------
TOTAL COSTS AND EXPENSES               61,375,882            1,970,693
2,213,207
                                     ------------         ------------
------------

NET LOSS BEFORE STATE TAX
BENEFIT                              $(59,394,907)        $ (1,962,474)   $
(2,174,001)

STATE TAX BENEFIT                       1,207,249              451,395
755,854
                                     ------------         ------------
------------

NET LOSS                             $(58,187,658)        $ (1,511,079)   $
(1,418,147)
                                     ============         ============
============

     Loss per basic and diluted
     common share                    $      (6.99)        $       (.08)   $
 (.08)
                                     ============         ============
============

Weighted average number of
     shares outstanding                 8,320,015           18,802,114
17,603,454
                                     ============         ============
============



See accompanying notes to unaudited financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                   Nine months ended April 30, 2001 and 2000,
                       and the Period from August 24, 1981
                      (Date of Inception) to April 30, 2001

                                   (Unaudited)


                                                                  Nine Months
ended          August 24, 1981
                                                                       April 30,
         (Date of Inception) to
                                                                 2001
2000         April 30, 2001
                                                             ------------
------------     --------------
Cash flows from operating activities:
Net Loss                                                     $ (1,511,079)   $
(1,418,147)   $(58,187,658)
Adjustments to reconcile net loss to
  net cash used in operating activities:
 Gain on sale of marketable securities                               --
    --           (25,963)
 Depreciation and amortization                                     56,538
  71,227       1,474,381
 Loss on disposal of property and equipment                          --
    --            18,926
 Noncash operating expenses                                       168,360
 112,459       5,687,744
 Amortization of deferred compensation                               --
    --        11,442,000
 Amortization of organization costs                                  --
    --             4,590
Changes in assets and liabilities:
 Increase in other current assets                                 (10,087)
 (19,145)        (98,571)
 Decrease in other assets                                            --
    --            36,184
 Increase in interest payable, related party                         --
    --           744,539
 Increase in accounts payable                                     188,507
 152,690         645,375
 Increase in accrued payroll and expenses, related parties           --
    --         2,348,145
 Increase (decrease) in accrued expenses                           62,415
 (35,810)      1,015,774
                                                             ------------
------------    ------------
Net cash used in operating activities                          (1,045,346)
(1,136,726)    (34,894,534)
                                                             ------------
------------    ------------
Cash flows from investing activities:
  Purchase of marketable equity securities                           --
    --          (290,420)
  Proceeds from sale of marketable equity securities                 --
    --           316,383
  Purchase of property and equipment                                 --
    --        (1,406,836)
  Patent costs                                                       --
    --           (97,841)
                                                             ------------
------------    ------------
     Net cash used in investing activities                           --
    --        (1,478,714)
                                                             ============
============    ============

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS, Continued

                   Nine months ended April 30, 2001 and 2000,
                       and the Period from August 24, 1981
                      (Date of Inception) to April 30, 2001

                                   (Unaudited)



Nine Months Ended                   August 24, 1981

  April 30,                 (Date of Inception) to

2001               2000               April 30, 2001

------------       ------------           --------------
Cash flows from financing activities:
  Proceeds from short-term borrowings                                    $
--         $       --             $    849,500
  Payment of short-term borrowings
--                 --                 (623,500)
  Increase in loans payable - related party, net
--                 --                2,628,868
  Proceeds from bank debt and other long-term debt, net of
     deferred debt costs
--                 --                2,452,460
  Reduction of bank debt and long-term debt
(4,329)            (6,263)            (2,933,572)
  Proceeds from issuance of common stock, net
501,274            613,653             27,855,013
  Proceeds from exercise of stock options and warrants, net
83,730             41,337              5,590,253
  Proceeds from issuance of convertible debentures
--                 --                  347,000
  Proceeds from issuance of convertible debt - related party
297,000               --                  297,000
  Proceeds from issuance of convertible debt - unrelated party
69,993               --                   69,993
  Proceeds from common stock to be issued
200,000               --                  200,000

------------       ------------           ------------
     Net cash provided by financing activities
1,147,668            648,727             36,733,015

------------       ------------           ------------
     Net increase (decrease) in cash and cash equivalents
102,322           (487,999)               359,767
Cash and cash equivalents at beginning of period
257,445          1,383,133                   --

------------       ------------           ------------
Cash and cash equivalents at end of period                               $
359,767       $    895,134           $    359,767

------------       ------------           ------------
Supplemental disclosure of cash flow information -
  interest paid                                                          $
6,763       $      2,600           $  1,660,476

------------       ------------           ------------
Noncash financing activities:
  Issuance of convertible subordinated
     debenture for loan payable to officer                               $
--         $       --             $  2,725,000

============       ============           ============
  Issuance of common stock upon the conversion of
     convertible subordinated debentures, related party                  $
--         $       --             $  2,945,000

============       ============           ============
  Conversion of short-term borrowings to common stock                    $
--         $       --             $    226,000

============       ============           ============
  Conversion of accrued interest, payroll and expenses by
     related parties to stock options                                    $
--         $       --             $  3,194,969

============       ============           ============
  Repurchase of stock options from related party                         $
--         $       --             $   (198,417)

============       ============           ============
  Conversion of accrued interest to stock options                        $
--         $       --             $    142,441

============       ============           ============
  Conversion of accounts payable to common stock                         $
10,030       $     92,184           $    296,200

============       ============           ============
  Conversion of notes payable, bank and accrued interest to
     long-term debt                                                      $
--         $       --             $  1,699,072

============       ============           ============
  Conversion of loans and interest payable, related party
     and accrued payroll and expenses, related parties to
     long-term accrued payroll and other, related party                  $
--         $       --             $  1,863,514

============       ============           ============
  Issuance of common stock upon the conversion of
     convertible subordinated debentures, other                          $
--         $       --             $    127,000

============       ============           ============
  Issuance of common stock for services rendered                         $
--         $       --             $      2,460

============       ============           ============


See accompanying notes to unaudited financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


1.    ORGANIZATION AND BASIS OF PRESENTATION


      In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of April 30, 2001 and the results of operations for the nine month periods ended April 30, 2001 and 2000 and the period from August 24, 1981 (date of inception) to April 30, 2001. The results of operations for the nine months ended April 30, 2001 are not necessarily indicative of the results to be expected for the full year.


      The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.


      Effective August 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, or SFAS 130, Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. The net loss of $1,511,000 and $1,418,000, recorded for the nine months ended April 30, 2001 and 2000, respectively, is equal to the comprehensive loss for those periods.

      The Company has reported net losses since its inception. Also, the Company has limited liquid resources. The report of the Company's independent auditors on the Company's July 31, 2000 financial statements included an explanatory paragraph which states that the Company's recurring losses, working capital deficit and limited liquid resources raise substantial doubt about the Company's ability to continue as a going concern. The financial statements at July 31, 2000 or April 30, 2001 do not include any adjustments that might result from the outcome of this uncertainty.

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R) and its ability to realize the full potential of its technology and its drug candidates. Such additional funds may not become available as needed or be available on acceptable terms. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Additionally, the Company has raised capital through the sale of its tax benefits. The Company believes that its cash and cash equivalents as of April 30, 2001 will be sufficient to meet its anticipated cash needs through fiscal year ending July 31, 2001. However, until the Company's operations generate significant revenues, the Company will continue to fund its operations from cash on hand and through the sources of capital previously described.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                NOTES TO UNAUDITED FINANCIAL STATEMENTS, CONTINUED

2.    EARNINGS (LOSS) PER COMMON SHARE


      "Basic" earnings (loss) per common share equals net income (loss) divided by weighted average common shares outstanding during the period. "Diluted" earnings (loss) per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents. The Company's Basic and Diluted per share amounts are the same since the assumed exercise of stock options and warrants are all anti-dilutive. The amount of options and warrants excluded from the calculation was 5,604,599 and 6,180,945 at April 30, 2001 and 2000,
      respectively.

3.    NOTE PAYABLE - CONVERTIBLE DEBT

      In April 2001, the Company entered into a non-interest bearing convertible note payable with certain related and unrelated parties in the aggregate amount of $366,993. The note is due within ninety (90) days unless the lenders elect to exercise an option to convert the note into Alfacell common stock, par value $.001 per share, at a conversion price of $0.90 per share (the estimated fair market value of the stock on the loan date). In addition, upon conversion, the lender would receive a three-year warrant for each share of converted Alfacell common stock at an exercise price of $2.50 per share that will expire on July 7, 2004. The estimated value of the warrant determined using Black Scholes has been treated as a debt discount which will accrete as interest expense over the ninety day note term.

4.    CAPITAL STOCK

      In August 2000, the Company issued 11,800 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $10,030 was charged to operations.

      In August and September 2000, the Company sold an aggregate of 333,332 shares of common stock to private investors at a price of $1.50 per share resulting in net proceeds of $501,000 to the Company. In addition, the private investors were granted five-year warrants to purchase an aggregate of 166,666 shares of common stock at a per share exercise price of $3.00.

      In September 2000, the Company issued 40,000 shares of common stock upon the exercise of stock options by a related party resulting in gross proceeds of $16,100 to the Company.

      In January 2001, the Company issued 70,000 shares of common stock upon the exercise of stock options by related parties resulting in gross proceeds of $30,500 to the Company.

      In March 2001, the Company issued 55,555 shares of common stock upon the exercise of stock options by a related party resulting in gross proceeds of $37,100 to the Company.

      In April 2001, the Company issued 50,000 five-year stock options to a director as payment for non-board related services over the past 18 months. These options vested immediately and have an

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                NOTES TO UNAUDITED FINANCIAL STATEMENTS, CONTINUED

4.    CAPITAL STOCK, Continued


      exercise price of $0.90 per share. The Company recorded general and administrative expense of $31,600 which was the fair market value of the options on the date of issuance. In addition, the director will receive a contingent award of 50,000 shares of the Company's common stock should the Company complete a strategic partnership or receive an investment from the prospective partner or one of its affiliates.

      In April 2001, the Company sold 222,222 shares of common stock to a private investor at a price of $0.90 per share resulting in gross proceeds of $200,000 to the Company. In addition, the private investor was granted three-year warrants to purchase an aggregate of 222,222 shares of common stock at a per share exercise price of $2.50 that will expire on July 7, 2004. The stock certificate for the shares will be issued in June 2001.


5.    SALE OF NET OPERATING LOSSES


      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2001 (July 1, 2000 to June 30, 2001), the Company has $1,774,000 total available tax benefits of which $602,000 was allocated to be sold between July 1, 2000 and June 30, 2001. In December 2000, the Company received $451,000 from the sale of its allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2000. The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1,172,000 between July 1, 2001 and June 30, 2002, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.